Filed Pursuant to Rule 424(b)(2)
Registration No. 333-149075

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 4, 2011)

$650,000,000

CarMax Auto Owner Trust 2011-1

Issuing Entity

	Initial Principal Amount	Interest Rate	Final Scheduled Payment Date
Class A-1 Asset Backed Notes	$128,000,000	0.33394%	March 15, 2012
Class A-2 Asset Backed Notes	$147,000,000	0.72%	November 15, 2013
Class A-3 Asset Backed Notes	$225,000,000	1.29%	September 15, 2015
Class A-4 Asset Backed Notes	$110,050,000	2.16%	September 15, 2016
Class B Asset Backed Notes	$15,900,000	2.63%	November 15, 2016
Class C Asset Backed Notes	$15,900,000	2.83%	February 15, 2017
Class D Asset Backed Notes	$8,150,000	3.62%	August 15, 2017

CarMax Business Services, LLC Sponsor and Servicer CarMax Auto Funding LLC Depositor

You should carefully read the risk factors beginning on page S-14 of this prospectus supplement and on page 6 of the prospectus.

The notes are asset backed securities. The notes will be obligations of the issuing entity only and will not be obligations of or interests in CarMax, Inc., CarMax Business Services, LLC, CarMax Auto Funding LLC or any of their affiliates. Neither the notes nor the receivables are insured or guaranteed by any government agency.

This prospectus supplement may be used to offer and sell the offered notes only if accompanied by the prospectus.

The following classes of notes are offered pursuant to this prospectus supplement.

	Price		Underwriting Discounts		Net Proceeds to the Depositor
Class A-1 Asset Backed Notes	$128,000,000	(100.00000%)	$128,000	(0.100%)	$127,872,000	(99.90000%)
Class A-2 Asset Backed Notes	$146,998,589	(99.99904%)	$323,400	(0.220%)	$146,675,189	(99.77904%)
Class A-3 Asset Backed Notes	$224,953,200	(99.97920%)	$517,500	(0.230%)	$224,435,700	(99.74920%)
Class A-4 Asset Backed Notes	$110,022,443	(99.97496%)	$341,155	(0.310%)	$109,681,288	(99.66496%)
Class B Asset Backed Notes	$15,894,912	(99.96800%)	$63,600	(0.400%)	$15,831,312	(99.56800%)
Class C Asset Backed Notes	$15,896,291	(99.97667%)	$79,500	(0.500%)	$15,816,791	(99.47667%)
Class D Asset Backed Notes	$8,148,336	(99.97958%)	$48,900	(0.600%)	$8,099,436	(99.37958%)
Total	$649,913,771		$1,502,055		$648,411,716

(1)	The net proceeds to the depositor exclude expenses, estimated at $750,000.

The notes are payable solely from the assets of the issuing entity, which consist primarily of a pool of motor vehicle retail installment sale contracts.

The trust will pay interest and principal on the notes monthly on the 15th day of each month or, if the 15th day is not a business day, on the next business day, beginning April 15, 2011. The price of the notes will also include accrued interest, if any, from the date of initial issuance.

The trust generally will pay principal sequentially to each class of notes in order of seniority (starting with the class A-1 notes) until each class is paid in full.

The credit enhancement for the notes will be subordination, overcollateralization, a reserve account and excess collections on the receivables.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Delivery of the notes, in book-entry form only, will be made through The Depository Trust Company against payment in immediately available funds, on or about March 17, 2011.

Joint Bookrunners of the Class A, B, C and D Notes

BofA Merrill Lynch		J.P. Morgan

Co-Managers of the Class A Notes
Barclays Capital	RBC Capital Markets	Wells Fargo Securities

The date of this Prospectus Supplement is March 9, 2011.

READING THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

This prospectus supplement and the prospectus provide information about the issuing entity, CarMax Auto Owner Trust 2011-1, and the terms and conditions that apply to the Notes to be issued by the issuing entity. We provide information in two documents that offer varying levels of detail:

Prospectus—provides general information, some of which may not apply to the Notes.

Prospectus Supplement—provides specific information about the terms of the Notes.

We suggest you read this prospectus supplement and the prospectus in their entirety. The prospectus supplement pages begin with “S”. If the information in this prospectus supplement varies from the information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

We include cross-references to sections in these documents where you can find further related discussions. Refer to the Table of Contents in this prospectus supplement and in the prospectus to locate the referenced sections.

You should rely only on information on the Notes provided in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

FORWARD-LOOKING STATEMENTS

Any projections, expectations and estimates contained in this prospectus supplement are not purely historical in nature but are forward-looking statements based upon information and certain assumptions CarMax Business Services and the Depositor consider reasonable, are subject to uncertainties as to circumstances and events that have not as yet taken place and are subject to material variation. Neither CarMax Business Services nor the Depositor has any obligation to update or otherwise revise any forward-looking statements including changes in economic conditions, portfolio or asset pool performance or other circumstances or developments that may arise after the date of this prospectus supplement.

TRANSACTION OVERVIEW

The following diagram identifies the transaction parties and the principal transaction documents. A form of each of these principal documents has been filed as an exhibit to the registration statement that includes the prospectus.

[1]

The trust agreement will create the trust as a Delaware statutory trust, establish the terms of the certificates, provide for the issuance of the certificates to the depositor, direct how payments are to be made on the certificates, establish the rights of the certificateholders and establish the rights and duties of the owner trustee.

[2]

The receivables purchase agreement will transfer the receivables from the sponsor to the depositor, contain representations and warranties of the sponsor concerning the receivables and require the sponsor to repurchase receivables as to which certain representations and warranties are breached.

[3]

The sale and servicing agreement will transfer the receivables from the depositor to the trust, contain representations and warranties of the depositor concerning the receivables, require the depositor to repurchase receivables as to which certain representations and warranties are breached, appoint the servicer and the backup servicer, establish the rights and duties of the servicer and the backup servicer, require the servicer to purchase receivables as to which certain servicing covenants are breached and provide for compensation of the servicer and the backup servicer.

[4]	The underwriting agreement will provide for the sale of the offered notes by the depositor to the underwriters and the offer of the offered notes by the underwriters to investors.

[5]

The indenture will provide for the pledge of the receivables by the trust to the indenture trustee, establish the terms of the notes, provide for the issuance of the notes to the depositor, direct how payments are to be made on the notes, establish the rights of the noteholders and establish the rights and duties of the indenture trustee.

SUMMARY OF THE NOTES AND THE TRANSACTION STRUCTURE

This summary describes the main terms of the notes and this securitization transaction. This summary does not contain all of the information that may be important to you. To fully understand the terms of the notes and this securitization transaction, you will need to read both this prospectus supplement and the attached prospectus in their entirety.

Transaction Overview

CarMax Business Services, LLC will sell to CarMax Auto Funding LLC a pool of receivables consisting of motor vehicle retail installment sale contracts originated by certain affiliates of CarMax Business Services. CarMax Funding will sell the receivables to the trust in exchange for the notes and the certificates. CarMax Funding will use the net proceeds from the sale of the offered notes to pay CarMax Business Services for the receivables. The trust will rely upon collections on or in respect of the receivables and the funds on deposit in certain accounts to make payments on the notes. The trust will be solely liable for the payment of the notes. The notes will be obligations of the trust secured by the assets of the trust. The notes will not represent interests in or obligations of CarMax, Inc., CarMax Business Services, CarMax Funding or any other person or entity other than the trust. Neither the notes nor the receivables are insured or guaranteed by any government agency.

Transaction Parties

Sponsor and Servicer

CarMax Business Services, LLC is the sponsor of this securitization transaction and will service the receivables on behalf of the trust. CarMax Business Services’s principal executive offices are located at 12800 Tuckahoe Creek Parkway, Richmond, Virginia 23238, and its telephone number is (804) 747-0422.

Depositor and Seller

CarMax Auto Funding LLC will be the depositor for this securitization transaction. CarMax Funding’s principal executive offices are located at 12800 Tuckahoe Creek Parkway, Suite 400, Richmond, Virginia 23238, and its telephone number is (804) 935-4512.

Issuing Entity or Trust

CarMax Auto Owner Trust 2011-1 will be the issuing entity for this securitization transaction. The trust will be governed by an amended and restated trust agreement, dated as of March 1, 2011, among CarMax Funding, BNY Mellon Trust of Delaware, as Delaware trustee, and The Bank of New York Mellon, as owner trustee.

Administrator

CarMax Business Services will act as administrator of the trust.

Owner Trustee

The Bank of New York Mellon will act as owner trustee of the trust.

Delaware Trustee

BNY Mellon Trust of Delaware will act as Delaware trustee of the trust.

Indenture Trustee and Backup Servicer

Wells Fargo Bank, National Association will act as indenture trustee with respect to the notes and will act as backup servicer pursuant to the sale and servicing agreement.

Terms of the Notes

The following classes of notes are being offered by this prospectus supplement:

Note Class	Aggregate Principal Amount	Interest Rate Per Annum
A-1	$128,000,000	0.33394%
A-2	$147,000,000	0.72%
A-3	$225,000,000	1.29%
A-4	$110,050,000	2.16%
B	$15,900,000	2.63%
C	$15,900,000	2.83%
D	$8,150,000	3.62%

The notes will represent obligations of the trust secured by the assets of the trust. Each class of notes with a lower alphabetical designation will be subordinated to each other class of notes with a higher alphabetical designation (i.e., A is higher than B, B is higher than C and C is higher than D). The notes will bear interest at the rates set forth above and calculated in the manner described below under “Interest Accrual”.

Terms of the Certificates

The trust will issue the CarMax Auto Owner Trust 2011-1 certificates to CarMax Funding. The certificates are not being offered by this prospectus supplement. The certificates will not bear interest and all payments in respect of the certificates will be subordinated to payments on the notes. The certificates generally will evidence the residual interest in the trust and the right to receive any excess amounts not needed on any distribution date to pay the servicing fee and certain expenses of the servicer, make required payments on the notes or make deposits into the reserve account.

Investment in the Notes

There are material risks associated with an investment in the notes.

For a discussion of the risks that should be considered in deciding whether to purchase any of the notes, see “Risk Factors” in this prospectus supplement and in the prospectus.

Statistical Calculation Date

The statistical calculation date is the close of business on January 31, 2011. This is the date used in preparing the statistical information presented in this prospectus supplement. As of this date, the aggregate outstanding principal balance of the receivables was $650,000,013.05. The receivables transferred to the trust on the closing date will have an aggregate principal balance of not less than $650,000,000 as of the cutoff date.

Cutoff Date

The cutoff date is the close of business on or about February 28, 2011.

Closing Date

The closing date will be on or about March 17, 2011.

Distribution Dates

The 15th day of each month (or, if the 15th day is not a business day, the next succeeding business day). The first distribution date will be April 15, 2011.

Record Dates

On each distribution date, the trust will make payments to the holders of the notes as of the related record date. The record dates will be the business day preceding each distribution date or, if the notes have been issued in fully registered, certificated form, the last business day of the preceding month.

Minimum Denominations

The notes will be issued in minimum denominations of $5,000 and integral multiples of $1,000 in excess of $5,000, except that notes in respect of which the issue proceeds are to be received by the trust in the United Kingdom and which have a maturity of less than one year from the closing date will only be issued if:

•	the denomination of each such note is not less than £100,000 or an equivalent amount in United States dollars; and

•	such notes are issued to a limited class of professional investors.

For a more detailed description of the offer and sale of the notes, see “Underwriting” in this prospectus supplement.

Interest Rates

The trust will pay interest on each class of notes at the rate specified above under “Terms of the Notes”.

Interest Accrual

Class A-1 Notes

“Actual/360”, accrued from and including the prior distribution date (or from and including the closing date, in the case of the first distribution date) to but excluding the current distribution date.

Notes Other Than Class A-1 Notes

“30/360”, accrued from and including the 15th day of the prior month (or from and including the closing date, in the case of the first distribution date) to but excluding the 15th day of the current month (assuming each month has 30 days).

This means that, if there are no outstanding shortfalls in the payment of interest, the interest due on each distribution date will be the product of:

•	the outstanding principal amount of a class of notes;

•	the interest rate of that class of notes; and

(i)	in the case of the class A-1 notes, the actual number of days in the interest period divided by 360; or

(ii)	in the case of the other classes of notes, 30 (or, in the case of the first distribution date, assuming a closing date of March 17, 2011, 28) divided by 360.

Interest Payments

On each distribution date, the trust will not pay interest to a class of notes until all interest due on that distribution date to any class of notes with a higher alphabetical designation has been paid in full. In addition, if the notes have not been accelerated following the occurrence of an event of default under the indenture, the trust will not pay interest to a class of notes until certain principal payments have been made to each class of notes with a higher alphabetical designation. If the notes have been accelerated following the occurrence of certain events of default under the indenture, the trust will not pay interest to a class of notes until each class of notes with a higher alphabetical designation has been paid in full.

On each distribution date, the trust will pay interest to the class A notes without regard to numerical designation. If the amount available on any distribution date to pay interest on the class A notes is less than the interest due on the class A notes on that distribution date, the trust will pay the available amount to the class A notes pro rata (based on the aggregate amount of interest due on each class of class A notes).

For a more detailed description of the payment of interest, see “Description of the Notes—Payments of Interest” and “Application of Available Funds”.

Principal Payments

On each distribution date, unless the notes have been accelerated following the occurrence of an event of default under the indenture, from the amounts allocated to the holders of the notes to pay principal described in clauses (4), (6), (8), (10) and (12) under “—Priority of Distributions (Pre-Acceleration)”, the trust will pay principal of the notes in the following order of priority:

(1)	to the class A-1 notes until they have been paid in full;

(2)	to the class A-2 notes until they have been paid in full;

(3)	to the class A-3 notes until they have been paid in full;

(4)	to the class A-4 notes until they have been paid in full;

(5)	to the class B notes until they have been paid in full;

(6)	to the class C notes until they have been paid in full; and

(7)	to the class D notes until they have been paid in full.

If the notes have been accelerated following the occurrence of an event of default under the indenture, the trust will pay principal of the notes as described in “Application of Available Funds—Priority of Distributions (Post-Acceleration)”.

If not paid earlier, all principal and interest with respect to a class of notes will be payable in full on the final scheduled distribution date for that class. The final scheduled distribution dates for the notes are as follows:

Note Class	Final Scheduled Distribution Date
A-1	March 15, 2012
A-2	November 15, 2013
A-3	September 15, 2015
A-4	September 15, 2016
B	November 15, 2016
C	February 15, 2017
D	August 15, 2017

For a more detailed description of the payment of principal, see “Description of the Notes—Payments of Principal”, “Application of Available Funds” and “The Indenture—Rights Upon Event of Default”.

Priority of Distributions (Pre-Acceleration)

On each distribution date, unless the notes have been accelerated following the occurrence of an event of default under the indenture, from amounts received on or with respect to the receivables during the related collection period and amounts withdrawn from the reserve account, the trust will pay the following amounts in the following order of priority:

(1)	the servicing fee for the related collection period plus any overdue servicing fees for prior collection periods plus any nonrecoverable servicer advances not previously reimbursed will be paid to the servicer, the backup servicer or any other successor servicer, as applicable;

(2)	the backup servicer fee for the related collection period plus any overdue backup servicer fees for prior collection periods plus any unpaid indemnity amounts due to the backup servicer plus, if the backup servicer has replaced CarMax Business Services as servicer, any unpaid transition expenses due in respect of the transfer of servicing to the backup servicer will be paid to the backup servicer, provided that the aggregate amount of such indemnity amounts and transition expenses paid pursuant to this clause (2) shall not exceed $175,000;

(3)	interest on the class A notes will be paid to the holders of notes of that class;

(4)	principal of the notes in an amount equal to the amount by which the aggregate principal amount of the class A notes exceeds the aggregate outstanding principal balance of the receivables as of the last day of the related collection period will be paid to the holders of notes of that class;

(5)	interest on the class B notes will be paid to the holders of notes of that class;

(6)	principal of the notes in an amount equal to the amount by which the sum of the aggregate principal amount of the class A notes and the class B notes exceeds the aggregate outstanding principal balance of the receivables as of the last day of the related collection period less any amounts allocated to pay principal of the notes under clause (4) above will be paid to the holders of notes of those classes, as applicable;

(7)	interest on the class C notes will be paid to the holders of notes of that class;

(8)	principal of the notes in an amount equal to the amount by which the sum of the aggregate principal amount of the class A notes, the class B notes and the class C notes exceeds the aggregate outstanding principal balance of the receivables as of the last day of the related collection period less any amounts allocated to pay principal of the notes under clauses (4) and (6) above will be paid to the holders of notes of those classes, as applicable;

(9)	interest on the class D notes will be paid to the holders of notes of that class;

(10)	principal of the notes in an amount equal to the amount by which the sum of the aggregate principal amount of the class A notes, the class B notes, the class C notes and the class D notes exceeds the aggregate outstanding principal balance of the receivables as of the last day of the related collection period less any amounts allocated to pay principal of the notes under clauses (4), (6) and (8) above will be paid to the noteholders;

(11)	the amount, if any, necessary to fund the reserve account up to the required amount will be paid to the reserve account;

(12)	principal of the notes in an amount equal to the lesser of the aggregate principal amount of the notes and the amount by which the sum of the aggregate principal amount of the notes and the overcollateralization target amount for that distribution date, described under “—Credit Enhancement—Overcollateralization”, exceeds the aggregate outstanding principal balance of the receivables as of the last day of the related collection period less any amounts allocated to pay principal of the notes under clauses (4), (6), (8) and (10) above will be paid to the noteholders;

(13)

if the backup servicer or any other successor servicer has replaced CarMax Business Services as servicer, any unpaid transition expenses due in respect of the transfer of servicing to the backup servicer that are in excess of the related cap described under clause (2) above plus any unpaid transition expenses due in respect of the transfer of servicing to any other successor servicer plus any additional servicing fees for the related collection period will be paid to the backup servicer or other successor servicer, as applicable;

(14)	any unpaid indemnity amounts due to the backup servicer that are in excess of the related cap described under clause (2) above will be paid to the backup servicer; and

(15)	unless the notes have been accelerated following the occurrence of an event of default under the indenture, any remaining amounts will be paid to the holders of the certificates.

For purposes of these distributions, the principal amount of a class of notes as of any distribution date will be calculated as of the preceding distribution date after giving effect to all payments made on such preceding distribution date, or, in the case of the first distribution date, as of the closing date.

For a more detailed description of the priority of distributions and the allocation of funds on each distribution date prior to acceleration of the notes, see “Application of Available Funds—Priority of Distributions (Pre-Acceleration)”.

Events of Default, Acceleration and Priority of Distributions (Post-Acceleration)

Each of the following will constitute an event of default under the indenture:

•	a default in the payment of interest on any note of the controlling class for five or more business days;

•	a default in the payment of principal of any note on the related final scheduled distribution date;

•	a default in the observance or performance of any other material covenant or agreement of the trust made in the indenture, not cured for a period of 60 days after written notice;

•	any representation or warranty made by the trust having been incorrect in any material respect as of the time made, not cured for a period of 30 days after written notice; and

•	certain events of bankruptcy, insolvency, receivership or liquidation of the trust or its property.

Following the occurrence of an event of default, the indenture trustee or the holders of notes evidencing not less than 51% of the controlling class may accelerate the notes.

If the notes have been accelerated following the occurrence of an event of default under the indenture, the priority of distributions will change as described in “Application of Available Funds—Priority of Distributions (Post-Acceleration)”.

For a more detailed description of events of default and the rights of noteholders, see “Description of the Indenture—Events of Default” and “—Rights Upon Event of Default” in the prospectus and “The Indenture—Rights Upon Event of Default” in this prospectus supplement. For a more detailed description of the priority of distributions and the allocation of funds on each distribution date following acceleration of the notes, see “Application of Available Funds—Priority of Distributions (Post-Acceleration)” in this prospectus supplement.

Credit Enhancement

The credit enhancement for the notes generally will include the following:

Subordination of the Class B Notes, the Class C Notes and the Class D Notes

The class B notes, the class C notes and the class D notes will be subordinated with respect to each class of notes with a higher alphabetical designation. On each distribution date:

•

no interest will be paid on any such class of notes until all interest due on each class of notes with a higher alphabetical designation has been paid in full through the related interest period, including, to the extent lawful, interest on overdue interest;

•	as described herein, no interest will be paid on any such class of notes until certain payments of principal have been made on each class of notes with a higher alphabetical designation; and

•	no principal will be paid on any such class of notes until all principal due on each class of notes with a higher alphabetical designation has been paid in full.

The subordination of the class B notes, the class C notes and the class D notes is intended to decrease the risk of default by the trust with respect to payments due to the more senior classes of notes.

Overcollateralization

Overcollateralization represents the amount by which the aggregate outstanding principal balance of the receivables exceeds the aggregate principal amount of the notes. Overcollateralization will be available to absorb losses on the receivables that are not otherwise covered by excess collections on or in respect of the receivables, if any. It is expected that the initial amount of overcollateralization will be less than $100. The application of funds as described in clause (12) of “—Priority of Distributions (Pre-Acceleration)” is designed to increase over time the amount of overcollateralization as of any distribution date to a target amount. The amount of target overcollateralization will be the greater of (a) 1.40% of the aggregate outstanding principal balance of the receivables as of the last day of the related collection period and (b) 0.50% of the aggregate outstanding principal balance of the receivables as of the cutoff date. However, if:

•	the overcollateralization reduction test is met on the September 2013 distribution date, the percentage in clause (a) will be reduced to 1.15% and the percentage in clause (b) will be reduced to 0.40% on that distribution date and will remain at these percentages for each following distribution date; or

•	the overcollateralization reduction test is met on the March 2014 distribution date, the percentage in clause (a) will be reduced to 0.90% and the percentage in clause (b) will be reduced to 0.25% on that distribution date (regardless of whether the overcollateralization reduction test was met on the September 2013 distribution date) and will remain at these percentages for each following distribution date.

Overcollateralization will be effected by paying an amount of principal on the notes on the first several distribution dates after the closing date that is greater than the principal of the receivables paid by obligors during that time.

Excess Collections

Excess collections are generally the excess of interest collections on the receivables over the various fees and expenses of the trust, including the servicing fee, the backup servicer fee and interest payments on the notes. Any excess collections will be applied on each distribution date to make principal payments on the most senior class of notes to the extent necessary to reach the targeted amount of overcollateralization.

For a more detailed description of the use of excess collections as credit enhancement for the notes, see “Description of the Notes—Credit Enhancement—Excess Collections”.

Reserve Account

On the closing date, CarMax Business Services will establish, in the name of the indenture trustee, a reserve account into which certain excess collections on or in respect of the receivables will be deposited. The reserve account will be initially funded with a deposit of $1,625,000 made by CarMax Funding on the closing date. On each distribution date, the indenture trustee will deposit in the reserve account, from amounts collected on or in respect of the receivables during the related collection period and not used on that distribution date to make required payments to the servicer or the noteholders, the amount, if any, by which:

•	the amount required to be on deposit in the reserve account on that distribution date exceeds

•	the amount on deposit in the reserve account on that distribution date.

Amounts on deposit in the reserve account will be available to pay shortfalls in the monthly servicing fee, the monthly backup servicer fee, interest and certain principal payments required to be paid on the notes and may be used to reduce the principal amount of a class of notes to zero on or after its final scheduled distribution date. On each distribution date, the indenture trustee will withdraw funds from the reserve account, up to the amount on deposit in the reserve account, to the extent needed to make the following payments:

•	to the servicer, the servicing fee for the related collection period plus any overdue servicing fees for one or more prior collection periods plus reimbursement of any nonrecoverable advances;

•

to the backup servicer, the backup servicer fee for the related collection period plus any overdue backup servicer fees for one or more prior collection periods plus, subject to an aggregate cap of $175,000, any unpaid indemnity amounts due to the backup servicer and any unpaid transition expenses due in respect of the transfer of servicing to the backup servicer; and

•

to the noteholders, the monthly interest, the priority principal distributable amount, if any, the secondary principal distributable amount, if any, the tertiary principal distributable amount, if any, and the quaternary principal distributable amount, if any, required to be paid on the notes on that distribution date plus any overdue monthly interest payable to any class of notes for the previous distribution date plus, to the extent lawful, interest on the overdue monthly interest at the interest rate applicable to that class.

The amount required to be on deposit in the reserve account on any distribution date will equal the lesser of:

•	$1,625,000; and

•	the aggregate principal amount of the notes;

provided, however, that the required amount will be zero if the aggregate outstanding principal balance of the receivables as of the last day of the related collection period is zero. If the amount on deposit in the reserve account on any distribution date exceeds the amount required to be on deposit in the reserve account on that distribution date, after giving effect to all required deposits to and withdrawals from the reserve account on that distribution date, the excess, first, will be applied to fund any deficiency in the amounts described in clauses (12), (13) or (14) under “—Priority of Distributions (Pre-Acceleration)” on that distribution date and, second, will be paid to the certificateholders.

For a more detailed description of the deposits to and withdrawals from the reserve account, see “Description of the Notes—Credit Enhancement—Reserve Account”.

Optional Prepayment

The servicer has the option to purchase the receivables on any distribution date following the last day of a collection period as of which the aggregate outstanding principal balance of the receivables is 10% or less of the aggregate outstanding principal balance of the receivables as of the cutoff date. The purchase price will equal the aggregate outstanding principal balance of the receivables plus accrued and unpaid interest thereon; provided, however, that the purchase price must equal or exceed the aggregate principal amount of the notes, accrued and unpaid interest thereon, all amounts due to the servicer in respect of its servicing compensation and reimbursement of nonrecoverable advances and all amounts due to the backup servicer. The trust will apply the payment of such purchase price to the payment of the notes in full.

It is expected that at the time this purchase option becomes available to the servicer only the class A-4 notes, the class B notes, the class C notes and the class D notes will be outstanding.

Property of the Trust

The property of the trust will include the following:

•

a pool of simple interest retail installment sale contracts originated by certain affiliates of CarMax Business Services in the ordinary course of business in connection with the sale of new and used motor vehicles;

•	amounts received on or in respect of the receivables after the cutoff date, including amounts advanced by the servicer;

•	security interests in the vehicles financed under the receivables;

•	any proceeds from claims on or refunds of premiums with respect to insurance policies relating to the financed vehicles or the related obligors;

•	the receivable files;

•	funds on deposit in the collection account, the note payment account and the reserve account;

•	all rights under the receivables purchase agreement, including the right to cause CarMax Business Services to repurchase from CarMax

Funding receivables affected materially and adversely by breaches of the representations and warranties of CarMax Business Services made in the receivables purchase agreement;

•

all rights under the sale and servicing agreement, including the right to cause CarMax Funding or the servicer, as applicable, to purchase receivables affected materially and adversely by breaches of the representations and warranties of CarMax Funding or the servicer made in the sale and servicing agreement or by breaches of certain servicing covenants of the servicer made in the sale and servicing agreement; and

•	any and all proceeds relating to the above.

Receivables

Summary characteristics of the receivables as of the statistical calculation date:

Pool Balance	$650,000,013.05
Number of Receivables	37,666
New motor vehicles at origination(1)	0.84%
Used motor vehicles at origination(1)	99.16%
Average principal balance	$17,256.94
Weighted average contract rate	8.58%
Weighted average remaining term	62.21 months
Weighted average original term	64.57 months
Weighted average FICO® score(2)	705.7

(1)	As a percentage of the pool balance as of the statistical calculation date.
(2)

Reflects only receivables with obligors that have a FICO score at the time of application. The FICO score with respect to any receivable with co-obligors is calculated as the average of each obligor’s FICO score at the time of application. FICO® is a federally registered servicemark of Fair Isaac Corporation.

Servicing and Servicer Compensation

The servicer’s responsibilities will include, among other things, collection of payments, realization on the receivables and the financed vehicles, selling or otherwise disposing of delinquent or defaulted receivables and monitoring the performance of the receivables. In return for its services, the trust will be required to pay the servicer, for so long as CarMax Business Services or the backup servicer is the servicer, a servicing fee on each distribution date for the related collection period equal to the product of   1/12 of 1.00% and the aggregate outstanding principal balance of the receivables as of the first day of that collection period (or as of the cutoff date in the case of the first distribution date). The servicing fee will be paid from and only to the extent of amounts received on or with respect to the receivables and amounts withdrawn from the reserve account. The servicing fee will be paid prior to all other monthly payment items. If any entity other than CarMax Business Services or the backup servicer becomes the servicer, the servicing fee may be adjusted with the consent of the holders of notes evidencing not less than 51% of the controlling class.

Repurchases of Receivables

CarMax Business Services and CarMax Funding will make various representations and warranties about the origination, characteristics and transfer of the receivables. The trust, as assignee of CarMax Funding, will have the right under the receivables purchase agreement to cause CarMax Business Services to repurchase from CarMax Funding receivables affected materially and adversely by breaches of the representations and warranties of CarMax Business Services made in the receivables purchase agreement. The trust will have the right under the sale and servicing agreement to cause CarMax Funding or the servicer, as applicable, to purchase from the trust receivables affected materially and adversely by breaches of the representations and warranties of CarMax Funding or the servicer made in the sale and servicing agreement or by breaches of certain servicing covenants of the servicer made in the sale and servicing agreement.

For a more detailed description of the representations and warranties made about the receivables and the repurchase obligation if these representations and warranties are breached, see “Description of the Receivables Purchase Agreement—Sale and Assignment of Receivables—Representations and Warranties” and “—Repurchase of Receivables” and “Description of the Sale and Servicing Agreement— Sale and Assignment of Receivables—Representations and Warranties” and “—Repurchase of Receivables” in the prospectus. For a more detailed description of the servicer’s purchase obligation for breaches of certain servicing covenants, see “Description of the Sale and Servicing Agreement—Servicing Procedures” in the prospectus and “The Sale and

Servicing Agreement—Servicing the Receivables” in this prospectus supplement.

Controlling Class

Holders of the controlling class will control certain decisions regarding the trust, including whether to declare or waive events of default and events of servicing termination, accelerate the notes, cause a sale of the receivables or direct the indenture trustee to exercise other remedies following an event of default. Holders of notes that are not part of the controlling class will not have these rights.

So long as any class A notes are outstanding, the class A notes will be the controlling class. As a result, holders of the class A notes generally will vote together as a single class under the indenture. Upon payment in full of the class A notes, the class B notes will be the controlling class, and upon payment in full of the class B notes, the class C notes will be the controlling class. Upon payment in full of the class C notes, the class D notes will be the controlling class.

Ratings

The depositor expects that the notes will receive credit ratings from two nationally recognized statistical rating organizations hired by the sponsor to rate the notes.

A rating is not a recommendation to purchase, hold or sell the related notes, inasmuch as a rating does not comment as to market price or suitability for a particular investor. The ratings of the notes address the likelihood of the payment of principal and interest on the notes according to their terms. A rating agency rating the notes may lower or withdraw its rating in the future, in its discretion, as to any class of notes. A rating agency rating the notes may place any class of notes on review or watch for downgrade in the future, in its discretion.

Each rating agency rating the notes will monitor its ratings using its normal surveillance procedures. No transaction party will be responsible for monitoring any changes to the ratings of the notes.

For a more detailed description of the ratings of the notes, see “Risk Factors—The ratings of the notes may be withdrawn or lowered, or the notes may receive an unsolicited rating, which may adversely affect your notes” and “Ratings of the Notes” in this prospectus supplement.

Tax Status

Opinions of Counsel

In the opinion of McGuireWoods LLP, for United States federal income tax purposes, the offered notes will be characterized as debt and the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

Investor Representations

If you purchase offered notes, you agree by your purchase that you will treat the offered notes as indebtedness for tax purposes.

For a more detailed description of the tax consequences of acquiring, holding and disposing of notes, see “Material Federal Income Tax Consequences” in this prospectus supplement and in the prospectus.

ERISA Considerations

The offered notes are generally eligible for purchase by or with plan assets of employee benefit and other benefit plans and individual retirement accounts, subject to the considerations discussed under “ERISA Considerations” in this prospectus supplement and the prospectus. Each employee benefit or other benefit plan, and each person investing on behalf of or with plan assets of such a plan, will be deemed to make certain representations.

For a more detailed description of the ERISA considerations applicable to a purchase of the notes, see “ERISA Considerations” in this prospectus supplement and in the prospectus.

Eligibility for Purchase by Money Market Funds

The class A-1 notes will be structured to be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. A money market fund should consult its legal advisers regarding the eligibility of the class A-1 notes under Rule 2a-7 and whether an investment in such notes satisfies the fund’s investment policies and objectives.

RISK FACTORS

You should consider the following risk factors (and the factors under “Risk Factors” in the prospectus) in deciding whether to purchase any of the notes. The following risk factors and those in the prospectus describe the principal risks of an investment in the notes.

Some notes have greater risk because they are subordinate to other classes of notes	The notes with a lower alphabetical designation are subordinated with respect to interest and principal payments to the notes with a higher alphabetical designation (the class D notes are subordinated to the class A notes, the class B notes and the class C notes, the class C notes are subordinated to the class A notes and the class B notes and the class B notes are subordinated to the class A notes). In addition, the class A notes with a higher numerical designation are generally subordinated with respect to principal payments to the class A notes with a lower numerical designation (the class A-4 notes are subordinated to the class A-1, A-2 and A-3 notes, the class A-3 notes are subordinated to the class A-1 and A-2 notes and the class A-2 notes are subordinated to the class A-1 notes). If the notes have been accelerated following the occurrence of an event of default under the indenture, the priority of interest and principal distributions will change. The subordination arrangements could result in delays or reductions in interest or principal payments on classes of notes with lower alphabetical designations or, in the case of the class A notes, higher numerical designations.

See “Description of the Notes—Payments of Interest” and “—Payments of Principal” and “Application of Available Funds—Priority of Distributions (Pre-Acceleration)” and “—Priority of Distributions (Post-Acceleration)” in this prospectus supplement for a further discussion of interest and principal payments.

The targeted amount of overcollateralization may not be reached or maintained	The amount of overcollateralization is expected to increase over time to the targeted amount of overcollateralization as excess collections are applied to make principal payments on the notes in an amount greater than the decrease in the receivables balance. There can be no assurance, however, that the targeted amount of overcollateralization will be reached or maintained or that the receivables will generate sufficient collections to pay the notes in full.

See “Description of the Notes—Credit Enhancement—Overcollateralization” in this prospectus supplement for a further discussion of overcollateralization.

The amount on deposit in the reserve account may not be sufficient to assure payment of your notes	The amount on deposit in the reserve account will be used to fund the payment of the monthly servicing fee, the monthly backup servicer fee, monthly interest and certain distributions of principal to noteholders on each distribution date if payments received on or in respect of the receivables, including amounts recovered in connection with the repossession and sale of financed vehicles that secure defaulted receivables, are not sufficient to make that payment. There can be no assurance, however, that the amount on deposit in the reserve account will be sufficient on any distribution date to assure payment of your notes. If the receivables experience higher losses than were projected in determining the amount required to be on deposit in the reserve account, the amount on deposit in the reserve account may be less than projected. If receivable payments, including any amounts allocable to overcollateralization, and the amount on deposit in the reserve account are not sufficient on any distribution date to pay in full the monthly interest and certain distributions of principal due on that distribution date, you may experience payment delays with respect to your notes. If the amount of that insufficiency is not offset by excess collections on or in respect of the receivables on subsequent distribution dates, you may experience losses with respect to your notes.

See “Description of the Notes—Credit Enhancement—Reserve Account” in this prospectus supplement for a further discussion of the reserve account.

You may suffer losses if the receivables are sold following an indenture event of default	If the notes have been accelerated following the occurrence of an event of default under the indenture and the indenture trustee determines that the future collections on the receivables would be insufficient to make payments on the notes, the indenture trustee, acting at the direction of the holders of 66 2/3% of the aggregate principal amount of the controlling class (which will be the class of outstanding notes with the highest alphabetical designation), may sell the receivables and prepay the notes. If the proceeds from the sale of the receivables are insufficient to pay the full principal amount of your notes, you may experience losses with respect to your notes. If principal is repaid to you earlier than expected, you may not be able to reinvest the prepaid amount at a rate of return that is equal to or greater than the rate of return on your notes.

See “Description of the Indenture—Events of Default” in the prospectus and “The Indenture—Rights Upon Event of Default” and “Application of Available Funds—Priority of Distributions (Post-Acceleration)” in this prospectus supplement for a further discussion of events of default and the rights of the noteholders following an event of default.

You may suffer losses because you have limited control over actions of the trust and conflicts between classes of notes may occur	If an event of default under the indenture has occurred, the indenture trustee may, and at the direction of a specified percentage of the controlling class (which will be the class of outstanding notes with the highest alphabetical designation) will, take one or more of the actions specified in the indenture relating to the property of the trust. In addition, the holders of a majority of the controlling class, or the indenture trustee acting on behalf of the holders of the controlling class, under certain circumstances, has the right to waive events of servicing termination or to terminate the servicer. The interests of the controlling class may differ from the interests of the other classes of notes, and the holders of the controlling class will not be required to consider the effect of its actions on the holders of the other classes of notes.

The holders of the class B notes, and upon payment in full of such notes, the holders of the class C notes, and upon payment in full of such notes, the holders of the class D notes, will have only limited rights to direct remedies under the indenture and will not have the ability to waive events of servicing termination or to terminate the servicer until each class of notes with a higher alphabetical designation has been paid in full.

See “Description of the Sale and Servicing Agreement—Events of Servicing Termination”, “—Rights Upon Event of Servicing Termination” and “—Waiver of Past Events of Servicing Termination” in the prospectus for a further discussion of the rights of the noteholders with respect to events of servicing termination.

Geographic concentration may result in more risk to you	The servicer’s records indicate that receivables related to obligors with mailing addresses in the following states constituted more than 10% of the aggregate outstanding principal balance of the receivables as of the close of business on January 31, 2011:

Percentage of Pool Balance
California	15.23%
Texas	14.68%
Florida	10.28%

If one or more of these states experience adverse economic changes, such as an increase in the unemployment rate, an increase in interest rates or an increase in the rate of inflation, obligors in those states may be unable to make timely payments on their receivables and you may experience payment delays or losses on your notes. We cannot predict, for any state or region, whether adverse economic changes or other adverse events will occur or to what extent those events would affect the receivables or repayment of your notes.

Economic developments may adversely affect the performance and market value of your notes	The United States has experienced a period of economic slowdown that may adversely affect the performance and market value of your notes. This period has been accompanied by elevated unemployment, decreases in home values, increased mortgage and consumer loan delinquencies and defaults and a lack of availability of consumer credit, which may lead to increased default rates on the receivables. Delinquencies and losses with respect to motor vehicle receivables generally increased during this period and may increase again in the future. In addition, this period has been accompanied by decreased consumer demand for motor vehicles and an increase in the inventory of used motor vehicles, which may depress the price at which repossessed motor vehicles may be sold or delay the timing of those sales. If the default rate on the receivables increases and the price at which the related vehicles may be sold declines, you may experience losses with respect to your notes.

While certain economic factors have improved recently, other factors have not yet improved. If the economic slowdown worsens or continues for a prolonged period of time, delinquencies and losses with respect to motor vehicle receivables could increase again.

For more information regarding delinquency and loss experience of CarMax Business Services pertaining to certain motor vehicle receivables, see “CarMax—Delinquency, Credit Loss and Recovery Information” and “—Static Pool Information About Previous Securitizations” in this prospectus supplement.

Lack of liquidity in the secondary market may adversely affect your notes	The secondary market for asset-backed securities may experience reduced liquidity. Any period of illiquidity may continue, and even worsen, and may adversely affect the market value of your notes.

See “Risk Factors—You may have difficulty selling your notes or obtaining your desired sale price” in the prospectus.

Actions taken by domestic-based automotive manufacturers may adversely affect your notes	Adverse conditions affecting one or more domestic-based automotive manufacturers may impact your notes. The period of economic slowdown has adversely affected the financial condition and business prospects of these manufacturers. Certain actions that these manufacturers may take or have taken, such as General Motors’ elimination of its Saturn and Pontiac brands, may adversely affect consumer demand for and values of used motor vehicles produced by these manufacturers, which may depress the price at which repossessed motor vehicles may be sold or delay the timing of those sales. If the prices at which the related vehicles may be sold decline, you may experience losses with respect to your notes.

The ratings of the notes may be withdrawn or lowered, or the notes may receive an unsolicited rating, which may adversely affect your notes	A security rating is not a recommendation to purchase, hold or sell securities inasmuch as a rating does not comment as to market price or suitability for a particular investor. The ratings assigned to the notes address the likelihood of the payment of principal and interest on the notes according to their terms but are solely the view of the assigning rating agency and are subject to any limitations that the assigning rating agency may impose. Similar ratings on different types of securities do not necessarily mean the same thing. To the extent the notes are rated by any rating agency, that rating agency may change its rating of the notes if that rating agency believes that circumstances have changed, the performance of the receivables has deteriorated, there were errors in analysis or otherwise. Any subsequent change in a rating will likely affect the price that a subsequent purchaser would be willing to pay for the notes and your ability to resell your notes.

The depositor expects that the notes will receive ratings from two nationally recognized statistical rating organizations hired by the sponsor to rate the notes. Ratings initially assigned to the notes will be paid for by the sponsor. The sponsor is not aware that any other NRSRO, other than the NRSROs hired by the sponsor to rate the notes, has assigned ratings to the notes. Securities and Exchange Commission rules state that the payment of fees by the sponsor, the issuing entity or an underwriter to rating agencies to issue or maintain a credit rating on asset-backed securities is a conflict of interest for rating agencies. In the view of the Securities and Exchange Commission, this conflict is particularly acute because arrangers of asset-backed securities transactions provide repeat business to the rating agencies.

Under Securities and Exchange Commission rules aimed at enhancing transparency, objectivity and competition in the credit rating process, information provided by the sponsor or the underwriters to a hired NRSRO for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each non-hired NRSRO in order to make it possible for non-hired NRSROs to assign unsolicited ratings to the notes. An unsolicited rating could be assigned at any time, including prior to the closing date. None of the depositor, the sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned to the notes, and these parties may be aware of unsolicited ratings assigned to the notes. Consequently, prospective investors should monitor whether an unsolicited rating of the notes has been assigned by a non-hired NRSRO and should consult with their financial and legal advisors regarding the impact of the assignment of an unsolicited rating to a class of notes. NRSROs, including the hired rating agencies, may have different methodologies, criteria, models and requirements. If any non-hired NRSRO assigns an unsolicited rating to the notes, there can be no assurance that the unsolicited rating will not be lower than the ratings provided by the hired rating agencies, which could adversely affect the market value of your notes and/or limit your ability to resell your notes. In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the notes, a hired rating agency could withdraw its ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

Furthermore, Congress or the Securities and Exchange Commission may determine that any NRSRO that assigns ratings to the notes no longer qualifies as a nationally recognized statistical rating organization for purposes of the federal securities laws and that determination may also have an adverse effect on the market price of the notes.

Prospective investors in the notes are urged to make their own evaluation of the creditworthiness of the receivables and the credit enhancement on the notes and not to rely solely on the ratings on the notes.

Federal financial regulatory reform could have an adverse impact on CarMax Business Services, the depositor or the trust	The Dodd-Frank Wall Street Reform and Consumer Protection Act is extensive legislation that impacts financial institutions and other non-bank financial companies, such as CarMax Business Services. In addition, the Dodd-Frank Act will impact the offering, marketing and regulation of consumer financial products and services and will increase regulation of the securitization and derivatives markets. Many of the new requirements will be the subject of implementing regulations which have yet to be released. Until implementing regulations are issued, there can be no assurance that the new requirements will not have an adverse impact on the servicing of the receivables, on CarMax Business Services’s securitization programs or on the regulation and supervision of CarMax Business Services, the depositor or the trust.

See “Risk Factors—Federal financial regulatory reform could have an adverse impact on CarMax Business Services, the depositor or the trust” and “Material Legal Issues Relating to the Receivables—The Dodd-Frank Act” in the prospectus for a discussion of the alternative liquidation framework established by the Dodd-Frank Act for certain non-bank financial companies.

Capitalized terms used in this prospectus supplement are defined in the Glossary of Terms beginning on page S-61 and the Glossary of Terms beginning on page 64 of the prospectus.

THE TRANSACTION PARTIES

The following information identifies certain transaction parties for this securitization transaction. For a detailed description of each transaction party and a description of the rights and responsibilities of each transaction party, see “The Sponsor”, “The Depositor and Seller”, “The Issuing Entity”, “The Servicer” and “The Trustees” in the prospectus.

The Sponsor

CarMax Business Services, LLC is the sponsor of this securitization transaction and is primarily responsible for structuring the transaction. CarMax Business Services was formed on April 23, 2004 as a Delaware limited liability company and is a wholly-owned indirect subsidiary of CarMax, Inc.

Certain affiliates of CarMax Business Services are responsible for originating the Receivables. CarMax Business Services will sell the Receivables to CarMax Funding and will service the Receivables on behalf of the Trust. CarMax Business Services is also the Administrator of the Trust. CarMax Business Services’s principal executive offices are located at 12800 Tuckahoe Creek Parkway, Richmond, Virginia 23238, and its telephone number is (804) 747-0422.

CarMax Auto Finance, the financing unit of CarMax Business Services, has been selling motor vehicle retail installment sale contracts in securitization transactions since 1996. CarMax Auto Finance has had an active publicly registered securitization program for motor vehicle retail installment sale contracts since 1999 and has issued asset-backed securities in 24 transactions under this program in amounts ranging from $450,000,000 to $980,000,000. On December 1, 2004, CarMax Auto assigned and contributed to CarMax Business Services substantially all of CarMax Auto’s operational assets relating to CarMax Auto Finance. In addition to selling receivables to trusts in connection with registered public offerings of asset backed securities, CarMax Business Services regularly sells motor vehicle retail installment sale contracts to a special purpose entity in connection with a private securitization facility funded by several multi-seller asset backed commercial paper conduits. CarMax Business Services meets a significant portion of its funding requirements through securitizations. No securitizations sponsored by CarMax Business Services have defaulted or experienced an early amortization triggering event.

See “The CarMax Business” in the prospectus for a discussion of CarMax Business Services’s experience with and overall procedures for originating and underwriting receivables. See “CarMax—CarMax Auto Finance” and “—Delinquency, Credit Loss and Recovery Information” in this prospectus supplement for information regarding CarMax Business Services’s motor vehicle receivables portfolio.

The Depositor and Seller

CarMax Auto Funding LLC will be the depositor for this securitization transaction. CarMax Funding was formed on August 6, 2003 as a Delaware limited liability company. CarMax Business Services is the sole equity member of CarMax Funding. CarMax Funding will sell the Receivables to the Trust.

The Issuing Entity

CarMax Auto Owner Trust 2011-1 will be the issuing entity for this securitization transaction. The Trust was formed on December 3, 2010 as a Delaware statutory trust. The Trust will be operated pursuant to the Trust Agreement. CarMax Business Services will be the Administrator of the Trust. The Seller will be the initial holder of the Certificates.

Limited Purpose and Limited Assets

The Trust will not engage in any activity other than:

•	acquiring, holding and managing the assets of the Trust, including the Receivables, and the proceeds of those assets;

•	issuing the Notes and the Certificates;

•	making payments on the Notes and the Certificates; and

•

engaging in other activities, including entering into agreements, that are necessary, suitable or convenient to accomplish any of the other purposes listed above or are in any way incidental to or connected with those activities.

If the various protections provided to the Noteholders by the subordination of the Class B Notes, the Class C Notes and the Class D Notes, the available overcollateralization, the available excess collections and the Reserve Account are insufficient, the Trust will have to rely solely upon the obligors of the Receivables and the proceeds from the repossession and sale of the Financed Vehicles which secure Defaulted Receivables to make payments on the Notes. In that event, various factors, such as the Trust not having perfected security interests in the Financed Vehicles in all states, may affect the Servicer’s ability to repossess and sell the collateral securing the Receivables, and thus may reduce the proceeds which the Trust can distribute to Noteholders. See “Material Legal Issues Relating to the Receivables” in the prospectus.

The Trust’s principal offices are in care of The Bank of New York Mellon, as Owner Trustee, at 101 Barclay Street, 4W, New York, New York 10286, Attention: Corporate Trust Division, Asset Backed Securities Group.

The Trust’s fiscal year ends on February 28 or February 29, if applicable. The Trust’s fiscal year conforms to the fiscal year of the Seller and CarMax.

Capitalization of the Trust

The following table illustrates the expected capitalization of the Trust as of the Closing Date:

Class A-1 Notes	$128,000,000
Class A-2 Notes	147,000,000
Class A-3 Notes	225,000,000
Class A-4 Notes	110,050,000
Class B Notes	15,900,000
Class C Notes	15,900,000
Class D Notes	8,150,000
Capital Contribution	1,000

Total	$650,001,000

The Servicer

CarMax Business Services, LLC will be the servicer of the Receivables for this securitization transaction. CarMax Business Services will be responsible for all servicing functions except that the Indenture Trustee will be responsible for making payments to holders of the Notes based on information and calculations provided by the Servicer.

CarMax Auto Finance, the financing unit of CarMax Business Services, has been servicing motor vehicle receivables since 1993. In addition to servicing all motor vehicle receivables originated by affiliates of CarMax Business Services, since 1999 CarMax Auto Finance has serviced 24 publicly registered motor vehicle receivables securitizations having receivables pools ranging from $450,000,014 to $1,000,000,059.

The Servicer will service the Receivables on behalf of the Trust in accordance with the Sale and Servicing Agreement and in accordance with its customary servicing practices, using the degree of skill and attention that the Servicer exercises with respect to all comparable motor vehicle receivables that it services for itself or others.

The Servicer will have full power and authority to do any and all things in connection with managing, servicing, administration and collection of the Receivables that it may deem necessary or desirable. In accordance with its customary servicing practices, the Servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the payments become due.

See “The CarMax Business—Servicing and Collection Procedures” in the prospectus for more information regarding the Servicer’s servicing policies and procedures. See “The Sale and Servicing Agreement” in this prospectus supplement and “Description of the Sale and Servicing Agreement” in the prospectus for more information regarding the obligations of the Servicer under the Sale and Servicing Agreement.

CarMax Business Services’s short term debt is unrated. As of the Closing Date, the Servicer will deposit all amounts received on or in respect of the Receivables into the Collection Account within two Business Days after such receipt.

See “Description of the Sale and Servicing Agreement—Collections” in the prospectus for a discussion of the circumstances under which the Servicer will not be required to deposit such amounts into the Collection Account until the Business Day preceding the Distribution Date following the Collection Period during which such amounts were received.

The Backup Servicer

Wells Fargo Bank, National Association will act as the Backup Servicer under the Sale and Servicing Agreement. Wells Fargo Bank, National Association is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. Its principal offices are located at Sixth and Marquette Avenue, Minneapolis, Minnesota 55479.

In the event that CarMax Business Services is terminated or resigns as Servicer pursuant to the terms of the Sale and Servicing Agreement, the Backup Servicer will be the successor in all respects, except as expressly set forth in the Sale and Servicing Agreement, to CarMax Business Services in its capacity as Servicer under the Sale and Servicing Agreement and will be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating to the Servicer pursuant to the terms and provisions of the Sale and Servicing Agreement.

Under the Sale and Servicing Agreement, the Backup Servicer will perform certain backup servicing duties, including receiving the monthly tape, which may be in the form of a computer tape, compact disc or other electronic media, and confirming that the data contained in the monthly tape is in readable form. Under the Sale and Servicing Agreement, the Backup Servicer and the Servicer will covenant that:

•

the Backup Servicer shall conduct periodic on-site visits of CarMax Business Services’s servicing operations not less than once during any 12-month period, which visit shall include discussions with applicable CarMax Business Services personnel of any changes in processes and procedures that have occurred since the Backup Servicer’s immediately preceding visit; and

•

data mapping with respect to the computer systems used by CarMax Business Services to service the Receivables shall be updated or amended by the Backup Servicer by effecting a data map refresh not less than once during any 12-month period if necessary to enable the Backup Servicer to perform its duties.

See “The Sale and Servicing Agreement—Rights Upon Event of Servicing Termination” in this prospectus supplement for more information regarding the transfer of servicing to the Backup Servicer. See “Description of the Sale and Servicing Agreement—Rights Upon Event of Servicing Termination” in the

prospectus for information regarding the expenses associated with a servicing transfer and any additional fees charged by a successor Servicer. See “The Sale and Servicing Agreement—Replacement of Backup Servicer” in this prospectus supplement for information regarding the Backup Servicer’s resignation, removal and replacement.

The Owner Trustee

The Bank of New York Mellon will act as Owner Trustee under the Trust Agreement. The Bank of New York Mellon is a New York banking corporation, and its corporate trust office is located at 101 Barclay Street, 4W, New York, New York 10286, Attention: Corporate Trust Division, Asset Backed Securities Group. The Owner Trustee’s liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement. The Seller and its affiliates may maintain normal commercial banking or investment banking relations with the Owner Trustee and its affiliates. The fees and expenses of the Owner Trustee will be paid by the Servicer pursuant to the Trust Agreement.

The Bank of New York Mellon has served and currently is serving as owner trustee for numerous securitization transactions and programs involving pools of auto receivables.

The Delaware Trustee

BNY Mellon Trust of Delaware will act as Delaware Trustee under the Trust Agreement. BNY Mellon Trust of Delaware is a Delaware banking corporation, and its principal place of business is located at White Clay Center, Route 273, Newark, Delaware 19711. The Delaware Trustee will be appointed solely for the purpose of complying with the requirement under Delaware’s statutory trust statute that the Trust have at least one trustee which has its principal place of business in the State of Delaware.

The Indenture Trustee

Wells Fargo Bank, National Association will act as Indenture Trustee under the Indenture. Wells Fargo Bank, National Association is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. Its corporate trust office is located at Sixth and Marquette Avenue, Minneapolis, Minnesota 55479, Attn: Asset Backed Securities Department. A diversified financial services company with approximately $1.2 trillion in assets and 278,000 employees as of September 30, 2010, Wells Fargo & Company provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank, National Association provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Seller and its affiliates may maintain normal commercial banking or investment banking relations with the Indenture Trustee and its affiliates. The fees and expenses of the Indenture Trustee will be paid by the Servicer, as the Administrator under the Administration Agreement. The Indenture Trustee will have various rights and duties with respect to the Notes.

See “The Indenture” in this prospectus supplement and “Description of the Indenture” in the prospectus for a further discussion of the rights and duties of the Indenture Trustee.

Wells Fargo Bank, National Association has provided corporate trust services since 1934. As of September 30, 2010, Wells Fargo Bank, National Association was acting as trustee on more than 120 series of auto loan receivables backed securities with an original aggregate principal balance of approximately $60 billion.

CARMAX

General

CarMax is the largest retailer of used motor vehicles in the United States. As of January 31, 2011, CarMax operated 103 used car superstores in 49 markets. CarMax also operates five new car franchises, all of which are integrated or co-located with its used car superstores. See “CarMax” in the prospectus for more information.

As of January 31, 2011, CarMax operated used car superstores in the following markets:

Market	Number of Used Car Superstores
Los Angeles, California	9
Chicago, Illinois	8
Washington, D.C./Baltimore, Maryland	7
South Florida	5
Atlanta, Georgia	5
Charlotte, North Carolina	4
Dallas, Texas	4
Houston, Texas	4
Phoenix, Arizona	2
Sacramento, California	2
Hartford/New Haven, Connecticut	2
Orlando, Florida	2
Tampa, Florida	2
Kansas City, Kansas	2
Las Vegas, Nevada	2
Greensboro, North Carolina	2
Raleigh, North Carolina	2
Columbus, Ohio	2
Nashville, Tennessee	2
Austin, Texas	2
San Antonio, Texas	2
Richmond, Virginia	2
Virginia Beach, Virginia	2
Milwaukee, Wisconsin	2
Birmingham, Alabama	1
Huntsville, Alabama	1
Tucson, Arizona	1
Fresno, California	1
San Diego, California	1
Colorado Springs, Colorado	1
Jacksonville, Florida	1
Augusta, Georgia	1
Indianapolis, Indiana	1
Wichita, Kansas	1
Louisville, Kentucky	1
Jackson, Mississippi	1
Omaha, Nebraska	1
Albuquerque, New Mexico	1
Cincinnati, Ohio	1
Dayton, Ohio	1
Oklahoma City, Oklahoma	1
Tulsa, Oklahoma	1
Charleston, South Carolina	1
Columbia, South Carolina	1
Greenville, South Carolina	1
Knoxville, Tennessee	1
Memphis, Tennessee	1
Salt Lake City, Utah	1
Charlottesville, Virginia	1

Total	103

CarMax Auto Finance

CarMax offers on-site financing to its customers through CarMax Auto Finance, the financing unit of CarMax Business Services (formerly the financing unit of CarMax Auto), and through third parties. For the fiscal years ended February 28 (or 29), 2006, 2007, 2008, 2009 and 2010, CarMax originated installment sale contracts (excluding contracts cancelled within three business days after origination) aggregating approximately $1,775 million, $2,242 million, $2,430 million, $1,935 million and $1,876 million, respectively. The outstanding principal balance of all motor vehicle retail installment sale contracts originated by CarMax and financed through CarMax Auto Finance was approximately $4,289 million as of December 31, 2010. Of the approximately $4,289 million of receivables in CarMax Business Services’s servicing portfolio as of December 31, 2010, including receivables that previously were sold but still are being serviced by CarMax Business Services, approximately 98.66% represented receivables originated in connection with the sale of used motor vehicles and approximately 1.34% represented receivables originated in connection with the sale of new motor vehicles.

Delinquency, Credit Loss and Recovery Information

Set forth below is certain information concerning the experience of CarMax Business Services pertaining to its motor vehicle receivable portfolio, including those receivables previously sold which CarMax Business Services continues to service. There can be no assurance that the delinquency, repossession and net loss experience on the Receivables will be comparable to that set forth below.

Delinquency Experience

	As of December 31,
	2010		2009		2008
	Number of Contracts	Amount	Number of Contracts	Amount	Number of Receivables	Amount
Total Receivable Portfolio	381,445	$4,289,383,349	366,229	$4,087,179,360	349,126	$4,008,328,376
Delinquencies as a Percentage of Total Receivable Portfolio
31-60 Days	2.74%	2.55%	2.85%	2.91%	2.33%	2.48%
61-90 Days	0.79%	0.71%	0.88%	0.90%	0.75%	0.78%
91 Days or More	0.37%	0.31%	0.49%	0.47%	0.46%	0.46%
Total Delinquencies as a Percentage of Total Receivable Portfolio	3.90%	3.58%	4.22%	4.29%	3.54%	3.71%
Total Delinquencies	14,873	$153,564,573	15,452	$175,262,013	12,350	$148,864,393

	As of December 31,
	2007		2006
	Number of Receivables	Amount	Number of Receivables	Amount
Total Receivable Portfolio	324,468	$3,748,895,752	293,727	$3,236,508,883
Delinquencies as a Percentage of Total Receivable Portfolio
31-60 Days	1.96%	1.94%	1.50%	1.36%
61-90 Days	0.54%	0.54%	0.41%	0.37%
91 Days or More	0.30%	0.27%	0.25%	0.21%
Total Delinquencies as a Percentage of Total Receivable Portfolio	2.80%	2.75%	2.17%	1.94%
Total Delinquencies	9,087	$103,160,582	6,362	$62,786,978

The amounts included in the delinquency experience table represent principal amounts only. Total Delinquencies as a Percentage of Total Receivables Portfolio includes unsold repossessed vehicles and accounts in bankruptcy which are less than 120 days past due. The delinquency periods included in the delinquency experience table are calculated based on the number of days a payment is contractually past due. All receivables are written off not later than the last business day of the month during which they become 120 days delinquent.

Credit Loss Experience

	Year Ended December 31,
	2010	2009	2008	2007	2006
Outstanding Principal Amount at Period End	$4,289,383,349	$4,087,179,360	$4,008,328,376	$3,748,895,752	$3,236,508,883
Total Number of Receivables Outstanding at Period End	381,445	366,229	349,126	324,468	293,727
Average Outstanding Principal Amount During the Period	$4,194,626,834	$4,039,644,700	$3,963,459,530	$3,502,319,544	$2,969,016,262
Average Number of Receivables Outstanding During the Period	374,257	357,695	340,013	309,274	277,618
Gross Principal Charge-Offs(1)	$112,211,860	$137,018,810	$109,211,262	$66,653,061	$42,589,381
Total Number of Receivables Charged Off During the Period	10,296	11,532	9,033	5,976	4,544
Number of Receivables Charged Off as a Percentage of the Average Number of Receivables Outstanding During the Period	2.75%	3.22%	2.66%	1.93%	1.64%
Recoveries(1)	$62,150,918	$64,537,763	$45,972,542	$31,769,549	$23,600,797
Net Losses	$50,060,942	$72,481,047	$63,238,720	$34,883,512	$18,988,584
Net Losses as a Percentage of the Average Outstanding Principal Amount	1.19%	1.79%	1.60%	1.00%	0.64%
Average Net Dollar Loss on Receivables Charged Off During the Period	$4,862	$6,285	$7,001	$5,837	$4,179

(1)

Gross principal charge-offs for each year ended December 31 represent the gross principal amount of retail installment sale contracts charged off during that period without regard to any principal recovery with respect to any such contract during the month during which such contract was charged off. With respect to previous reports, certain proceeds received from the repossession and resale of financed vehicles during the same month during which the related retail installment sale contracts were charged off reduced the principal amount of such charged off retail installment sale contracts as reported at month-end. Recoveries for each year ended December 31 include such proceeds. Gross principal charge-offs and recoveries for each year ended December 31, as applicable, are restated accordingly.

The average outstanding principal amount during any period equals the average of the monthly average outstanding principal amount of the retail installment sale contracts during that period. The gross charge-offs for any period equal the total principal amount due on all retail installment sale contracts determined to be uncollectible during that period. The recoveries for any period equal the total amount recovered during that period on retail installment sale contracts charged off during that period or before. The average net dollar loss on retail installment sale contracts charged off during any period equals the net losses for that period divided by the total number of retail installment sale contracts charged off during that period.

Generally, CarMax Auto Finance believes that the delinquency and credit loss performance of its portfolio over the past five years is attributable to a number of factors, including the following:

•	consistent credit underwriting, provided by empirically derived credit scoring models which help CarMax Auto Finance quantify credit risk and implement risk adjusted pricing;

•	consistent collateral quality, achieved through selective vehicle acquisition and a thorough reconditioning process to meet CarMax’s mechanical, electrical and safety standards; and

•	innovative collection strategies, including the use of behavioral models to manage the collection processes and periodic default risk reviews through risk score updates on outstanding loans.

See “The CarMax Business” in the prospectus for a discussion of CarMax Business Services’s experience with and overall procedures for originating, underwriting and servicing receivables.

Compared with the corresponding prior year periods, CarMax Business Services experienced increases in both total delinquencies as a percentage of total receivables portfolio and net losses as a percentage of average outstanding principal amount in the 2008 calendar year and in the 2009 calendar year. CarMax Auto Finance believes that these increases were primarily the result of the weak economic environment, which adversely affected unemployment and industry trends for losses and delinquencies during those periods. Compared with the corresponding prior year period, CarMax Business Services experienced improvements in both total delinquencies as a percentage of total receivables portfolio and net losses as a percentage of average outstanding principal amount in the 2010 calendar year. CarMax Auto Finance believes that these improvements were the result of several factors, including credit tightening implemented during the 2009 calendar year, favorable recovery rates and general industry trends for losses and delinquencies.

CarMax Business Services’s expectations with respect to delinquency and credit loss trends constitute forward-looking statements and are subject to important economic, social, legal and other factors that could cause actual results to differ materially from those projected. These factors include, but are not limited to, inflation rates, unemployment rates, changes in consumer debt levels, changes in interest rates, changes in the market for used vehicles and the enactment of new laws that further regulate the motor vehicle lending industry. There can be no assurance as to future delinquency, repossession and net loss experience on the Receivables as a result of these factors.

Static Pool Information About Previous Securitizations

Static pool information about prior pools of retail installment sale contracts that were securitized by CarMax Auto Finance can be found in Annex I to this prospectus supplement, which we refer to as the “static pool annex”. Information in the static pool annex consists of summary information for the original characteristics of prior securitized pools and delinquency, cumulative credit losses and prepayment data for the prior pools. Information about pools that were securitized before January 1, 2006 will not be deemed to be part of the prospectus, this prospectus supplement or the registration statement that includes the prospectus. No assurance can be made that the cumulative credit losses, delinquency and prepayment experience of a particular pool of retail installment sale contracts will be similar to the static pool information of prior pools of retail installment sale contracts.

THE RECEIVABLES

The Trust will own a pool of Receivables consisting of motor vehicle retail installment sale contracts originated by certain affiliates of CarMax Business Services and secured by security interests in the motor vehicles financed by those contracts. CarMax Business Services will sell the Receivables to the Seller on the Closing Date pursuant to the Receivables Purchase Agreement. The Seller will sell the Receivables to the Trust on the Closing Date pursuant to the Sale and Servicing Agreement. The property of the Trust will include payments on the Receivables which are made after the Cutoff Date.

The information concerning the Receivables presented throughout this prospectus supplement is as of the Statistical Calculation Date. As of the Statistical Calculation Date, the Receivables had a Pool Balance of $650,000,013.05. The Receivables transferred to the Trust on the Closing Date will have a Pool Balance of not less than $650,000,000 as of the Cutoff Date. The information concerning the Receivables presented throughout this prospectus supplement does not reflect any additional motor vehicle retail installment sale contracts which may be included in the pool of Receivables transferred to the Trust on the Closing Date. In addition, some amortization of the Receivables will occur after the Statistical Calculation Date, and some receivables included as of the Statistical Calculation Date may prepay in full or may not meet the eligibility requirements as of the Cutoff Date and may not, therefore, be transferred to the Trust. As a result, the characteristics of the Receivables as of the Cutoff Date will vary from the characteristics of the Receivables as of the Statistical Calculation Date. We anticipate, however, that the variations will not be significant.

No expenses incurred in connection with the selection and acquisition of the Receivables are to be payable from the offering proceeds. Other than the Indenture Trustee as secured party under the Indenture, no party will have any material direct or contingent claim on any Receivable.

Criteria Applicable to Selection of Receivables

The Receivables were or will be selected from CarMax Business Services’s portfolio for inclusion in the pool by several criteria, some of which are set forth in the prospectus under “The Receivables”. The information presented throughout this prospectus supplement pertains to Receivables that satisfied, as of the Statistical Calculation Date, the criteria for transfer to the Trust, except that Receivables having an aggregate Principal Balance of $110,378,593.48 as of the Statistical Calculation Date related to obligors who had not yet made at least one payment (including Receivables having an aggregate Principal Balance of $46,123,113.27 as of the Statistical Calculation Date that had a remaining term to maturity of 72 months). Each Receivable transferred to the Trust on the Closing Date will satisfy each of the criteria for transfer to the Trust as of the Cutoff Date. These criteria include the requirement that each Receivable:

•	is secured by a new or used motor vehicle;

•	had an original Principal Balance of not more than $65,000 and a remaining Principal Balance of not less than $500;

•	had an original term to maturity of not more than 72 months and not less than 12 months and a remaining term to maturity of not more than 71 months and not less than three months;

•	is a simple interest contract;

•	has a fixed Contract Rate of at least 3.95% and not more than 25.00%;

•

provides for level scheduled monthly payments that fully amortize the amount financed over its original term to maturity (except that the period between the contract date and the first payment date may be less than or greater than one month and except for the first and last payments, which may be minimally different from the level payments);

•	relates to an obligor who has made at least one payment;

•	was not delinquent by more than 30 days;

•	is not secured by a Financed Vehicle that has been repossessed;

•	does not relate to an obligor who was the subject of a bankruptcy proceeding;

•	is evidenced by only one original document; and

•	was not selected using selection procedures believed by CarMax Business Services to be adverse to the Noteholders.

Characteristics of the Receivables

The following tables set forth information with respect to the Receivables as of the Statistical Calculation Date. While the characteristics of the Receivables transferred to the Trust on the Closing Date will differ somewhat from the information set forth in these tables, we anticipate that the variations will not be significant.

Composition of the Receivables

as of the Statistical Calculation Date

	New Motor Vehicles	Used Motor Vehicles	Total
Pool Balance	$5,456,734.35	$644,543,278.70	$650,000,013.05
Number of Receivables	283	37,383	37,666
Percentage of Pool Balance	0.84%	99.16%	100.00%
Average Principal Balance	$19,281.75	$17,241.61	$17,256.94
Range of Principal Balances	($1,178 to $41,169)	($505 to $49,977)	($505 to $49,977)
Weighted Average Contract Rate	8.48%	8.58%	8.58%
Range of Contract Rates	(3.95% to 15.95% )	(3.95% to 19.95% )	(3.95% to 19.95% )
Weighted Average Remaining Term	62.94	62.21	62.21
Range of Remaining Terms	(9 to 72)	(3 to 72)	(3 to 72)
Weighted Average Original Term	65.65	64.57	64.57
Range of Original Terms	(36 to 72)	(24 to 72)	(24 to 72)
Weighted Average FICO Score(1)	683.0	705.9	705.7
Range of FICO Scores(1)	(509 to 859)	(476 to 880)	(476 to 880)

(1)	Reflects only Receivables with obligors that have a FICO score at the time of application. The FICO score with respect to any Receivable with co-obligors is calculated as the average of each obligor’s FICO score at the time of application.

As of the Statistical Calculation Date, the weighted average FICO®* score of the Receivables is 705.7, with the minimum FICO score being 476 and the maximum FICO score being 880. Additionally, 90% of the Pool Balance as of the Statistical Calculation Date is composed of obligors with FICO scores between 586 and 820, with 5% of obligor FICO scores (based on Principal Balance) exceeding 820 and 5% of obligor FICO scores (based on Principal Balance) falling below 586. The calculations in this paragraph reflect only Receivables with obligors that have a FICO score at the time of application. A FICO score is a measurement determined by Fair Isaac Corporation using information collected by the major credit bureaus to assess credit risk. Data from an independent credit reporting agency, such as FICO score, is one of several factors that may be used by CarMax Auto Finance in its credit scoring system to assess the credit risk associated with each applicant. See “The CarMax Business—Underwriting Procedures” in the prospectus. Additionally, FICO scores are based on independent third party information, the accuracy of which cannot be verified. FICO scores should not necessarily be relied upon as a meaningful predictor of the performance of the Receivables.

*	FICO® is a federally registered servicemark of Fair Isaac Corporation.

Distribution of the Receivables by Remaining Term to Maturity

as of the Statistical Calculation Date

Remaining Term Range	Number of Receivables	Percentage of Total Number of Receivables(1)	Pool Balance	Percentage of Pool Balance(1)
1 month to 12 months	145	0.38%	$423,888.22	0.07%
13 months to 24 months	152	0.40	1,030,622.49	0.16
25 months to 36 months	1,412	3.75	16,058,789.16	2.47
37 months to 48 months	2,099	5.57	26,754,629.06	4.12
49 months to 60 months	16,193	42.99	266,032,301.39	40.93
61 months to 66 months	4,234	11.24	73,406,467.50	11.29
67 months to 72 months	13,431	35.66	266,293,315.23	40.97

Total	37,666	100.00%	$650,000,013.05	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Receivables by Original Term to Maturity

as of the Statistical Calculation Date

Original Term Range	Number of Receivables	Percentage of Total Number of Receivables(1)	Pool Balance	Percentage of Pool Balance(1)
13 months to 24 months	52	0.14%	$384,216.47	0.06%
25 months to 36 months	1,401	3.72	15,992,808.66	2.46
37 months to 48 months	2,029	5.39	25,988,892.42	4.00
49 months to 60 months	16,263	43.18	265,544,203.06	40.85
61 months to 66 months	4,146	11.01	70,366,018.38	10.83
67 months to 72 months	13,775	36.57	271,723,874.06	41.80

Total	37,666	100.00%	$650,000,013.05	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Receivables by Obligor Mailing Address

as of the Statistical Calculation Date

Obligor Mailing Address	Number of Receivables	Percentage of Total Number of Receivables(1)	Pool Balance	Percentage of Pool Balance(1)
California	5,429	14.41%	$99,000,577.23	15.23%
Texas	5,315	14.11	95,438,778.87	14.68
Florida	3,816	10.13	66,849,565.49	10.28
Virginia	2,777	7.37	46,470,298.03	7.15
North Carolina	2,786	7.40	45,757,841.95	7.04
Illinois	2,736	7.26	44,596,915.55	6.86
Maryland	2,387	6.34	40,265,004.56	6.19
Georgia	2,174	5.77	37,372,302.41	5.75
Tennessee	1,581	4.20	26,909,765.88	4.14
Nevada	971	2.58	17,536,336.66	2.70
South Carolina	946	2.51	15,730,361.08	2.42
Indiana	770	2.04	12,909,464.84	1.99
Ohio	647	1.72	11,031,362.23	1.70
Connecticut	656	1.74	10,889,298.30	1.68
Alabama	591	1.57	10,127,814.96	1.56
Kansas	548	1.45	9,240,482.40	1.42
Arizona	485	1.29	8,331,568.13	1.28
Missouri	489	1.30	7,852,750.69	1.21
Mississippi	306	0.81	5,620,437.13	0.86
Kentucky	315	0.84	5,528,561.48	0.85
Other	1,941	5.15	32,540,525.18	5.01

Total	37,666	100.00%	$650,000,013.05	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Each state included in the “other” category in the distribution by obligor mailing address table accounted for not more than 0.88% of the total number of Receivables and not more than 0.83% of the Pool Balance, in each case as of the Statistical Calculation Date.

Distribution of the Receivables by Financed Vehicle Model Year

as of the Statistical Calculation Date

Model Year	Number of Receivables	Percentage of Total Number of Receivables(1)	Pool Balance	Percentage of Pool Balance(1)
1997 and earlier	2	0.01%	$4,441.49	0.00%
1998	2	0.01	3,713.84	0.00
1999	6	0.02	21,456.11	0.00
2000	183	0.49	1,890,252.67	0.29
2001	344	0.91	3,640,784.63	0.56
2002	559	1.48	6,257,469.46	0.96
2003	922	2.45	11,278,483.89	1.74
2004	1,361	3.61	18,863,807.80	2.90
2005	2,483	6.59	38,916,061.00	5.99
2006	4,516	11.99	77,698,599.30	11.95
2007	11,517	30.58	208,434,466.30	32.07
2008	8,511	22.60	160,157,824.11	24.64
2009	4,435	11.77	71,423,062.03	10.99
2010	2,687	7.13	48,519,047.55	7.46
2011	138	0.37	2,890,542.87	0.44

Total	37,666	100.00%	$650,000,013.05	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Receivables by Contract Rate

as of the Statistical Calculation Date

Contract Rate Range	Number of Receivables	Percentage of Total Number of Receivables(1)	Pool Balance	Percentage of Pool Balance(1)
3.001%—4.000%	499	1.32%	$6,518,499.04	1.00%
4.001%—5.000%	1,383	3.67	21,046,547.16	3.24
5.001%—6.000%	3,831	10.17	62,655,322.25	9.64
6.001%—7.000%	7,335	19.47	125,089,379.36	19.24
7.001%—8.000%	5,503	14.61	98,300,042.89	15.12
8.001%—9.000%	5,453	14.48	97,013,948.90	14.93
9.001%—10.000%	5,183	13.76	93,993,075.61	14.46
10.001%—11.000%	3,161	8.39	57,095,568.65	8.78
11.001%—12.000%	1,425	3.78	25,113,702.60	3.86
12.001%—13.000%	1,372	3.64	22,923,384.00	3.53
13.001%—14.000%	866	2.30	14,631,550.45	2.25
14.001%—15.000%	762	2.02	11,750,277.10	1.81
15.001%—16.000%	547	1.45	8,895,891.23	1.37
16.001%—17.000%	233	0.62	3,520,823.88	0.54
17.001%—18.000%	96	0.25	1,221,799.30	0.19
18.001%—19.000%	16	0.04	220,920.85	0.03
19.001%—20.000%	1	0.00	9,279.78	0.00

Total	37,666	100.00%	$650,000,013.05	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Receivables by Original Principal Balance

as of the Statistical Calculation Date

Original Principal Balance	Number of Receivables	Percentage of Total Number of Receivables(1)	Pool Balance	Percentage of Pool Balance(1)
$ 0.01 to $ 5,000.00	316	0.84%	$1,134,292.33	0.17%
$ 5,000.01 to $10,000.00	3,363	8.93	26,103,109.26	4.02
$10,000.01 to $15,000.00	10,456	27.76	127,934,564.76	19.68
$15,000.01 to $20,000.00	11,257	29.89	187,901,906.02	28.91
$20,000.01 to $25,000.00	6,614	17.56	141,851,623.81	21.82
$25,000.01 to $30,000.00	3,421	9.08	90,005,449.90	13.85
$30,000.01 to $35,000.00	1,459	3.87	44,966,357.30	6.92
$35,000.01 to $40,000.00	473	1.26	16,982,988.15	2.61
$40,000.01 to $45,000.00	201	0.53	8,220,652.15	1.26
$45,000.01 to $50,000.00	85	0.23	3,908,883.23	0.60
$50,000.01 to $55,000.00	20	0.05	940,607.67	0.14
$55,000.01 and greater	1	0.00	49,578.47	0.01

Total	37,666	100.00%	$650,000,013.05	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

The average original Principal Balance of the Receivables was $17,937.30 as of the Statistical Calculation Date.

Distribution of the Receivables by Remaining Principal Balance

as of the Statistical Calculation Date

Remaining Principal Balance	Number of Receivables	Percentage of Total Number of Receivables(1)	Pool Balance	Percentage of Pool Balance(1)
$ 0.01 to $ 5,000.00	668	1.77%	$2,313,067.32	0.36%
$ 5,000.01 to $10,000.00	3,939	10.46	32,068,641.39	4.93
$10,000.01 to $15,000.00	11,053	29.34	140,873,879.68	21.67
$15,000.01 to $20,000.00	10,863	28.84	188,266,660.95	28.96
$20,000.01 to $25,000.00	6,114	16.23	135,857,801.60	20.90
$25,000.01 to $30,000.00	3,168	8.41	86,247,845.30	13.27
$30,000.01 to $35,000.00	1,208	3.21	38,438,791.45	5.91
$35,000.01 to $40,000.00	399	1.06	14,802,140.98	2.28
$40,000.01 to $45,000.00	176	0.47	7,428,750.17	1.14
$45,000.01 to $50,000.00	78	0.21	3,702,434.21	0.57

Total	37,666	100.00%	$650,000,013.05	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

The average remaining Principal Balance of the Receivables was $17,256.94 as of the Statistical Calculation Date.

MATURITY AND PREPAYMENT CONSIDERATIONS

Weighted Average Lives of the Notes

The following information is given solely to illustrate the effect of prepayments of the Receivables on the weighted average lives of the Notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Receivables.

Prepayments on motor vehicle receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model or “ABS”, represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all of the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets, including the Receivables.

The rate of payment of principal of each class of Notes will depend on the rate of payment (including prepayments) of the Principal Balance of the Receivables. For this reason, final distributions in respect of the Notes could occur significantly earlier than their respective Final Scheduled Distribution Dates. The Noteholders will exclusively bear any reinvestment risk associated with early payment of their Notes.

The ABS Tables captioned “Percent of Initial Note Principal Amount at Various ABS Percentages” have been prepared on the basis of the following assumed characteristics of the Receivables:

•	the Receivables prepay in full at the specified constant percentage of ABS monthly;

•	each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days, beginning in March 2011;

•	payments on the Notes are made on each Distribution Date (and each Distribution Date is assumed to be the fifteenth day of the applicable month);

•	the initial principal amount of each class of Notes is as set forth on the cover of this prospectus supplement;

•	the servicing fee for each Collection Period is equal to the product of 1/12 of 1.00% and the aggregate outstanding principal balance of the Receivables as of the first day of that Collection Period;

•

the backup servicer fee for each Collection Period is equal to the product of 1/12 of 0.0075% and the aggregate outstanding principal balance of the Receivables as of the first day of that Collection Period, but not less than $2,500;

•	interest on the Class A-1 Notes is calculated on the basis of the actual number of days in the related Interest Period and a 360-day year;

•

interest on the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes and the Class D Notes is calculated on the basis of a 360-day year of twelve 30-day months;

•

the interest rate on the Class A-1 Notes is 0.34394%, the interest rate on the Class A-2 Notes is 0.78%, the interest rate on the Class A-3 Notes is 1.38%, the interest rate on the Class A-4 Notes is 2.29%, the interest rate on the Class B Notes is 2.83%, the interest rate on the Class C Notes is 3.03% and the interest rate on the Class D Notes is 4.01%;

•	the Closing Date occurs on March 17, 2011;

•	no defaults or delinquencies occur in the payment of any of the Receivables;

•	no Receivables are repurchased due to a breach of any representation or warranty or for any other reason;

•	no Event of Default occurs;

•	the initial amount of overcollateralization is zero, and the amount of overcollateralization increases over time to an amount equal to:

•

with respect to the April 2011 Distribution Date through the August 2013 Distribution Date, 1.40% of the Pool Balance as of the last day of the related Collection Period, but not less than 0.50% of the Pool Balance as of the Cutoff Date;

•

with respect to the September 2013 Distribution Date through the February 2014 Distribution Date, 1.15% of the Pool Balance as of the last day of the related Collection Period, but not less than 0.40% of the Pool Balance as of the Cutoff Date; and

•

with respect to the March 2014 Distribution Date and each Distribution Date thereafter, 0.90% of the Pool Balance as of the last day of the related Collection Period, but not less than 0.25% of the Pool Balance as of the Cutoff Date;

•	the balance in the Reserve Account is initially $1,625,000 and on each Distribution Date is equal to the Required Reserve Account Amount; and

•	the Servicer exercises its Optional Purchase Right on the earliest Distribution Date on which it is permitted to do so, as described in this prospectus supplement.

The ABS Tables indicate the projected weighted average life of each class of Notes and set forth the percent of the initial principal amount of each class of Notes that is projected to be outstanding after each of the Distribution Dates shown at various constant ABS percentages.

The ABS Tables also assume that the Receivables have been aggregated into hypothetical pools with all of the Receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on the aggregate Principal Balance of the Receivables in each pool, Contract Rate and remaining term to maturity) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

Pool	Aggregate Principal Balance	Weighted Average Contract Rate	Weighted Average Original Term to Maturity (in months)	Weighted Average Remaining Term to Maturity (in months)
1	$423,888.22	12.359%	63	8
2	1,030,622.49	9.878%	51	19
3	16,058,789.16	5.462%	36	34
4	26,754,629.06	6.990%	48	46
5	266,032,301.39	7.547%	60	58
6	339,699,782.73	9.651%	71	69

Total:	$650,000,013.05

The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of Receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentages of ABS specified, even if the weighted average note rates, weighted average original terms to maturity and weighted average remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average life of each class of Notes.

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class A-1 Notes				Class A-2 Notes
Distribution Date	1.00%	1.30%	1.50%	1.70%	1.00%	1.30%	1.50%	1.70%
Closing Date	100%	100%	100%	100%	100%	100%	100%	100%
April 2011	85%	84%	83%	82%	100%	100%	100%	100%
May 2011	71%	68%	66%	64%	100%	100%	100%	100%
June 2011	58%	54%	51%	47%	100%	100%	100%	100%
July 2011	47%	41%	37%	33%	100%	100%	100%	100%
August 2011	36%	28%	23%	18%	100%	100%	100%	100%
September 2011	24%	16%	10%	4%	100%	100%	100%	100%
October 2011	13%	3%	0%	0%	100%	100%	97%	91%
November 2011	2%	0%	0%	0%	100%	92%	86%	79%
December 2011	0%	0%	0%	0%	93%	82%	74%	67%
January 2012	0%	0%	0%	0%	83%	71%	63%	55%
February 2012	0%	0%	0%	0%	74%	61%	52%	44%
March 2012	0%	0%	0%	0%	65%	51%	42%	32%
April 2012	0%	0%	0%	0%	56%	41%	31%	21%
May 2012	0%	0%	0%	0%	47%	31%	21%	10%
June 2012	0%	0%	0%	0%	38%	21%	10%	0%
July 2012	0%	0%	0%	0%	29%	12%	*	0%
August 2012	0%	0%	0%	0%	20%	2%	0%	0%
September 2012	0%	0%	0%	0%	12%	0%	0%	0%
October 2012	0%	0%	0%	0%	3%	0%	0%	0%
November 2012	0%	0%	0%	0%	0%	0%	0%	0%
December 2012	0%	0%	0%	0%	0%	0%	0%	0%
January 2013	0%	0%	0%	0%	0%	0%	0%	0%
February 2013	0%	0%	0%	0%	0%	0%	0%	0%
March 2013	0%	0%	0%	0%	0%	0%	0%	0%
April 2013	0%	0%	0%	0%	0%	0%	0%	0%
May 2013	0%	0%	0%	0%	0%	0%	0%	0%
June 2013	0%	0%	0%	0%	0%	0%	0%	0%
July 2013	0%	0%	0%	0%	0%	0%	0%	0%
August 2013	0%	0%	0%	0%	0%	0%	0%	0%
September 2013	0%	0%	0%	0%	0%	0%	0%	0%
October 2013	0%	0%	0%	0%	0%	0%	0%	0%
November 2013	0%	0%	0%	0%	0%	0%	0%	0%
December 2013	0%	0%	0%	0%	0%	0%	0%	0%
January 2014	0%	0%	0%	0%	0%	0%	0%	0%
February 2014	0%	0%	0%	0%	0%	0%	0%	0%
March 2014	0%	0%	0%	0%	0%	0%	0%	0%
April 2014	0%	0%	0%	0%	0%	0%	0%	0%
May 2014	0%	0%	0%	0%	0%	0%	0%	0%
June 2014	0%	0%	0%	0%	0%	0%	0%	0%
July 2014	0%	0%	0%	0%	0%	0%	0%	0%
August 2014	0%	0%	0%	0%	0%	0%	0%	0%
September 2014	0%	0%	0%	0%	0%	0%	0%	0%
October 2014	0%	0%	0%	0%	0%	0%	0%	0%
November 2014	0%	0%	0%	0%	0%	0%	0%	0%
December 2014	0%	0%	0%	0%	0%	0%	0%	0%
January 2015	0%	0%	0%	0%	0%	0%	0%	0%
February 2015	0%	0%	0%	0%	0%	0%	0%	0%
March 2015	0%	0%	0%	0%	0%	0%	0%	0%
April 2015	0%	0%	0%	0%	0%	0%	0%	0%
May 2015	0%	0%	0%	0%	0%	0%	0%	0%
June 2015	0%	0%	0%	0%	0%	0%	0%	0%
July 2015	0%	0%	0%	0%	0%	0%	0%	0%
Weighted Average Life (In Years) to Maturity	0.36	0.32	0.30	0.28	1.18	1.05	0.98	0.91
Weighted Average Life (In Years) to Call	0.36	0.32	0.30	0.28	1.18	1.05	0.98	0.91

*	Less than 0.5% but greater than zero.

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class A-3 Notes				Class A-4 Notes
Distribution Date	1.00%	1.30%	1.50%	1.70%	1.00%	1.30%	1.50%	1.70%
Closing Date	100%	100%	100%	100%	100%	100%	100%	100%
April 2011	100%	100%	100%	100%	100%	100%	100%	100%
May 2011	100%	100%	100%	100%	100%	100%	100%	100%
June 2011	100%	100%	100%	100%	100%	100%	100%	100%
July 2011	100%	100%	100%	100%	100%	100%	100%	100%
August 2011	100%	100%	100%	100%	100%	100%	100%	100%
September 2011	100%	100%	100%	100%	100%	100%	100%	100%
October 2011	100%	100%	100%	100%	100%	100%	100%	100%
November 2011	100%	100%	100%	100%	100%	100%	100%	100%
December 2011	100%	100%	100%	100%	100%	100%	100%	100%
January 2012	100%	100%	100%	100%	100%	100%	100%	100%
February 2012	100%	100%	100%	100%	100%	100%	100%	100%
March 2012	100%	100%	100%	100%	100%	100%	100%	100%
April 2012	100%	100%	100%	100%	100%	100%	100%	100%
May 2012	100%	100%	100%	100%	100%	100%	100%	100%
June 2012	100%	100%	100%	100%	100%	100%	100%	100%
July 2012	100%	100%	100%	93%	100%	100%	100%	100%
August 2012	100%	100%	94%	86%	100%	100%	100%	100%
September 2012	100%	95%	87%	79%	100%	100%	100%	100%
October 2012	100%	89%	81%	73%	100%	100%	100%	100%
November 2012	96%	84%	75%	66%	100%	100%	100%	100%
December 2012	91%	78%	69%	60%	100%	100%	100%	100%
January 2013	86%	72%	63%	54%	100%	100%	100%	100%
February 2013	80%	66%	57%	48%	100%	100%	100%	100%
March 2013	75%	61%	51%	42%	100%	100%	100%	100%
April 2013	70%	55%	46%	36%	100%	100%	100%	100%
May 2013	65%	50%	40%	30%	100%	100%	100%	100%
June 2013	60%	45%	35%	25%	100%	100%	100%	100%
July 2013	55%	40%	30%	19%	100%	100%	100%	100%
August 2013	50%	35%	24%	14%	100%	100%	100%	100%
September 2013	45%	30%	20%	9%	100%	100%	100%	100%
October 2013	41%	25%	15%	4%	100%	100%	100%	100%
November 2013	36%	20%	10%	0%	100%	100%	100%	99%
December 2013	31%	16%	5%	0%	100%	100%	100%	89%
January 2014	27%	11%	1%	0%	100%	100%	100%	80%
February 2014	22%	7%	0%	0%	100%	100%	93%	71%
March 2014	18%	3%	0%	0%	100%	100%	85%	64%
April 2014	14%	0%	0%	0%	100%	98%	77%	56%
May 2014	10%	0%	0%	0%	100%	89%	69%	48%
June 2014	6%	0%	0%	0%	100%	81%	61%	40%
July 2014	2%	0%	0%	0%	100%	74%	53%	33%
August 2014	0%	0%	0%	0%	96%	66%	46%	26%
September 2014	0%	0%	0%	0%	88%	59%	39%	0%
October 2014	0%	0%	0%	0%	80%	52%	32%	0%
November 2014	0%	0%	0%	0%	72%	45%	26%	0%
December 2014	0%	0%	0%	0%	65%	38%	0%	0%
January 2015	0%	0%	0%	0%	58%	32%	0%	0%
February 2015	0%	0%	0%	0%	51%	26%	0%	0%
March 2015	0%	0%	0%	0%	44%	0%	0%	0%
April 2015	0%	0%	0%	0%	38%	0%	0%	0%
May 2015	0%	0%	0%	0%	31%	0%	0%	0%
June 2015	0%	0%	0%	0%	25%	0%	0%	0%
July 2015	0%	0%	0%	0%	0%	0%	0%	0%
Weighted Average Life (In Years) to Maturity	2.48	2.23	2.08	1.94	3.99	3.67	3.43	3.20
Weighted Average Life (In Years) to Call	2.48	2.23	2.08	1.94	3.95	3.63	3.40	3.17

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class B Notes				Class C Notes
Distribution Date	1.00%	1.30%	1.50%	1.70%	1.00%	1.30%	1.50%	1.70%
Closing Date	100%	100%	100%	100%	100%	100%	100%	100%
April 2011	100%	100%	100%	100%	100%	100%	100%	100%
May 2011	100%	100%	100%	100%	100%	100%	100%	100%
June 2011	100%	100%	100%	100%	100%	100%	100%	100%
July 2011	100%	100%	100%	100%	100%	100%	100%	100%
August 2011	100%	100%	100%	100%	100%	100%	100%	100%
September 2011	100%	100%	100%	100%	100%	100%	100%	100%
October 2011	100%	100%	100%	100%	100%	100%	100%	100%
November 2011	100%	100%	100%	100%	100%	100%	100%	100%
December 2011	100%	100%	100%	100%	100%	100%	100%	100%
January 2012	100%	100%	100%	100%	100%	100%	100%	100%
February 2012	100%	100%	100%	100%	100%	100%	100%	100%
March 2012	100%	100%	100%	100%	100%	100%	100%	100%
April 2012	100%	100%	100%	100%	100%	100%	100%	100%
May 2012	100%	100%	100%	100%	100%	100%	100%	100%
June 2012	100%	100%	100%	100%	100%	100%	100%	100%
July 2012	100%	100%	100%	100%	100%	100%	100%	100%
August 2012	100%	100%	100%	100%	100%	100%	100%	100%
September 2012	100%	100%	100%	100%	100%	100%	100%	100%
October 2012	100%	100%	100%	100%	100%	100%	100%	100%
November 2012	100%	100%	100%	100%	100%	100%	100%	100%
December 2012	100%	100%	100%	100%	100%	100%	100%	100%
January 2013	100%	100%	100%	100%	100%	100%	100%	100%
February 2013	100%	100%	100%	100%	100%	100%	100%	100%
March 2013	100%	100%	100%	100%	100%	100%	100%	100%
April 2013	100%	100%	100%	100%	100%	100%	100%	100%
May 2013	100%	100%	100%	100%	100%	100%	100%	100%
June 2013	100%	100%	100%	100%	100%	100%	100%	100%
July 2013	100%	100%	100%	100%	100%	100%	100%	100%
August 2013	100%	100%	100%	100%	100%	100%	100%	100%
September 2013	100%	100%	100%	100%	100%	100%	100%	100%
October 2013	100%	100%	100%	100%	100%	100%	100%	100%
November 2013	100%	100%	100%	100%	100%	100%	100%	100%
December 2013	100%	100%	100%	100%	100%	100%	100%	100%
January 2014	100%	100%	100%	100%	100%	100%	100%	100%
February 2014	100%	100%	100%	100%	100%	100%	100%	100%
March 2014	100%	100%	100%	100%	100%	100%	100%	100%
April 2014	100%	100%	100%	100%	100%	100%	100%	100%
May 2014	100%	100%	100%	100%	100%	100%	100%	100%
June 2014	100%	100%	100%	100%	100%	100%	100%	100%
July 2014	100%	100%	100%	100%	100%	100%	100%	100%
August 2014	100%	100%	100%	100%	100%	100%	100%	100%
September 2014	100%	100%	100%	0%	100%	100%	100%	0%
October 2014	100%	100%	100%	0%	100%	100%	100%	0%
November 2014	100%	100%	100%	0%	100%	100%	100%	0%
December 2014	100%	100%	0%	0%	100%	100%	0%	0%
January 2015	100%	100%	0%	0%	100%	100%	0%	0%
February 2015	100%	100%	0%	0%	100%	100%	0%	0%
March 2015	100%	0%	0%	0%	100%	0%	0%	0%
April 2015	100%	0%	0%	0%	100%	0%	0%	0%
May 2015	100%	0%	0%	0%	100%	0%	0%	0%
June 2015	100%	0%	0%	0%	100%	0%	0%	0%
July 2015	0%	0%	0%	0%	0%	0%	0%	0%
Weighted Average Life (In Years) to Maturity	4.78	4.50	4.23	3.94	5.15	4.83	4.56	4.23
Weighted Average Life (In Years) to Call	4.33	3.99	3.74	3.49	4.33	3.99	3.74	3.49

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class D Notes
Distribution Date	1.00%	1.30%	1.50%	1.70%
Closing Date	100%	100%	100%	100%
April 2011	100%	100%	100%	100%
May 2011	100%	100%	100%	100%
June 2011	100%	100%	100%	100%
July 2011	100%	100%	100%	100%
August 2011	100%	100%	100%	100%
September 2011	100%	100%	100%	100%
October 2011	100%	100%	100%	100%
November 2011	100%	100%	100%	100%
December 2011	100%	100%	100%	100%
January 2012	100%	100%	100%	100%
February 2012	100%	100%	100%	100%
March 2012	100%	100%	100%	100%
April 2012	100%	100%	100%	100%
May 2012	100%	100%	100%	100%
June 2012	100%	100%	100%	100%
July 2012	100%	100%	100%	100%
August 2012	100%	100%	100%	100%
September 2012	100%	100%	100%	100%
October 2012	100%	100%	100%	100%
November 2012	100%	100%	100%	100%
December 2012	100%	100%	100%	100%
January 2013	100%	100%	100%	100%
February 2013	100%	100%	100%	100%
March 2013	100%	100%	100%	100%
April 2013	100%	100%	100%	100%
May 2013	100%	100%	100%	100%
June 2013	100%	100%	100%	100%
July 2013	100%	100%	100%	100%
August 2013	100%	100%	100%	100%
September 2013	100%	100%	100%	100%
October 2013	100%	100%	100%	100%
November 2013	100%	100%	100%	100%
December 2013	100%	100%	100%	100%
January 2014	100%	100%	100%	100%
February 2014	100%	100%	100%	100%
March 2014	100%	100%	100%	100%
April 2014	100%	100%	100%	100%
May 2014	100%	100%	100%	100%
June 2014	100%	100%	100%	100%
July 2014	100%	100%	100%	100%
August 2014	100%	100%	100%	100%
September 2014	100%	100%	100%	0%
October 2014	100%	100%	100%	0%
November 2014	100%	100%	100%	0%
December 2014	100%	100%	0%	0%
January 2015	100%	100%	0%	0%
February 2015	100%	100%	0%	0%
March 2015	100%	0%	0%	0%
April 2015	100%	0%	0%	0%
May 2015	100%	0%	0%	0%
June 2015	100%	0%	0%	0%
July 2015	0%	0%	0%	0%
Weighted Average Life (In Years) to Maturity	5.55	5.31	4.94	4.52
Weighted Average Life (In Years) to Call	4.33	3.99	3.74	3.49

The foregoing ABS Tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith. The weighted average life of a Note is determined by multiplying the amount of each principal payment on the Note by the number of years from the date of the issuance of the Note to the related Distribution Date, adding the results and dividing the sum by the initial principal amount of the Note.

USE OF PROCEEDS

The Seller will use the net proceeds from the sale of the Notes to pay CarMax Business Services for the Receivables. CarMax Business Services or its affiliates may use all or a portion of the net proceeds to pay their respective debts, including warehouse debt secured by the Receivables prior to the transfer of the Receivables to the Seller, and for general purposes. Any warehouse debt may be owed to one or more of the underwriters or their affiliates or entities for which their affiliates act as administrator and/or provide liquidity lines, so a portion of the proceeds that is used to pay warehouse debt may be paid to the underwriters or their respective affiliates.

COMPUTING YOUR PORTION OF THE OUTSTANDING

PRINCIPAL AMOUNT OF THE NOTES

The Servicer will provide to you in a monthly report a factor which you can use to compute your portion of the outstanding principal amount of the Notes. See “Pool Factors and Trading Information” in the prospectus.

DESCRIPTION OF THE NOTES

The Trust will issue the Notes under the Indenture. We will file a copy of the Indenture with the SEC after the Trust issues the Notes. We summarize below the material terms of the Notes. This summary is not a complete description of all the provisions of the Notes. This summary supplements the description of the general terms and provisions of the notes of any trust and the related indenture set forth under “Certain Information Regarding the Notes” and “Description of the Indenture” in the prospectus and the description of the Indenture set forth under “The Indenture” in this prospectus supplement. We refer you to those sections.

Note Registration

The Notes will be available for purchase in denominations of $5,000 and integral multiples of $1,000 thereafter. The Notes will initially be issued only in book-entry form.

See “Certain Information Regarding the Notes—Book-Entry Registration” in the prospectus for a further discussion of the book-entry registration system.

Payments of Interest

Interest on the principal amounts of the Notes will accrue at the respective per annum interest rates for the various classes of Notes and will be payable on each Distribution Date to the Noteholders of record as of the related Record Date.

The Notes will bear interest at the following Interest Rates:

•	in the case of the Class A-1 Notes, 0.33394% per annum;

•	in the case of the Class A-2 Notes, 0.72% per annum;

•	in the case of the Class A-3 Notes, 1.29% per annum;

•	in the case of the Class A-4 Notes, 2.16% per annum;

•	in the case of the Class B Notes, 2.63% per annum;

•	in the case of the Class C Notes, 2.83% per annum; and

•	in the case of the Class D Notes, 3.62% per annum.

Calculation of Interest. Interest will accrue and will be calculated on the Notes as follows:

•

Actual/360. Interest on the Class A-1 Notes will accrue from and including the prior Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding the current Distribution Date. The interest payable on the Class A-1 Notes on each Distribution Date will equal the product of:

•

the principal amount of the Class A-1 Notes as of the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date), after giving effect to all principal payments made with respect to the Class A-1 Notes on that preceding Distribution Date;

•	the Interest Rate applicable to the Class A-1 Notes; and

•

the actual number of days elapsed during the period from and including the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding the current Distribution Date divided by 360.

•

30/360. Interest on the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes and the Class D Notes will accrue from and including the 15th day of the prior calendar month (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding the 15th day of the current month (assuming each month has 30 days). The interest payable on the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes and the Class D Notes on each Distribution Date will equal the product of:

•

the principal amount of that class of Notes as of the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date), after giving effect to all principal payments made with respect to that class of Notes on that preceding Distribution Date;

•	the Interest Rate applicable to that class of Notes; and

•	30 (or, in the case of the first Distribution Date, assuming a Closing Date of March 17, 2011, 28) divided by 360.

Unpaid Interest Accrues.    Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date, together with interest on such amount at the Interest Rate applicable to that class (to the extent lawful).

Priority of Interest Payments.    The Trust will pay interest on the Notes on each Distribution Date with Available Funds in accordance with the priority set forth under “Application of Available Funds—Priority of Distributions (Pre-Acceleration)”. Interest payments to holders of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will have the same priority. If amounts available to make interest payments on a class of Class A Notes are less than the full amount of interest payable on that class of Notes on a Distribution Date, the related Noteholders will receive their ratable share of that amount, based on the aggregate amount of interest due on that date on each class of Class A Notes. Interest payments to the holders of the Class B Notes will be made only after the interest accrued on each class of Class A Notes and the Priority Principal Distributable Amount, if any, have been paid in full. Interest payments to the holders of the Class C Notes will be made only after the interest accrued on each class of Class A Notes and the Class B Notes and the Priority Principal Distributable Amount and the Secondary Principal Distributable Amount, if any, have been paid in full. Interest payments to the holders of the Class D Notes will be made only after the interest accrued on each class of Class A Notes, the Class B Notes and the Class C Notes and the Priority Principal Distributable Amount, the Secondary Principal Distributable Amount and the Tertiary Principal Distributable Amount, if any, have been paid in full.

An Event of Default will occur if the full amount of interest due on the Notes of the Controlling Class is not paid within five Business Days of the related Distribution Date. The failure to pay interest due on a class of Notes within five Business Days of the related Distribution Date, will not be an Event of Default so long as any Notes with a higher alphabetical designation than that class of Notes remain outstanding. See “The Indenture—Rights Upon Event of Default” in this prospectus supplement.

Payments of Principal

Priority and Amount of Principal Payments.    On each Distribution Date, Noteholders will receive principal in an amount generally equal to the excess, if any, of:

•

the sum of the aggregate unpaid principal amount of the Notes as of the close of business on the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date), after giving effect to all payments made on that preceding Distribution Date, and the Overcollateralization Target Amount for the current Distribution Date; over

•	the Pool Balance as of the last day of the related Collection Period.

On each Distribution Date, all Available Funds allocated to payments of principal on the Notes as described in “Application of Available Funds—Priority of Distributions (Pre-Acceleration)” will be aggregated and will be paid out of the Note Payment Account in the following amounts and order of priority:

(1)	to the Class A-1 Notes until they have been paid in full;

(2)	to the Class A-2 Notes until they have been paid in full;

(3)	to the Class A-3 Notes until they have been paid in full;

(4)	to the Class A-4 Notes until they have been paid in full;

(5)	to the Class B Notes until they have been paid in full;

(6)	to the Class C Notes until they have been paid in full; and

(7)	to the Class D Notes until they have been paid in full.

In no event will the principal paid in respect of a class of Notes exceed the unpaid principal amount of that class of Notes.

If the Notes have been accelerated following the occurrence of an Event of Default, the Trust will pay the funds allocated to the holders of the Notes to pay principal of the Notes, together with amounts that would otherwise be payable to the holders of the Certificates, as described under “Application of Available Funds—Priority of Distributions (Post-Acceleration)”.

Final Scheduled Distribution Dates.    The principal amount of any class of Notes, to the extent not previously paid, will be due on the Final Scheduled Distribution Date for that class. The Final Scheduled Distribution Dates for the Notes are as follows:

•	March 15, 2012 for the Class A-1 Notes;

•	November 15, 2013 for the Class A-2 Notes;

•	September 15, 2015 for the Class A-3 Notes;

•	September 15, 2016 for the Class A-4 Notes;

•	November 15, 2016 for the Class B Notes;

•	February 15, 2017 for the Class C Notes; and

•	August 15, 2017 for the Class D Notes.

The date on which each class of Notes is paid in full is expected to be earlier than the Final Scheduled Distribution Date for that class and could be significantly earlier depending upon the rate at which the Principal Balances of the Receivables are paid.

See “Maturity and Prepayment Considerations—Weighted Average Lives of the Notes” in this prospectus supplement and “Maturity and Prepayment Considerations” in the prospectus for a further discussion of Receivable prepayments.

Credit Enhancement

Subordination.    On each Distribution Date, interest and principal payments on the Notes will be subordinated as follows:

•

no interest will be paid on the Class B Notes, the Class C Notes or the Class D Notes until all interest due on the Class A Notes through the related Interest Period, including, to the extent lawful, interest on any overdue interest and the Priority Principal Distributable Amount, if any, have been paid in full;

•

no interest will be paid on the Class C Notes or the Class D Notes until all interest due on the Class B Notes through the related Interest Period, including, to the extent lawful, interest on any overdue interest and the Secondary Principal Distributable Amount, if any, have been paid in full;

•

no interest will be paid on the Class D Notes until all interest due on the Class C Notes through the related Interest Period, including, to the extent lawful, interest on any overdue interest and the Priority Principal Distributable Amount, the Secondary Principal Distributable Amount and the Tertiary Principal Distributable Amount, if any, have been paid in full; and

•

no principal will be paid on the Class B Notes, the Class C Notes or the Class D Notes until all principal due on the Class A Notes on that Distribution Date has been paid in full, no principal will be paid on the Class C Notes or the Class D Notes until all principal due on the Class B Notes on that Distribution Date has been paid in full and no principal will be paid on the Class D Notes until all principal due on the Class C Notes on that Distribution Date has been paid in full.

The subordination of the Class B Notes, the Class C Notes and the Class D Notes is intended to decrease the risk of default by the Trust with respect to payments due to the more senior classes of Notes.

Overcollateralization.    Overcollateralization represents the amount by which the Pool Balance exceeds the aggregate principal amount of the Notes. Overcollateralization will be available to absorb losses on the Receivables that are not otherwise covered by excess collections on or in respect of the Receivables, if any. It is expected that the initial amount of overcollateralization will be less than $100. The application of funds as described in clause (12) of “Application of Available Funds—Priority of Distributions (Pre-Acceleration)” is designed to increase over time the amount of overcollateralization as of any Distribution Date to the Overcollateralization Target Amount. The Overcollateralization Target Amount will be the greater of (1) 1.40% of the Pool Balance as of the last day of the related Collection Period and (2) 0.50% of the Pool Balance as of the Cutoff Date. However, if:

•

the Overcollateralization Reduction Test is met on the September 2013 Distribution Date, the percentage in clause (1) will be reduced to 1.15% and the percentage in clause (2) will be reduced to 0.40% on that Distribution Date and will remain at these percentages for each following Distribution Date; or

•

the Overcollateralization Reduction Test is met on the March 2014 Distribution Date, the percentage in clause (1) will be reduced to 0.90% and the percentage in clause (2) will be reduced to 0.25% on that Distribution Date (regardless of whether the Overcollateralization Reduction Test was met on the September 2013 Distribution Date) and will remain at these percentages for each following Distribution Date.

Overcollateralization will be effected by paying an amount of principal on the Notes on the first several Distribution Dates after the Closing Date that is greater than the principal of the Receivables paid by obligors during such time. The amount of this payment on the Notes will be funded primarily from interest collections on the Receivables in excess of the interest paid on the Notes and other fees required to be paid by the Trust, but this payment generally will not be made from funds in the Reserve Account.

Excess Collections.    Excess collections for any Distribution Date generally will be the amount by which collections of interest on the Receivables during the related Collection Period exceeds the sum of the Servicing Fee, the Backup Servicer Fee and the aggregate Interest Distributable Amount for each class of Notes. Any excess collections will be applied on each Distribution Date, as a component of Available Funds, as described in clause (12) of “Application of Available Funds—Priority of Distributions (Pre-Acceleration)” to increase over time the amount of overcollateralization as of any Distribution Date to the Overcollateralization Target Amount. Generally, excess collections will also provide a source of funds to absorb any losses on the Receivables and reduce the likelihood of losses on the Notes.

Reserve Account. The Servicer will establish and maintain with the Indenture Trustee the Reserve Account into which certain excess collections on the Receivables will be deposited and from which amounts may be withdrawn to pay the monthly Servicing Fees, the monthly Backup Servicer Fees and any Unreimbursed Servicer Advances to the Servicer and to make required payments on the Notes.

The Seller will deposit the Reserve Account Initial Deposit in the Reserve Account on the Closing Date. On each Distribution Date, the Indenture Trustee will deposit in the Reserve Account, from amounts collected on or in respect of the Receivables during the related Collection Period and not used on that Distribution Date to pay Required Payment Amounts, the amount, if any, by which the Required Reserve Account Amount for that Distribution Date exceeds the amount on deposit in the Reserve Account on that Distribution Date, after giving effect to all required withdrawals from the Reserve Account on that Distribution Date. The amounts on deposit in the Reserve Account will be invested by the Servicer in Permitted Investments. The Reserve Account must be maintained as an Eligible Deposit Account.

On each Determination Date, the Servicer will determine the Reserve Account Draw Amount, if any, for the following Distribution Date. If the Reserve Account Draw Amount for any Distribution Date is greater than zero, the Indenture Trustee will withdraw that amount from the Reserve Account and transfer the amount withdrawn to the Collection Account and apply that amount as described in “Application of Available Funds—Priority of Distributions (Pre-Acceleration)”. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in available funds on deposit in the Collection Account exceeds the amount on deposit in the Reserve Account, a temporary shortfall in the amounts distributed to the Noteholders could result. In addition, depletion of the Reserve Account ultimately could result in losses on your Notes.

If the amount on deposit in the Reserve Account on any Distribution Date exceeds the Required Reserve Account Amount for that Distribution Date, after giving effect to all required deposits to and withdrawals from the Reserve Account on that Distribution Date, that excess, first, will be applied to fund any deficiency in the Regular Principal Distributable Amount on that Distribution Date or the amounts described in clauses (13) or (14) of “Application of Available Funds—Priority of Distributions (Pre-Acceleration)” and, second, will be paid to the Certificateholders. Any amount paid to the Certificateholders will no longer be the property of the Trust. After the payment in full of all accrued and unpaid interest on the Notes and the principal amount of the Notes and the termination of the Trust, any funds remaining on deposit in the Reserve Account will be paid to the Certificateholders.

A firm of independent certified public accountants will furnish to the Seller, the Owner Trustee and the Indenture Trustee an annual statement attesting to the Servicer’s assessment of its compliance with certain minimum servicing criteria during the preceding 12 months (or, in the case of the first certificate, from the Closing Date), including criteria regarding cash collection and administration. There will be no other independent verification of the deposits to or withdrawals from the Reserve Account.

Optional Prepayment

In order to avoid excessive administrative expense, the Servicer will be permitted, at its option, to purchase all remaining Receivables from the Trust on any Distribution Date if the Pool Balance as of the close of business on the last day of the related Collection Period was 10% or less of the Pool Balance as of the Cutoff Date. The exercise of this right will effect the early retirement of the Notes.

See “The Sale and Servicing Agreement—Optional Purchase of Receivables” in this prospectus supplement for a further discussion of this option.

Controlling Class

So long as any Class A Notes are outstanding, the Class A Notes will be the Controlling Class. As a result, holders of the Class A Notes generally will vote together as a single class under the Indenture. Upon payment in full of the Class A Notes, the Class B Notes will be the Controlling Class. Upon payment in full of the Class B Notes, the Class C Notes will be the Controlling Class. Upon payment in full of the Class C Notes, the Class D Notes will be the Controlling Class.

APPLICATION OF AVAILABLE FUNDS

Sources of Available Funds

The funds available to the Trust to make payments on the Notes on each Distribution Date will come from the following sources:

•	collections received on or with respect to the Receivables during the related Collection Period;

•	net recoveries received during the related Collection Period on Receivables that were charged off as losses in prior months;

•	Simple Interest Advances made by the Servicer for the related Collection Period;

•	investment earnings on funds on deposit in the Collection Account in respect of the related Collection Period;

•	proceeds of repurchases of Receivables by the Seller or purchases of Receivables by the Servicer because of certain breaches of representations or covenants; and

•	funds, if any, withdrawn from the Reserve Account for that Distribution Date.

Priority of Distributions (Pre-Acceleration)

On each Distribution Date, unless an Event of Default has occurred under the Indenture which has resulted in an acceleration of the Notes, the Trust will apply the Available Funds for that Distribution Date in the following amounts and order of priority:

(1)	to the Servicer, the Backup Servicer or any other successor Servicer, as applicable, the Servicing Fee for the related Collection Period plus any overdue Servicing Fees for prior Collection Periods plus any Unreimbursed Servicer Advances for the related Collection Period;

(2)	to the Backup Servicer, the Backup Servicer Fee for the related Collection Period plus any overdue Backup Servicer Fees for prior Collection Periods plus any unpaid indemnity amounts due to the Backup Servicer plus, if the Backup Servicer has replaced CarMax Business Services as Servicer, any unpaid transition expenses due in respect of the transfer of servicing to the Backup Servicer; provided, however, that the aggregate amount of such indemnity amounts and transition expenses paid pursuant to this clause (2) shall not exceed $175,000;

(3)	to the Note Payment Account for the benefit of the holders of the Class A Notes, the Interest Distributable Amount for each class of Class A Notes for that Distribution Date;

(4)	to the Note Payment Account for the benefit of the holders of the Notes for distribution as a payment of principal and in the priority set forth under “Description of the Notes—Payments of Principal”, the Priority Principal Distributable Amount for that Distribution Date, if any;

(5)	to the Note Payment Account for the benefit of the holders of the Class B Notes, the Interest Distributable Amount for the Class B Notes for that Distribution Date;

(6)	to the Note Payment Account for the benefit of the holders of the Notes for distribution as a payment of principal and in the priority set forth under “Description of the Notes—Payments of Principal”, the Secondary Principal Distributable Amount for that Distribution Date, if any;

(7)	to the Note Payment Account for the benefit of the holders of the Class C Notes, the Interest Distributable Amount for the Class C Notes for that Distribution Date;

(8)	to the Note Payment Account for the benefit of the holders of the Notes for distribution as a payment of principal and in the priority set forth under “Description of the Notes—Payments of Principal”, the Tertiary Principal Distributable Amount for that Distribution Date, if any;

(9)	to the Note Payment Account for the benefit of the holders of the Class D Notes, the Interest Distributable Amount for the Class D Notes for that Distribution Date;

(10)	to the Note Payment Account for the benefit of the holders of the Notes for distribution as a payment of principal and in the priority set forth under “Description of the Notes—Payments of Principal”, the Quaternary Principal Distributable Amount for that Distribution Date, if any;

(11)	to the Reserve Account, the excess, if any, of the Required Reserve Account Amount for that Distribution Date over the amount then on deposit in the Reserve Account, after giving effect to all required withdrawals from the Reserve Account on that Distribution Date;

(12)	to the Note Payment Account for the benefit of the holders of the Notes for distribution as a payment of principal and in the priority set forth under “Description of the Notes—Payments of Principal”, the Regular Principal Distributable Amount for that Distribution Date, if any;

(13)	if the Backup Servicer or any other successor Servicer has replaced CarMax Business Services as Servicer, to the Backup Servicer or other successor Servicer, as applicable, any unpaid transition expenses due in respect of the transfer of servicing to the Backup Servicer that are in excess of the related cap described under clause (2) above plus any unpaid transition expenses due in respect of the transfer of servicing to any other successor Servicer plus any Additional Servicing Fees for the related Collection Period;

(14)	to the Backup Servicer, any unpaid indemnity amounts due to the Backup Servicer that are in excess of the related cap described under clause (2) above; and

(15)	unless the Notes have been accelerated following the occurrence of an Event of Default, to the Certificateholders, any amounts remaining after the above distributions.

In addition, if the aggregate amount on deposit in the Collection Account and the Reserve Account on any Distribution Date equals or exceeds the aggregate principal amount of the Notes, accrued and unpaid interest thereon, all amounts due to the Servicer and all amounts due to the Backup Servicer, all such amounts will be applied up to the amount necessary to retire the Notes and pay such amounts due.

Application of Funds

(Pre-Acceleration)

The following diagram shows how Available Collections and, if necessary, funds withdrawn from the Reserve Account will be applied prior to an acceleration of the Notes.

[1]

In general, amounts will be withdrawn from the Reserve Account and included in the Available Funds for any Distribution Date to the extent that Available Collections for that Distribution Date are not sufficient to pay current and overdue Servicing Fees, Unreimbursed Servicer Advances, current and overdue Backup Servicer Fees, Backup Servicer transition expenses and indemnity amounts up to a $175,000 aggregate cap, current and overdue interest on the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes, the Priority Principal Distributable Amount, the Secondary Principal Distributable Amount, the Tertiary Principal Distributable Amount and the Quaternary Principal Distributable Amount, in each case for that Distribution Date.

Priority of Distributions (Post-Acceleration)

If the Notes have been accelerated following the occurrence of an Event of Default under the Indenture, the priority of distributions will change from the normal priority set forth under “Application of Available Funds—Priority of Distributions (Pre-Acceleration)”. On each Distribution Date following acceleration of the Notes, the Trust will apply the Available Funds for that Distribution Date in the following amounts and order of priority:

(1)	to the Servicer, the Backup Servicer or any other successor Servicer, as applicable, the Servicing Fee for the related Collection Period plus any overdue Servicing Fees for prior Collection Periods plus any Unreimbursed Servicer Advances for the related Collection Period;

(2)	to the Backup Servicer, the Backup Servicer Fee for the related Collection Period plus any overdue Backup Servicer Fees for prior Collection Periods plus any unpaid indemnity amounts due to the Backup Servicer plus, if the Backup Servicer has replaced CarMax Business Services as Servicer, any unpaid transition expenses due in respect of the transfer of servicing to the Backup Servicer without regard to the cap of $175,000 in the aggregate with respect to indemnity amounts and transition expenses;

(3)	to the Class A Noteholders, the Interest Distributable Amount for the Class A Notes;

(4)(a)	if an Event of Default has occurred as a result of the first, second or fifth events set forth under “Description of the Indenture—Events of Default” in the prospectus, in the following order of priority:

•    to the Class A-1 Noteholders, until the Class A-1 Notes have been paid in full;

•    to the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders, pro rata, until all classes of the Class A Notes have been paid in full;

•    to the Class B Noteholders, the Interest Distributable Amount for the Class B Notes;

•    to the Class B Noteholders, until the Class B Notes have been paid in full;

•    to the Class C Noteholders, the Interest Distributable Amount for the Class C Notes;

•    to the Class C Noteholders, until the Class C Notes have been paid in full;

•    to the Class D Noteholders, the Interest Distributable Amount for the Class D Notes; and

•    to the Class D Noteholders, until the Class D Notes have been paid in full.

(4)(b)	if an Event of Default has occurred as a result of any event set forth under “Description of the Indenture—Events of Default” in the prospectus, other than those events described in clause 4(a) above, in the following order of priority:

•    to the Class B Noteholders, the Interest Distributable Amount for the Class B Notes;

•    to the Class C Noteholders, the Interest Distributable Amount for the Class C Notes;

•    to the Class D Noteholders, the Interest Distributable Amount for the Class D Notes;

•    to the Class A-1 Noteholders, until the Class A-1 Notes have been paid in full;

•    to the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders, pro rata, until all classes of the Class A Notes have been paid in full;

•    to the Class B Noteholders, until the Class B Notes have been paid in full;

•    to the Class C Noteholders, until the Class C Notes have been paid in full; and

•    to the Class D Noteholders, until the Class D Notes have been paid in full;

(5)	if the Backup Servicer or any other successor Servicer has replaced CarMax Business Services as Servicer, to the Backup Servicer or other successor Servicer, as applicable, any unpaid transition expenses due in respect of the transfer of servicing and any Additional Servicing Fees for the related Collection Period;

(6)	to the Indenture Trustee, all amounts due to the Indenture Trustee as compensation pursuant to the Indenture not previously paid by the Administrator; and

(7)	to the Certificateholders, any amounts remaining after the above distributions.

These general rules for each Distribution Date after the Notes are accelerated following the occurrence of an Event of Default under the Indenture are subject, however, to the exception that if a Distribution Date is a Final Scheduled Distribution Date for one or more classes of Notes, all principal payments will be made on that Distribution Date and on any subsequent Distribution Date first to those classes of Notes with that Final Scheduled Distribution Date, in order of seniority, until those classes of Notes have been paid in full.

Application of Funds

(Post-Acceleration)

The following diagram shows how Available Funds will be applied after an acceleration of the Notes.

TRANSACTION FEES AND EXPENSES

The following table sets forth information with respect to the fees payable to the Servicer and the Indenture Trustee. On each Distribution Date, Available Funds will be applied to pay the Servicing Fee to the Servicer and the Backup Servicer Fee to the Backup Servicer as described under “Application of Available Funds—Priority of Distributions (Pre-Acceleration)” and “—Priority of Distributions (Post-Acceleration)”. On each Distribution Date following the occurrence of an Event of Default under the Indenture which has resulted in an acceleration of the Notes, Available Funds will be applied to pay amounts due to the Indenture Trustee as compensation pursuant to the Indenture, to the extent not previously paid by the Administrator, as described under “Application of Available Funds—Priority of Distributions (Post-Acceleration)”. Available Funds will not be applied to pay amounts due to the Owner Trustee as compensation pursuant to the Trust Agreement. The formula for the Servicing Fee, the amount of the Indenture Trustee fee and the formula for the Backup Servicer Fee are listed in the table below and will not change during the term of this securitization transaction.

Fee	Amount
Servicing Fee	1/12 of 1% of the Pool Balance per month
Indenture Trustee Fee	$2,500 per year
Backup Servicer Fee	1/12 of 0.0075% of the Pool Balance but not less than $2,500 per month

The Servicing Fee is paid to the Servicer for the servicing of the Receivables under the Sale and Servicing Agreement. The Servicer will be responsible for its own expenses under the Sale and Servicing Agreement, except that the Servicer may net from collections the costs and expenses of the repossession and disposition of Financed Vehicles and external costs of collection on Defaulted Receivables. The Indenture Trustee fee is paid to the Indenture Trustee for performance of the Indenture Trustee’s duties under the Indenture. The Indenture Trustee’s compensation will include its reasonable out of pocket expenses incurred under the Indenture and any indemnities owed to the Indenture Trustee. The Backup Servicer Fee is paid to the Backup Servicer for performance of the Backup Servicer’s duties under the Sale and Servicing Agreement. If the Backup Servicer has replaced CarMax Business Services as Servicer, on each Distribution Date, Available Funds will be applied to pay any transition expenses due in respect of the transfer of servicing to the Backup Servicer as described under “Application of Available Funds—Priority of Distributions (Pre-Acceleration)” and “—Priority of Distributions (Post-Acceleration)”.

See “The Sale and Servicing Agreement—Servicing Compensation and Expenses” in this prospectus supplement and “Description of the Sale and Servicing Agreement—Servicing Compensation and Expenses” in the prospectus for more information regarding the Servicing Fee. See “Description of the Indenture—The Indenture Trustee” in the prospectus for more information regarding the compensation and indemnification of the Indenture Trustee.

MONTHLY INVESTOR REPORTS

On or before each Distribution Date, the Servicer will prepare and deliver to the Indenture Trustee, with copies to the Seller, the Owner Trustee, the Rating Agencies, the Backup Servicer and each Paying Agent, if applicable, a monthly investor report for the Indenture Trustee to make available to each Noteholder of record as of the most recent Record Date. Each monthly investor report will contain information about the payments to be made on the Notes on the following Distribution Date, the performance of the Receivables during the preceding month and the status of any credit enhancement. An officer of the Servicer will certify as to the accuracy of the information in each monthly investor report. For so long as the Trust is required to file reports under the Exchange Act, the Servicer will file each monthly investor report with the SEC on Form 10-D within 15 days after the related Distribution Date. These reports on Form 10-D can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC and can also be viewed electronically at the SEC’s website described under “Where You Can Find Additional Information” in the prospectus. You may obtain copies of these reports free of charge by contacting CarMax Funding at the address set forth under “Copies of the Documents” in the prospectus. The Indenture Trustee will make available each month to investors the related monthly investor report via the Indenture Trustee’s internet website with the use of a password provided by the Indenture Trustee. The Indenture Trustee’s internet website will be located at www.CTSLink.com or at such other address as the Indenture Trustee shall notify the investors from time to time. For assistance with regard to this service, you can call the Indenture Trustee’s corporate trust office at (866) 846-4526.

Each monthly investor report will contain the following information for the related Distribution Date:

•	the aggregate amount to be distributed as principal for each class of Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes;

•

the Priority Principal Distributable Amount, the Secondary Principal Distributable Amount, the Tertiary Principal Distributable Amount, the Quaternary Principal Distributable Amount, the Regular Principal Distributable Amount and the Interest Distributable Amount for each class of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes;

•	the Servicing Fee and the Backup Servicer Fee;

•

the aggregate outstanding principal amount of each class of Notes and the note pool factor with respect to each class of Notes, in each case after giving effect to all payments to be made on such Distribution Date;

•	the Pool Balance as of the close of business on the last day of the preceding Collection Period;

•	the number of Receivables that were outstanding as of the close of business on the last day of the preceding Collection Period;

•	the Reserve Account Amount after giving effect to all required deposits to and withdrawals from the Reserve Account to be made on such Distribution Date;

•	the Reserve Account Draw Amount, if any;

•	the aggregate Purchase Amount of Receivables to be repurchased by the Seller or to be purchased by the Servicer;

•	the number and aggregate Principal Balance of Receivables that were 31-60 days, 61-90 days or 91 days or more delinquent as of the last day of the preceding Collection Period;

•	the net losses with respect to the preceding Collection Period;

•

the Overcollateralization Target Amount for such Distribution Date and the amount by which the Pool Balance as of the last day of the related Collection Period will exceed the Note Balance after giving effect to all payments to be made on such Distribution Date;

•	the aggregate amount of collections on the Receivables;

•	the aggregate amount of excess collections; and

•	the Consolidated Tangible Net Worth as of the last day of the Related Fiscal Quarter.

THE SALE AND SERVICING AGREEMENT

We summarize below some of the important terms of the Sale and Servicing Agreement. We will file a copy of the Sale and Servicing Agreement with the SEC after the Trust issues the Notes. This summary is not a complete description of all of the provisions of the Sale and Servicing Agreement. We refer you to that document. This summary supplements the description of the Sale and Servicing Agreement set forth under “Description of the Sale and Servicing Agreement” in the prospectus.

Servicing the Receivables

The Servicer may, in its sole discretion but consistent with its normal practices and procedures, extend the payment schedule applicable to any Receivable for credit-related reasons; provided, however, that if the extension of a payment schedule causes a Receivable to remain outstanding after the Collection Period preceding the Final Scheduled Distribution Date for the Class D Notes, the Servicer will agree under the Sale and Servicing Agreement to purchase that Receivable for an amount equal to the Purchase Amount as of the last day of the Collection Period during which such extension occurs. The purchase obligation of the Servicer under the Sale and Servicing Agreement will constitute the sole remedy available to the Trust, the Noteholders, the Indenture Trustee, the Certificateholders, the Backup Servicer or the Owner Trustee for any extension of a payment schedule that causes a Receivable to remain outstanding after the Collection Period preceding the Final Scheduled Distribution Date for the Class D Notes.

Accounts

In addition to the accounts referred to under “Description of the Sale and Servicing Agreement—Accounts” in the prospectus, the Servicer will establish:

•	the Note Payment Account for the benefit of the Noteholders; and

•	the Reserve Account for the benefit of the Noteholders and the Certificateholders.

Advances

The Servicer, at its option, may make Simple Interest Advances on the Business Day preceding each Distribution Date to the extent that the Servicer determines that such advances will be recoverable. The Servicer will recover Simple Interest Advances from subsequent payments by or on behalf of the respective obligor or, upon the Servicer’s determination that such advance is an Unreimbursed Servicer Advance, from any Available Funds as described in clause (1) under “Application of Available Funds—Priority of Distributions (Pre-Acceleration)” and “—Priority of Distributions (Post-Acceleration)”. Neither the Backup Servicer nor any other successor Servicer will be obligated to make any Simple Interest Advances.

Servicing Compensation and Expenses

The Servicer will be entitled to receive the Servicing Fee on each Distribution Date. The Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from the prior Distribution Date, will be payable on each Distribution Date. The Servicing Fee will be paid only to the extent of the funds deposited into the Collection Account with respect to the Collection Period relating to such Distribution Date, plus funds, if any, deposited into the Collection Account from the Reserve Account.

See “Description of the Sale and Servicing Agreement—Servicing Compensation and Expenses” in the prospectus for more information regarding the Servicing Fee.

Optional Purchase of Receivables

In order to avoid excessive administrative expense, the Servicer will be permitted, at its option, to purchase all remaining Receivables from the Trust on any Distribution Date if the Pool Balance as of the close of business on the last day of the related Collection Period was 10% or less of the Pool Balance as of the Cutoff Date. The price to be paid by the Servicer in connection with the exercise of this option will equal the Purchase Amount of all Receivables; provided, however, that the purchase price paid by the Servicer for the remaining Receivables, together with amounts on deposit in the Reserve Account and the Collection Account, must equal or exceed the Note Balance as of the purchase date, plus accrued but unpaid interest on each class of Notes at the related Interest Rate through the related Interest Period, plus all amounts due to the Servicer in respect of its servicing compensation, outstanding and unreimbursed Simple Interest Advances and Unreimbursed Servicer Advances, plus all amounts due to the Backup Servicer. The Servicer will notify the Owner Trustee, the Indenture Trustee, the Seller, the Backup Servicer and the Rating Agencies of the Servicer’s intent to exercise its Optional Purchase Right no later than 10 days prior to the related Distribution Date. The exercise of the Optional Purchase Right will effect the early retirement of the Notes.

See “Description of the Sale and Servicing Agreement—Termination” in the prospectus for a further discussion of the circumstances under which the Servicer may exercise this option.

Deposits to the Collection Account

As of the Closing Date, the Servicer will be required to deposit all amounts received on or in respect of the Receivables into the Collection Account within two Business Days after such receipt.

See “Description of the Sale and Servicing Agreement—Collections” in the prospectus for a discussion of the circumstances under which the Servicer will not be required to deposit such amounts into the Collection Account until the Business Day preceding the Distribution Date following the Collection Period during which such amounts were received.

On or before each Distribution Date, the Servicer will notify the Indenture Trustee to withdraw the Reserve Account Draw Amount, if any, from the Reserve Account and to deposit this amount into the Collection Account.

Servicer Will Provide Information to Indenture Trustee

On or before each Determination Date, the Servicer will provide the Indenture Trustee and the Backup Servicer with the information specified in the Sale and Servicing Agreement with respect to the related Distribution Date or the related Collection Period, including:

•	the aggregate amount of collections on the Receivables;

•	the aggregate amount of Defaulted Receivables;

•	the aggregate Purchase Amount of Receivables to be repurchased by the Seller or to be purchased by the Servicer;

•	the Reserve Account Draw Amount, if any;

•	the Reserve Account Amount;

•	the aggregate amount to be distributed as principal and interest on the Notes;

•

the Priority Principal Distributable Amount, the Secondary Principal Distributable Amount, the Tertiary Principal Distributable Amount, the Quaternary Principal Distributable Amount, the Regular Principal Distributable Amount and the Interest Distributable Amount for each class of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes;

•

the Overcollateralization Target Amount for such Distribution Date and the amount by which the Pool Balance as of the last day of such Collection Period will exceed the Note Balance after giving effect to all payments to be made on such Distribution Date;

•	the Unreimbursed Servicer Advances, if any; and

•	the Servicing Fee and the Backup Servicer Fee.

Evidence as to Compliance

In the event that the Backup Servicer or any other successor Servicer assumes the duties as Servicer under the Sale and Servicing Agreement, each such Servicer will provide a separate annual statement of a firm of independent certified public accountants attesting to such Servicer’s assessment of its compliance with certain minimum servicing criteria during the preceding 12 months (or, in the case of the first certificate delivered by such Servicer, from the date on which such Servicer assumed the duties as Servicer under the Sale and Servicing Agreement) and a separate certificate signed by an officer of such Servicer stating that such Servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding 12 months (or, in the case of the first certificate delivered by such Servicer, from the date on which such Servicer assumed the duties as Servicer under the Sale and Servicing Agreement) or, if there has been a default in the fulfillment of any such obligation in any material respect, describing each default.

See “Description of the Sale and Servicing Agreement—Evidence as to Compliance” in the prospectus for more information regarding annual statements and certificates to be delivered by the Servicer.

Events of Servicing Termination

In addition to the events described under “Description of the Sale and Servicing Agreement—Events of Servicing Termination” in the prospectus, the Special Unrated Servicer Tangible Net Worth Event will constitute an “Event of Servicing Termination” under the Sale and Servicing Agreement.

Rights Upon Event of Servicing Termination

If CarMax Business Services is the Servicer that is terminated as described under “Description of the Sale and Servicing Agreement—Rights Upon Event of Servicing Termination” in the prospectus, the Backup Servicer will succeed to all of the responsibilities, duties and liabilities of the Servicer under the Sale and Servicing Agreement, except as expressly set forth in the Sale and Servicing Agreement. If CarMax Business Services is not the Servicer that is terminated, the Indenture Trustee will appoint a successor Servicer as described under “Description of the Sale and Servicing Agreement—Rights Upon Event of Servicing Termination” in the prospectus.

Replacement of Backup Servicer

Under the Sale and Servicing Agreement, the Backup Servicer may not resign from its obligations and duties as Backup Servicer thereunder except upon a determination that the Backup Servicer’s performance of its duties is no longer permissible under applicable law. No resignation will become effective until an entity acceptable to the holders of Notes evidencing not less than 51% of the Controlling Class shall have assumed the obligations and duties of the Backup Servicer under the Sale and Servicing Agreement.

THE INDENTURE

We summarize below some of the important terms of the Indenture. We will file a copy of the Indenture with the SEC after the Trust issues the Notes. This summary is not a complete description of all of the provisions of the Indenture. We refer you to that document. This summary supplements the description of the Indenture set forth under “Description of the Indenture” in the prospectus.

Rights Upon Event of Default

If the property of the Trust is sold following an Event of Default as described under “Description of the Indenture—Rights Upon Event of Default” in the prospectus, the Indenture Trustee will apply or cause to be applied the proceeds of that sale first to pay all amounts due to the Indenture Trustee as compensation under the Indenture and then as Available Funds as described under “Application of Available Funds—Priority of Distributions (Post-Acceleration)”.

Replacement of Indenture Trustee

Pursuant to the Trust Indenture Act of 1939, as amended, the Indenture Trustee may be deemed to have a conflict of interest and be required to resign as trustee for the Class A Notes, the Class B Notes, the Class C Notes or the Class D Notes if a default occurs under the Indenture. In these circumstances, the Indenture will provide for a successor trustee to be appointed for one or each of the Class A Notes, the Class B Notes, the Class C Notes or the Class D Notes, in order that there be separate trustees for each of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes. Any resignation of the original Indenture Trustee with respect to any class of Notes will become effective only upon the appointment of a successor trustee for such class of Notes and such successor’s acceptance of such appointment.

Any successor Indenture Trustee must at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act of 1939, as amended, and must have a combined capital and surplus of at least $50,000,000 and a long-term debt rating of investment grade by each Rating Agency or must otherwise be acceptable to each Rating Agency.

See “Description of the Indenture—Replacement of Indenture Trustee” in the prospectus for more information.

Satisfaction and Discharge of Indenture

The Indenture will be discharged with respect to the collateral securing the Notes:

•

upon delivery to the Indenture Trustee for cancellation of all the Notes or, if all Notes not delivered to the Indenture Trustee for cancellation have become due and payable, upon the irrevocable deposit with the Indenture Trustee of funds sufficient for the payment in full of the principal amount of and all accrued but unpaid interest on the Notes;

•	upon payment by the Trust of all amounts due under the Indenture and the other transaction documents;

•

upon delivery to the Indenture Trustee of an officer’s certificate and an opinion of counsel, which may be internal counsel to CarMax Business Services or the Servicer, stating that all conditions precedent provided for in the Indenture relating to the satisfaction and discharge of the Indenture have been satisfied; and

•

upon delivery to the Indenture Trustee of an opinion of counsel to the effect that the satisfaction and discharge of the Indenture will not cause any Noteholder to be treated as having sold or exchanged its Notes for purposes of Section 1001 of the Internal Revenue Code.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

In the opinion of McGuireWoods LLP, counsel for the Seller and federal tax counsel for the Trust, for United States federal income tax purposes, the Offered Notes will be characterized as debt and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

See “Material Federal Income Tax Consequences” in the prospectus for additional information regarding the United States federal income tax treatment of the Notes.

ERISA CONSIDERATIONS

The Offered Notes may, in general, be purchased by, on behalf of or with “plan assets” of Plans. Although we cannot assure you in this regard, the Offered Notes should be treated as “debt” and not as “equity interests” for purposes of the Plan Assets Regulation because the Offered Notes:

•

are expected to be treated as indebtedness under local law and will, in the opinion of federal tax counsel for the Trust, be treated as debt, rather than equity, for federal income tax purposes (see “Material Federal Income Tax Consequences” in the prospectus); and

•	should not be deemed to have any “substantial equity features”.

See “ERISA Considerations” in the prospectus.

However, the acquisition and holding of Offered Notes of any class by or on behalf of a Plan could be considered to give rise to a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code if the Trust, the Owner Trustee, the Indenture Trustee, a holder of 50% or more of the Certificates or any of their respective affiliates is or becomes a “party in interest” or a “disqualified person” (as defined in ERISA and the Internal Revenue Code, respectively) with respect to such Plan.

Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of securities—for example, PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager”; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager”; PTCE 2000-58, as subsequently amended by PTCE 2002-41, which exempts certain transactions involving issuers of asset backed securities which are either debt or equity investments; or the service provider exemption provided by Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code. Each investor in an Offered Note, by its acceptance of the Offered Note or a beneficial interest therein, will be deemed to represent either that it is not a Plan, and is not investing on behalf of or with plan assets of a Plan, or that its acquisition and holding of the Offered Note satisfy the requirements for exemptive relief under one of the foregoing exemptions.

Because the Trust, the Seller, the Servicer, the Backup Servicer, the Owner Trustee, the Indenture Trustee, the underwriters or any of their respective affiliates may receive certain benefits in connection with the sale of the Offered Notes, the purchase of Offered Notes using plan assets over which any of such parties has investment authority may be deemed to be a violation of the prohibited transaction rules of ERISA or Section 4975 of the Internal Revenue Code for which no exemption may be available. Accordingly, any investor considering a purchase of Offered Notes using plan assets should consult with its counsel if the Trust, the Seller, the Servicer, the Owner Trustee, the Indenture Trustee, any underwriter or any of their respective affiliates has investment authority or administrative discretion or provides advice for a direct or indirect fee with respect to such assets or is an employer maintaining or contributing to the Plan. The sale of Offered Notes to a Plan is in no respect a representation by the Trust, the Seller, the Servicer, the Backup Servicer, the Owner Trustee, the Indenture Trustee, any underwriter of the Offered Notes or any of their respective affiliates that this investment meets all relevant legal requirements with respect to investments made by Plans generally or any particular Plan or that this investment is appropriate for Plans generally or any particular Plan.

See “ERISA Considerations” in the prospectus for additional information regarding treatment of the Notes under ERISA.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, the Seller has agreed to sell to each of the underwriters named below, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as representative, and each of the underwriters has severally agreed to purchase, the initial principal amount of Offered Notes set forth opposite its name below:

Underwriters	Principal Amount of Class A-1 Notes	Principal Amount of Class A-2 Notes	Principal Amount of Class A-3 Notes	Principal Amount of Class A-4 Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$54,400,000	$62,475,000	$95,625,000	$46,772,000
J.P. Morgan Securities LLC	54,400,000	62,475,000	95,625,000	46,771,000
Barclays Capital Inc.	6,400,000	7,350,000	11,250,000	5,503,000
RBC Capital Markets, LLC	6,400,000	7,350,000	11,250,000	5,502,000
Wells Fargo Securities, LLC	6,400,000	7,350,000	11,250,000	5,502,000

Total	$128,000,000	$147,000,000	$225,000,000	$110,050,000

Underwriters		Principal Amount of Class B Notes	Principal Amount of Class C Notes	Principal Amount of Class D Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated		$7,950,000	$7,950,000	$4,075,000
J.P. Morgan Securities LLC		7,950,000	7,950,000	4,075,000

Total		$15,900,000	$15,900,000	$8,150,000

The Seller has been advised by the underwriters that they propose initially to offer the Offered Notes to the public at the applicable prices set forth on the cover page of this prospectus supplement. After the initial public offering of the Offered Notes, the public offering prices may change.

The underwriting discounts and commissions are set forth on the cover page of this prospectus supplement. After the initial public offering of the Offered Notes, these discounts and commissions may change. The selling concessions that the underwriters may allow to certain dealers and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the principal amount of each class of Offered Notes shall be as follows:

	Selling Concessions not to exceed	Reallowance not to exceed
Class A-1 Notes	0.060%	0.030%
Class A-2 Notes	0.132%	0.066%
Class A-3 Notes	0.138%	0.069%
Class A-4 Notes	0.186%	0.093%
Class B Notes	0.240%	0.120%
Class C Notes	0.300%	0.150%
Class D Notes	0.360%	0.180%

The Offered Notes are new issues of notes and there currently is no secondary market for the Offered Notes. The underwriters for the Offered Notes expect to make a secondary market for the related Offered Notes, but will not be obligated to do so. We cannot assure you that a secondary market for the Offered Notes will develop. If a secondary market for the Offered Notes does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your Offered Notes.

The Indenture Trustee may, from time to time, invest the funds in the Collection Account and the Reserve Account in investments acquired from or issued by the underwriters or their affiliates.

In the ordinary course of business, the underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with CarMax Business Services and the Seller and their affiliates.

As discussed under “Use of Proceeds” above, CarMax Business Services or its affiliates may use all or a portion of the net proceeds from the sale of the Offered Notes to pay their respective existing indebtedness, including warehouse debt secured by the Receivables prior to the transfer of the Receivables to the Seller. Portions of such warehouse debt are owed to each of the underwriters or their affiliates or entities for which their affiliates act as administrator and/or provide liquidity lines.

CarMax Business Services and the Seller have agreed jointly and severally to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments which the underwriters may be required to make in respect thereof.

The closing of the sale of each class of Offered Notes is conditioned on the closing of the sale of each other class of Offered Notes.

Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by such investor’s representative within the period during which there is an obligation to deliver a prospectus, the Seller or the underwriter will promptly deliver, without charge, a paper copy of this prospectus supplement and the prospectus.

European Economic Area

In relation to each Relevant Member State of the European Economic Area, each underwriter has represented and agreed that, with effect from and including the Relevant Implementation Date, it has not made and will not make an offer of Notes to the public in that Relevant Member State other than:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representative; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of Notes shall require the Trust, CarMax Business Services, the Seller or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State.

Capital Requirements Directive

European Union member states are in the process of implementing Article 122a of the Capital Requirements Directive 2006/48/EC (as amended by Directive 2009/111/EC) that, among other things, places certain restrictions on the ability of an EU-regulated credit institution to invest in asset-backed securities. Article 122a requires such credit institutions to invest only in asset-backed securities in respect of which the sponsor or originator has disclosed to investors that it will retain a specified minimum net economic interest in the securitization transaction. Prior to investing in an asset-backed security, the credit institution must also be able to demonstrate that it has a comprehensive and thorough understanding of the securitization transaction and its structural features by satisfying the due diligence requirements and ongoing monitoring obligations of Article 122a.

None of CarMax Business Services, the Seller or any of their respective affiliates is obligated to retain a material net economic interest in the securitization transaction described in this prospectus supplement and the prospectus or to provide any additional information that may be required to enable a credit institution to satisfy the due diligence and monitoring requirements of Article 122a.

Failure of an EU-regulated credit institution (or any other EU-regulated investor that may become subject to Article 122a) to comply with one or more requirements for an investment in a securitization set forth in Article 122a in any material respect may result in the imposition of a penalty regulatory capital charge on the securities acquired by that credit institution. In addition, Article 122a and any other changes to the regulation or regulatory treatment of asset-backed securities may negatively impact the regulatory position of affected investors and have an adverse impact on the value and liquidity of asset-based securities such as the Notes. Noteholders should analyze their own regulatory position and are encouraged to consult with their own investment and legal advisors regarding compliance with Article 122a and the suitability of the Notes for investment.

United Kingdom

Each underwriter has severally represented to and agreed with the Seller that:

•

in relation to any Notes which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any Notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Notes would otherwise constitute a contravention of Section 19 of the FSMA by the Trust;

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Trust; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Ireland

Each underwriter has severally represented to and agreed with the Seller that:

•

it will not underwrite or place the Notes in such circumstances that do not comply with the provisions of the Investment Intermediaries Act, 1995 of Ireland, as amended, including, without limitation, Sections 9 and 23 (including advertising restrictions made thereunder) thereof and any codes of conduct rules made under Section 37 thereof, and the provisions of the Investor Compensation Act 1988.

•

it will not underwrite the issue of, or place, the Notes other than in conformity with the provisions of the Irish Central Bank Acts 1942 1999, as amended, and any codes of conduct rules made under Section 117(1) thereof;

•

it will not underwrite, place or do anything in Ireland in respect of the Notes other than in conformity with the provisions of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 and any rules issued under Section 51 of the Irish Investment Funds, Companies and Miscellaneous Provisions Act 2005, by the Irish Central Bank and Financial Services Regulatory Authority; and

•

it will not underwrite the issue of, place or otherwise act in Ireland in respect of the Notes, other than in conformity with the provisions of the Irish Market Abuse (Directive 2003/6/EC) Regulations 2005 and any rules issued under Section 34 of the Irish Investment Funds, Companies and Miscellaneous Provisions Act 2005 by the Irish Financial Services Regulatory Authority.

AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CarMax Business Services is the sponsor of this securitization transaction and the servicer of the Receivables. CarMax Business Services is the sole equity member of the Seller. CarMax Business Services has caused the Seller to form the Trust, which will be the issuing entity for this securitization transaction.

Wells Fargo Securities, LLC, an underwriter for the Offered Notes, and Wells Fargo Bank, National Association, the Indenture Trustee and the Backup Servicer, are affiliates and engage in transactions with each other involving securitizations.

RATINGS OF THE NOTES

The depositor expects that the Notes will receive credit ratings from two NRSROs hired by the sponsor to rate the Notes.

The ratings of the Notes address the likelihood of the payment of principal and interest on the Notes according to their terms. The ratings assigned to the Notes do not represent any assessment of the likelihood that principal prepayments on the Receivables might differ from those originally anticipated or address the possibility that Noteholders might suffer a lower than anticipated yield. Each Rating Agency rating the notes will monitor the ratings using its normal surveillance procedures. Each Rating Agency, in its discretion, may change, qualify or withdraw an assigned rating at any time as to any class of Notes. Any rating action taken by one Rating Agency may not necessarily be taken by the other Rating Agency. No transaction party will be responsible for monitoring any changes to the ratings on the Notes.

A security rating is not a recommendation to purchase, hold or sell securities and may be subject to revision or withdrawal at any time for any reason. No person or entity will be obligated to provide any additional credit enhancement with respect to the Notes. Any withdrawal of a rating may have an adverse effect on the liquidity and market price of the Notes.

LEGAL PROCEEDINGS

We are not aware of any legal proceeding pending against CarMax Business Services, the Seller, the Trust, the Owner Trustee, the Indenture Trustee or the Servicer, or against the property of any such transaction party, that is material to this securitization transaction. We are not aware of any such legal proceeding contemplated by any governmental authority.

LEGAL OPINIONS

Certain legal matters relating to the Notes, including certain federal income tax matters, will be passed upon for CarMax Business Services, the Servicer and the Seller by McGuireWoods LLP, Richmond, Virginia. Certain legal matters relating to the underwriters will be passed upon by Sidley Austin LLP, San Francisco, California.

GLOSSARY OF TERMS

Additional defined terms used in this prospectus supplement are defined under “Glossary of Terms” in the prospectus.

“ABS” means the Absolute Prepayment Model which we use to measure prepayments on receivables and we describe under “Maturity and Prepayment Considerations—Weighted Average Lives of the Notes”.

“ABS Table” means the tables captioned “Percent of Initial Note Principal Amount at Various ABS Percentages”.

“Additional Servicing Fee” means, with respect to any Collection Period, the excess of the servicing fee of any successor Servicer for such Collection Period over the Servicing Fee for such Collection Period.

“Administration Agreement” means the Administration Agreement, dated as of March 1, 2011, among the Administrator, the Trust and the Indenture Trustee, as amended or supplemented.

“Administrator” means CarMax Business Services, as administrator under the Administration Agreement, and its successors in such capacity.

“Available Collections” means, for any Distribution Date, the sum of the following amounts with respect to the related Collection Period (subject to the exclusions set forth below such amounts):

•	all obligor payments received with respect to the Receivables during the Collection Period;

•	all Liquidation Proceeds received with respect to the Receivables during the Collection Period;

•	all Simple Interest Advances made by the Servicer;

•	all interest earned on funds on deposit in the Collection Account during the Collection Period;

•	the Purchase Amount of each Receivable that became a Purchased Receivable during the Collection Period; and

•

all prepayments received with respect to the Receivables during the Collection Period attributable to any refunded item included in the amount financed of a Receivable, including amounts received as a result of rebates of extended warranty contract costs and insurance premiums and proceeds received under physical damage, theft, GAP, credit life and credit disability insurance policies;

provided, however, that Available Collections for any Distribution Date will exclude all payments and proceeds (including Liquidation Proceeds) received with respect to any Purchased Receivable the Purchase Amount of which has been included in Available Collections for a prior Collection Period and payments received on any Receivable to the extent that the Servicer has previously made an unreimbursed advance with respect to such Receivable and is entitled to reimbursement from such payments.

“Available Funds” means, for any Distribution Date, the sum of Available Collections and the Reserve Account Draw Amount.

“Backup Servicer” means Wells Fargo Bank, National Association, as backup servicer under the Sale and Servicing Agreement, and its successors in such capacity.

“Backup Servicer Fee” means a fee payable to the Backup Servicer on each Distribution Date for the related Collection Period for the performance of the Backup Servicer’s duties under the Sale and Servicing

Agreement which is equal to the product of 1/12 of 0.0075% and the Pool Balance as of the first day of that Collection Period (or as of the Cutoff Date in the case of the first Distribution Date), but not less than $2,500.

“Certificateholders” means holders of record of the Certificates.

“Certificates” means the CarMax Auto Owner Trust 2011-1 certificates.

“Class A Notes” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

“Class A-1 Notes” means the $128,000,000 aggregate principal amount of the Trust’s Class A-1 0.33394% Asset Backed Notes.

“Class A-2 Notes” means the $147,000,000 aggregate principal amount of the Trust’s Class A-2 0.72% Asset Backed Notes.

“Class A-3 Notes” means the $225,000,000 aggregate principal amount of the Trust’s Class A-3 1.29% Asset Backed Notes.

“Class A-4 Notes” means the $110,050,000 aggregate principal amount of the Trust’s Class A-4 2.16% Asset Backed Notes.

“Class B Notes” means the $15,900,000 aggregate principal amount of the Trust’s Class B 2.63% Asset Backed Notes.

“Class C Notes” means the $15,900,000 aggregate principal amount of the Trust’s Class C 2.83% Asset Backed Notes.

“Class D Notes” means the $8,150,000 aggregate principal amount of the Trust’s Class D 3.62% Asset Backed Notes.

“Closing Date” means the date on which the Notes are initially issued, which is expected to be March 17, 2011.

“Collection Account” means the account established and maintained by the Servicer in the name of the Indenture Trustee pursuant to the Sale and Servicing Agreement for the benefit of the Noteholders into which the Servicer is required to deposit collections on the Receivables and other amounts.

“Collection Period” means, with respect to any Distribution Date, the calendar month preceding the calendar month in which such Distribution Date occurs, except that the first Collection Period will be the period from but excluding the Cutoff Date to and including March 31, 2011.

“Consolidated Tangible Net Worth” means, as of any date, all amounts which, in conformity with generally accepted accounting principles, would be included under stockholder’s equity on the consolidated balance sheet of CarMax, Inc. as of such date; provided, however, that, in any event, such amounts shall be net of amounts carried on the consolidated financial statements of CarMax, Inc. for any write-up in the book value of any assets of CarMax, Inc. resulting from a revaluation thereof subsequent to February 28, 2009, treasury stock, intangible assets and indebtedness owing from officers, employees, shareholders or affiliates of CarMax, Inc. (but only if the aggregate amount of such indebtedness exceeds $1,000,000).

“Contract Rate” means the per annum interest borne by a Receivable.

“Controlling Class” means the Class A Notes as long as any Class A Notes are outstanding, thereafter the Class B Notes as long as any Class B Notes are outstanding, thereafter the Class C Notes as long as any Class C Notes are outstanding and thereafter the Class D Notes.

“Cutoff Date” means the close of business on February 28, 2011.

“Cumulative Net Loss Percentage” means, for any Distribution Date, the ratio, expressed as a percentage, of:

•

the aggregate Principal Balance of all Defaulted Receivables as of the last day of the related Collection Period minus the aggregate Liquidation Proceeds received since the Cutoff Date through the last day of the related Collection Period to

•	the Pool Balance as of the Cutoff Date.

“Delaware Trustee” means BNY Mellon Trust of Delaware, a Delaware banking corporation, acting not in its individual capacity but solely as Delaware trustee under the Trust Agreement, and its successors in such capacity.

“Determination Date” means the sixth day preceding each Distribution Date or, if the sixth day is not a Business Day, the following Business Day.

“Distribution Date” means the date on which the Trust will pay interest and principal on the Notes, which will be the 15th day of each month or, if any such day is not a Business Day, the next Business Day, commencing April 15, 2011.

“European Economic Area” means the European Union member states, together with Iceland, Liechtenstein and Norway.

“Event of Default” means an event of default under the Indenture, as described under “Description of the Indenture—Events of Default” in the prospectus.

“Event of Servicing Termination” means an event of servicing termination under the Sale and Servicing Agreement, as described under “Description of the Sale and Servicing Agreement—Events of Servicing Termination” in the prospectus.

“Final Scheduled Distribution Date” means, for each class of Notes, the related date set forth in “Description of the Notes—Payments of Principal—Final Scheduled Distribution Dates” or, if any such date is not a Business Day, the next succeeding Business Day.

“Financed Vehicles” means the new or used motor vehicles financed by the Receivables.

“Fiscal Quarter” means a fiscal quarter of a Fiscal Year.

“Fiscal Year” means the fiscal year of CarMax, which period is the 12-month period ending on the last day in February in each year.

“FSMA” means the Financial Services and Markets Act 2000.

“Indenture” means the Indenture, dated as of March 1, 2011, between the Trust and the Indenture Trustee, as amended or supplemented.

“Indenture Trustee” means Wells Fargo Bank, National Association, a national banking association, acting not in its individual capacity but solely as indenture trustee under the Indenture, and its successors in such capacity.

“Interest Carryover Shortfall Amount” means, with respect to any Distribution Date and a class of Notes, the excess, if any, of the Interest Distributable Amount for that class of Notes on the immediately preceding Distribution Date over the amount in respect of interest that is actually deposited in the Note Payment Account with respect to that class of Notes on that preceding Distribution Date, plus, to the extent permitted by applicable law, interest on the amount of interest due but not paid to holders of that class of Notes on that preceding Distribution Date at the applicable Interest Rate.

“Interest Distributable Amount” means, with respect to any Distribution Date and a class of Notes, the sum of the Monthly Interest Distributable Amount and the Interest Carryover Shortfall Amount for that class of Notes for that Distribution Date.

“Interest Period” means:

•

with respect to any Distribution Date and the Class A-1 Notes, the period from, and including, the prior Distribution Date (or from, and including, the Closing Date with respect to the first Distribution Date) to, but excluding, the current Distribution Date; and

•

with respect to any Distribution Date and the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes and the Class D Notes, the period from, and including the 15th day of the month of the prior Distribution Date (or from, and including, the Closing Date with respect to the first Distribution Date) to, but excluding, the 15th day of the month of the current Distribution Date.

“Interest Rate” means, with respect to any class of Notes, the interest rate for that class set forth under “Description of the Notes—Payments of Interest”.

“Liquidation Proceeds” means all amounts received by the Servicer, from whatever source, with respect to any Defaulted Receivable, net of the sum of expenses incurred by the Servicer in connection with collection of such Receivable and the repossession and disposition of the related Financed Vehicle (to the extent not previously reimbursed to the Servicer) plus any payments required by law to be remitted to the obligor.

“Monthly Interest Distributable Amount” means, with respect to any Distribution Date and any class of Notes, the interest due on that class of Notes for the related Interest Period calculated based on the principal amount of that class of Notes on the preceding Distribution Date, after giving effect to all payments of principal to holders of that class of Notes on or prior to that Distribution Date, or, in the case of the first Distribution Date, on the original principal amount of that class of Notes.

“Non-United States Person” means a person other than a United States Person.

“Note Payment Account” means the account established and maintained by the Servicer in the name of the Indenture Trustee pursuant to the Sale and Servicing Agreement for the benefit of the Noteholders.

“Noteholders” means holders of record of the Notes.

“Notes” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes and the Class D Notes.

“NRSRO” means nationally recognized statistical rating organization.

“Offered Notes” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes and the Class D Notes.

“Optional Purchase Right” means the Servicer’s right to purchase all outstanding Receivables from the Trust on any Distribution Date following the last day of a Collection Period as of which the Pool Balance is equal to or less than 10% of the Pool Balance as of the Cutoff Date.

“Overcollateralization Reduction Test” means, with respect to the applicable Distribution Date, a test that is met if (a) the amount on deposit in the Reserve Account on that Distribution Date, after giving effect to all required deposits to and withdrawals from the Reserve Account on that Distribution Date, equals or exceeds the

Required Reserve Account Amount for that Distribution Date, (b) the amount of overcollateralization on the preceding Distribution Date, after giving effect to all payments of principal made with respect to the Notes on that preceding Distribution Date, equaled or exceeded the Overcollateralization Target Amount for that preceding Distribution Date and (c) the Cumulative Net Loss Percentage for that Distribution Date is less than:

•	2.00% for the September 2013 Distribution Date; or

•	2.35% for the March 2014 Distribution Date.

“Overcollateralization Target Amount” means, with respect to any Distribution Date, the greater of (a) 1.40% of the Pool Balance as of the last day of the related Collection Period and (b) 0.50% of the Pool Balance as of the Cutoff Date; provided, however, that if:

•

the Overcollateralization Reduction Test is met on the September 2013 Distribution Date, the percentage in clause (a) will be reduced to 1.15% and the percentage in clause (b) will be reduced to 0.40% on that Distribution Date and will remain at these percentages for each following Distribution Date; or

•

the Overcollateralization Reduction Test is met on the March 2014 Distribution Date, the percentage in clause (a) will be reduced to 0.90% and the percentage in clause (b) will be reduced to 0.25% on that Distribution Date (regardless of whether the Overcollateralization Reduction Test was met on the September 2013 Distribution Date) and will remain at these percentages for each following Distribution Date.

“Owner Trustee” means The Bank of New York Mellon, a New York banking corporation, acting not in its individual capacity but solely as owner trustee under the Trust Agreement, and its successors in such capacity.

“Paying Agent” means the Indenture Trustee or any other person eligible under the Indenture.

“Pool Balance” means, as of any date, the aggregate Principal Balance of the Receivables as of that date.

“Principal Balance” means, with respect to any Receivable as of any date, the amount financed under such Receivable minus the sum of:

•	that portion of all scheduled payments actually received on or prior to such date allocable to principal using the simple interest method (to the extent collected); plus

•	any rebates of extended warranty contract costs or physical damage, theft, credit life or credit disability insurance premiums included in the amount financed; plus

•	any full or partial prepayment applied to reduce the unpaid principal balance of such Receivable;

provided, however, that the Principal Balance of a Defaulted Receivable will be zero as of the last day of the Collection Period during which it became a Defaulted Receivable and the Principal Balance of a Purchased Receivable will be zero as of the last day of the Collection Period during which it became a Purchased Receivable.

“Priority Principal Distributable Amount” means, with respect to any Distribution Date, the excess, if any, of the principal amount of the Class A Notes on that Distribution Date (before giving effect to any payments made to holders of the Notes on that Distribution Date) over the Pool Balance as of the last day of the related Collection Period; provided, however, that, on and after the Final Scheduled Distribution Date for any class of Class A Notes, the Priority Principal Distributable Amount will not be less than the amount that is necessary to reduce the outstanding amount of that class of Class A Notes to zero.

“Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure.

“Purchase Amount” means the price at which the Seller or the Servicer must purchase a Receivable, which price equals the Principal Balance plus interest accrued thereon at the Contract Rate specified in the Receivable to but excluding the Distribution Date on which such repurchase occurs.

“Purchased Receivable” means a Receivable repurchased from the Trust by the Seller or the Servicer because of a breach of a representation, warranty or servicing covenant under the Sale and Servicing Agreement.

“Quaternary Principal Distributable Amount” means, with respect to any Distribution Date, (i) the excess, if any, of the sum of the principal amount of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes on that Distribution Date (before giving effect to any payments made to the holders of the Notes on that Distribution Date) over the Pool Balance as of the last day of the related Collection Period minus (ii) the sum of the Priority Principal Distributable Amount, the Secondary Principal Distributable Amount and the Tertiary Principal Distributable Amount, in each case for that Distribution Date; provided, however, that, on and after the Final Scheduled Distribution Date for the Class D Notes, the Quaternary Principal Distributable Amount will not be less than the amount that is necessary to reduce the outstanding amount of the Class D Notes to zero.

“Rating Agency” means each of the two nationally recognized statistical rating organizations hired by the sponsor to assign ratings to the Notes.

“Receivables” means the motor vehicle retail installment sale contracts transferred by the Seller to the Trust.

“Receivables Purchase Agreement” means the Receivables Purchase Agreement, dated as of March 1, 2011, between CarMax Business Services and the Seller, as amended or supplemented.

“Record Date” means, with respect to any Distribution Date, the Business Day preceding that Distribution Date or, if the related Notes are issued as definitive securities, the last Business Day of the preceding month.

“Regular Principal Distributable Amount” means, with respect to any Distribution Date, an amount equal to the lesser of (i) the aggregate principal amount of the Notes on that Distribution Date (before giving effect to any payments made to holders of the Notes on that Distribution Date) and (ii) an amount equal to:

•

the excess, if any, of the sum of the aggregate principal amount of the Notes on that Distribution Date (before giving effect to any payments made to holders of the Notes on that Distribution Date) and the Overcollateralization Target Amount over the Pool Balance as of the last day of the related Collection Period; minus

•

the sum of the Priority Principal Distributable Amount, the Secondary Principal Distributable Amount, the Tertiary Principal Distributable Amount and the Quaternary Principal Distributable Amount, if any, in each case for that Distribution Date.

“Related Fiscal Quarter” means:

•	for any Distribution Date occurring in August, September or October, the Fiscal Quarter ending on the last day of the preceding May;

•	for any Distribution Date occurring in November, December or January, the Fiscal Quarter ending on the last day of the preceding August;

•	for any Distribution Date occurring in February, March or April, the Fiscal Quarter ending on the last day of the preceding November; and

•	for any Distribution Date occurring in May, June or July, the Fiscal Quarter ending on the last day of the preceding February.

“Relevant Implementation Date” means the date on which the Prospectus Directive was implemented in the applicable Relevant Member State.

“Relevant Member State” means each member state of the European Economic Area which has implemented the Prospectus Directive.

“Required Payment Amount” means, for any Distribution Date, the aggregate amount to be applied on that Distribution Date in accordance with clauses (1) through (10) under “Application of Available Funds—Priority of Distributions (Pre-Acceleration)”.

“Required Reserve Account Amount” means, for any Distribution Date, the lesser of $1,625,000 and the aggregate principal amount of the Notes; provided, however, that the Required Reserve Account Amount will be zero if the Pool Balance as of the last day of the related Collection Period is zero.

“Reserve Account” means the account established and maintained by the Servicer in the name of the Indenture Trustee pursuant to the Sale and Servicing Agreement into which the Reserve Account Initial Deposit will be deposited and with respect to which the Indenture Trustee will make the other deposits and withdrawals specified in this prospectus supplement.

“Reserve Account Amount” means, for any Distribution Date, the amount on deposit in and available for withdrawal from the Reserve Account after giving effect to all deposits to and withdrawals from the Reserve Account on the preceding Distribution Date (or in the case of the first Distribution Date, the Closing Date), including net investment earnings earned on amounts on deposit therein during the related Collection Period.

“Reserve Account Draw Amount” means, for any Distribution Date, the lesser of:

•	the amount, if any, by which the Required Payment Amount for that Distribution Date exceeds the Available Collections for that Distribution Date; and

•	the Reserve Account Amount for that Distribution Date;

provided, however, that, if on the last day of the related Collection Period the Pool Balance is zero, the Reserve Account Draw Amount for that Distribution Date will equal the Reserve Account Amount for that Distribution Date.

“Reserve Account Initial Deposit” means $1,625,000.

“Sale and Servicing Agreement” means the Sale and Servicing Agreement, dated as of March 1, 2011, among the Trust, the Seller and the Servicer, as amended or supplemented.

“Secondary Principal Distributable Amount” means, with respect to any Distribution Date, (i) the excess, if any, of the sum of the principal amount of the Class A Notes and the Class B Notes on that Distribution Date (before giving effect to any payments made to holders of the Notes on that Distribution Date) over the Pool Balance as of the last day of the related Collection Period minus (ii) the Priority Principal Distributable Amount for that Distribution Date; provided, however, that, on and after the Final Scheduled Distribution Date for the Class B Notes, the Secondary Principal Distributable Amount will not be less than the amount that is necessary to reduce the outstanding amount of the Class B Notes to zero.

“Servicer” means CarMax Business Services, acting in its capacity as servicer of the receivables under the Sale and Servicing Agreement, and its successors in such capacity.

“Servicing Fee” means a fee payable to the Servicer on each Distribution Date for the related Collection Period for servicing the Receivables which is equal to the product of 1/12 of 1.00% and the Pool Balance as of the first day of that Collection Period (or as of the Cutoff Date in the case of the first Distribution Date).

“Simple Interest Advance” means, with respect to a Receivable payment of which, as of the last day of the related Collection Period, was due but unpaid, an amount equal to the amount of interest that would have been paid during the related Collection Period at its Contract Rate, assuming that such Receivable is paid on its due date, minus the amount of interest actually received on such Receivable during the related Collection Period.

“Special Unrated Servicer Tangible Net Worth Event” means, for any Distribution Date, the failure of CarMax, Inc. to have, as of the last day of the Related Fiscal Quarter, a Consolidated Tangible Net Worth of at least $1,000,000,000.

“Statistical Calculation Date” means the close of business on January 31, 2011, the date used in preparing the statistical information presented in this prospectus supplement.

“Tertiary Principal Distributable Amount” means, with respect to any Distribution Date, (i) the excess, if any, of the sum of the principal amount of the Class A Notes, the Class B Notes and the Class C Notes on that Distribution Date (before giving effect to any payments made to the holders of the Notes on that Distribution Date) over the Pool Balance as of the last day of the related Collection Period minus (ii) the sum of the Priority Principal Distributable Amount and the Secondary Principal Distributable Amount, in each case for that Distribution Date; provided, however, that, on and after the Final Scheduled Distribution Date for the Class C Notes, the Tertiary Principal Distributable Amount will not be less than the amount that is necessary to reduce the outstanding amount of the Class C Notes to zero.

“Trust” means CarMax Auto Owner Trust 2011-1, and its successors.

“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of March 1, 2011, among the Seller, the Delaware Trustee and the Owner Trustee, as amended or supplemented.

“Unreimbursed Servicer Advance” means a Simple Interest Advance which the Servicer determines in its sole discretion is nonrecoverable.

Annex I

STATIC POOL INFORMATION

Pool Summaries

CarMax Auto Owner Trusts

	2005-3	2006-1	2006-2	2007-1	2007-2
Pool Balance	$450,000,013.70	$615,000,047.98	$650,000,038.46	$606,515,066.04	$760,000,003.76
Number of Receivables	31,520	47,224	47,521	37,435	53,576
Average Principal Balance	$14,276.65	$13,023.04	$13,678.16	$16,201.82	$14,185.46
Range of Principal Balances	($517 to $49,039)	($509 to $49,279)	($508 to $49,588)	($638 to $49,546)	($501 to $49,979)
Weighted Average Contract Rate	9.54%	9.98%	10.32%	10.69%	10.59%
Range of Contract Rates	(4.95% to 18.95%)	(4.95% to 20.45%)	(4.95% to 19.95%)	(5.75% to 19.95%)	(5.45% to 19.95%)
Weighted Average Remaining Term	57.78	56.60	57.21	61.10	58.78
Range of Remaining Terms	(3 to 71)	(3 to 71)	(3 to 71)	(3 to 71)	(3 to 71)
Weighted Average Original Term	61.07	61.77	62.41	63.84	63.38
Range of Original Terms	(24 to 72)	(24 to 72)	(24 to 72)	(12 to 72)	(12 to 72)
Weighted Average FICO Score(1)	690	688	676	672	674
Range of FICO Scores(1)	(403 to 844)	(430 to 841)	(414 to 842)	(420 to 844)	(466 to 844)
>90% of FICO scores fall between(1)	(581 to 796)	(580 to 794)	(554 to 795)	(554 to 792)	(557 to 793)
% of Pool Balance with zero FICO	1.41%	1.11%	0.59%	0.44%	0.43%
Product Type: New Vehicle %	5.2%	3.3%	3.2%	2.9%	2.9%
Product Type: Used Vehicle %	94.8%	96.7%	96.8%	97.1%	97.1%
Geographic Distribution: (top 5 states)	Texas - 16.7%	Texas - 17.8%	Texas - 17.17%	Texas - 15.8%	Texas - 16.67%
	Florida - 13.5%	Florida - 15.1%	Florida - 13.57%	Florida - 13.0%	Florida - 12.86%
	Illinois - 10.2%	California - 9.7%	Maryland - 9.47%	California - 9.5%	California - 10.53%
	Maryland - 9.4%	Georgia - 8.5%	California - 8.82%	Maryland - 9.4%	Illinois - 7.88%
	California - 8.9%	Illinois - 8.4%	Illinois - 8.68%	Illinois - 8.3%	Maryland - 7.83%

	2007-3	2008-1	2008-A	2008-2	2009-1
Pool Balance	$500,000,011.04	$525,000,002.60	$750,000,006.69	$525,000,917.92	$1,000,000,059.29
Number of Receivables	37,872	32,991	55,489	39,347	75,485
Average Principal Balance	$13,202.37	$15,913.43	$13,516.19	$13,342.84	$13,247.67
Range of Principal Balances	($500 to $49,896)	($513 to $49,831)	($503 to $49,742)	($507 to $49,714)	($500 to $48,930)
Weighted Average Contract Rate	10.44%	10.42%	9.98%	9.87%	10.40%
Range of Contract Rates	(4.95 to 19.95%)	(4.95% to 19.95%)	(4.95% to 19.95%)	(4.95% to 19.95%)	(4.95 to 19.45%)
Weighted Average Remaining Term	57.80	60.08	57.62	57.94	57.22
Range of Remaining Terms	(3 to 71)	(3 to 71)	(3 to 71)	(3 to 71)	(3 to 71)
Weighted Average Original Term	63.30	63.49	63.27	63.33	64.37
Range of Original Terms	(24 to 72)	(24 to 72)	(24 to 72)	(24 to 72)	(24 to 72)
Weighted Average FICO Score(1)	680	681	684	683	681.1
Range of FICO Scores(1)	(462 to 842)	(471 to 844)	(469 to 843)	(473 to 844)	(445 to 874)
>90% of FICO scores fall between(1)	(564 to 796)	(564 to 797)	(566 to 797)	(568 to 796)	(564 to 803)
% of Pool Balance with zero FICO	0.30%	0.26%	0.30%	0.29%	0.26%
Product Type: New Vehicle %	3.2%	2.6%	2.3%	1.46%	1.75%
Product Type: Used Vehicle %	96.8%	97.4%	97.7%	98.54%	98.25%
Geographic Distribution: (top 5 states)	Texas - 16.64%	Texas - 16.01%	Texas - 17.12%	Texas - 16.46%	California - 13.53%
	Florida - 10.78%	California - 11.61%	California - 12.45%	California - 12.53%	Florida - 11.75%
	California - 9.85%	Florida - 10.64%	Florida - 10.60%	Florida - 10.47%	Texas - 9.10%
	Illinois - 8.64%	Illinois - 7.97%	Illinois - 8.14%	Illinois - 8.87%	Illinois - 8.74%
	Maryland - 8.31%	Maryland - 7.95%	North Carolina - 7.60%	North Carolina - 7.55%	North Carolina - 7.43%

	2009-A	2009-2	2010-1	2010-2	2010-3
Pool Balance	$500,000,032.82	$600,000,005.52	$470,000,001.57	$650,000,000.99	$650,000,011.40
Number of Receivables	34,499	44,211	35,135	47,754	47,648
Average Principal Balance	$14,493.17	$13,571.28	$13,376.97	$13,611.43	$13,641.71
Range of Principal Balances	($503 to $49,955)	($500 to $49,914)	($501 to $49,944)	($506 to $49,691)	($500 to $49,895)
Weighted Average Contract Rate	10.46%	9.83%	9.22%	9.45%	8.99%
Range of Contract Rates	(4.95 to 19.45%)	(5.45% to 18.95%)	(5.45% to 19.45%)	(5.45% to 19.95%)	(3.95% to 19.95%)
Weighted Average Remaining Term	59.38	59.36	58.82	58.98	57.39
Range of Remaining Terms	(3 to 71)	(3 to 71)	(3 to 71)	(3 to 71)	(3 to 71)
Weighted Average Original Term	63.83	64.90	64.29	64.74	64.76
Range of Original Terms	(24 to 72)	(12 to 72)	(24 to 72)	(12 to 72)	(24 to 72)
Weighted Average FICO Score(1)	688.5	705.1	707.3	700.4	702.3
Range of FICO Scores(1)	(446 to 878)	(445 to 878)	(455 to 876)	(430 to 878)	(438 to 881)
>90% of FICO scores fall between(1)	(563 to 815)	(589 to 819)	(594 to 818)	(584 to 817)	(584 to 818)
% of Pool Balance with zero FICO	0.51%	0.35%	0.39%	0.43%	0.29%
Product Type: New Vehicle %	0.99%	1.36%	1.23%	0.94%	1.02%
Product Type: Used Vehicle %	99.01%	98.64%	98.77%	99.06%	98.98%
Geographic Distribution: (top 5 states)	Texas - 30.00%	Texas - 14.95%	Texas - 15.19%	Texas - 15.46%	Texas - 15.32%
	California - 12.41%	California - 14.37%	California - 14.26%	California - 14.49%	California - 13.67%
	Florida - 9.23%	Florida - 10.91%	Florida - 10.96%	Florida - 11.18%	Florida - 9.65%
	Illinois - 6.07%	Illinois - 7.68%	Illinois - 7.71%	Illinois - 7.22%	Illinois - 7.28%
	Virginia 5.90%	Virginia - 7.14%	Virginia - 7.24%	Virginia - 7.10%	Virginia - 7.05%

(1)	Reflects only receivables with obligors that have a FICO score at the time of application. The FICO score with respect to any receivable with co-obligors is calculated as the average of each obligor’s FICO score at the time of application.

A-I-1

Delinquencies

CarMax Auto Owner Trusts

Months since Cutoff Date	Past Due	2005-3	2006-1	2006-2	2007-1	2007-2	2007-3	2008-1	2008-A	2008-2	2009-1	2009-A	2009-2	2010-1	2010-2	2010-3
0	31 to 60	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	61 to 90	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	91+	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

	Total	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

1	31 to 60	0.46%	0.43%	0.66%	0.69%	0.63%	0.60%	0.61%	0.67%	0.61%	0.85%	0.88%	0.68%	0.52%	0.46%	0.83%
	61 to 90	0.01%	0.01%	0.00%	0.01%	0.01%	0.01%	0.03%	0.00%	0.00%	0.01%	0.00%	0.01%	0.00%	0.01%	0.01%
	91+	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

	Total	0.47%	0.43%	0.66%	0.70%	0.64%	0.61%	0.63%	0.67%	0.62%	0.85%	0.88%	0.69%	0.52%	0.46%	0.83%

2	31 to 60	0.60%	0.68%	0.86%	0.75%	0.95%	0.80%	0.75%	0.84%	0.80%	1.13%	1.09%	0.95%	0.54%	0.65%	1.04%
	61 to 90	0.14%	0.10%	0.16%	0.15%	0.18%	0.17%	0.16%	0.16%	0.20%	0.20%	0.27%	0.18%	0.12%	0.18%	0.19%
	91+	0.00%	0.01%	0.01%	0.00%	0.02%	0.01%	0.00%	0.00%	0.00%	0.02%	0.02%	0.00%	0.00%	0.01%	0.01%

	Total	0.75%	0.79%	1.03%	0.91%	1.15%	0.98%	0.90%	1.00%	1.01%	1.35%	1.37%	1.14%	0.67%	0.84%	1.24%

3	31 to 60	0.55%	0.82%	1.09%	0.83%	1.10%	1.14%	0.91%	1.10%	1.16%	1.53%	1.55%	0.98%	0.66%	0.83%	1.02%
	61 to 90	0.16%	0.20%	0.24%	0.18%	0.27%	0.23%	0.24%	0.31%	0.35%	0.33%	0.31%	0.31%	0.18%	0.18%	0.30%
	91+	0.07%	0.04%	0.10%	0.09%	0.11%	0.12%	0.08%	0.11%	0.12%	0.11%	0.14%	0.10%	0.07%	0.08%	0.09%

	Total	0.79%	1.06%	1.43%	1.10%	1.49%	1.50%	1.23%	1.52%	1.63%	1.97%	1.99%	1.39%	0.91%	1.09%	1.41%

4	31 to 60	0.64%	0.99%	1.25%	1.00%	1.37%	1.53%	1.18%	1.26%	1.35%	1.64%	1.51%	0.87%	0.86%	0.88%
	61 to 90	0.12%	0.24%	0.28%	0.29%	0.32%	0.38%	0.27%	0.36%	0.39%	0.49%	0.33%	0.26%	0.16%	0.19%
	91+	0.10%	0.17%	0.17%	0.13%	0.16%	0.19%	0.18%	0.21%	0.19%	0.24%	0.19%	0.12%	0.08%	0.11%

	Total	0.86%	1.40%	1.70%	1.42%	1.85%	2.10%	1.63%	1.83%	1.93%	2.37%	2.03%	1.25%	1.10%	1.19%

5	31 to 60	0.85%	1.18%	1.24%	1.41%	1.44%	1.41%	1.24%	1.42%	1.50%	1.85%	1.75%	0.97%	1.00%	1.05%
	61 to 90	0.19%	0.27%	0.41%	0.29%	0.37%	0.48%	0.37%	0.42%	0.51%	0.63%	0.51%	0.23%	0.24%	0.25%
	91+	0.08%	0.15%	0.17%	0.16%	0.21%	0.30%	0.19%	0.27%	0.22%	0.30%	0.23%	0.09%	0.08%	0.10%

	Total	1.13%	1.60%	1.83%	1.87%	2.02%	2.19%	1.80%	2.12%	2.22%	2.78%	2.49%	1.29%	1.32%	1.40%

6	31 to 60	1.08%	1.20%	1.23%	1.53%	1.81%	1.36%	1.71%	1.79%	1.75%	2.16%	2.14%	0.96%	1.07%	1.18%
	61 to 90	0.22%	0.32%	0.30%	0.44%	0.44%	0.34%	0.46%	0.55%	0.52%	0.59%	0.56%	0.28%	0.32%	0.29%
	91+	0.12%	0.22%	0.24%	0.20%	0.24%	0.25%	0.22%	0.29%	0.36%	0.38%	0.31%	0.12%	0.13%	0.13%

	Total	1.42%	1.73%	1.77%	2.17%	2.49%	1.95%	2.39%	2.62%	2.64%	3.13%	3.01%	1.36%	1.52%	1.60%

7	31 to 60	1.23%	1.32%	1.35%	1.55%	2.12%	1.55%	1.96%	1.77%	1.64%	2.09%	1.83%	1.23%	1.24%	1.16%
	61 to 90	0.34%	0.33%	0.29%	0.51%	0.54%	0.42%	0.53%	0.57%	0.58%	0.71%	0.82%	0.30%	0.35%	0.33%
	91+	0.11%	0.18%	0.19%	0.26%	0.28%	0.21%	0.28%	0.38%	0.31%	0.34%	0.32%	0.11%	0.13%	0.13%

	Total	1.68%	1.82%	1.84%	2.32%	2.94%	2.18%	2.76%	2.72%	2.53%	3.14%	2.97%	1.64%	1.72%	1.62%

8	31 to 60	1.41%	1.38%	1.55%	1.70%	1.95%	1.77%	1.83%	1.94%	1.61%	2.43%	1.69%	1.43%	1.31%
	61 to 90	0.38%	0.37%	0.39%	0.45%	0.61%	0.46%	0.73%	0.63%	0.54%	0.70%	0.59%	0.33%	0.38%
	91+	0.17%	0.23%	0.19%	0.30%	0.38%	0.25%	0.38%	0.40%	0.27%	0.42%	0.29%	0.13%	0.18%

	Total	1.95%	1.98%	2.13%	2.46%	2.94%	2.48%	2.94%	2.96%	2.43%	3.55%	2.57%	1.89%	1.86%

9	31 to 60	1.53%	1.29%	1.87%	1.80%	1.81%	1.81%	2.22%	2.19%	1.68%	2.72%	1.68%	1.39%	1.38%
	61 to 90	0.45%	0.37%	0.44%	0.49%	0.49%	0.48%	0.70%	0.73%	0.46%	0.75%	0.43%	0.39%	0.32%
	91+	0.21%	0.26%	0.33%	0.26%	0.32%	0.34%	0.42%	0.41%	0.26%	0.40%	0.21%	0.12%	0.15%

	Total	2.18%	1.92%	2.63%	2.55%	2.62%	2.63%	3.34%	3.32%	2.39%	3.88%	2.33%	1.90%	1.85%

10	31 to 60	1.47%	1.34%	1.75%	1.82%	1.85%	2.32%	2.34%	1.93%	1.83%	2.33%	1.89%	1.48%	1.49%
	61 to 90	0.47%	0.34%	0.53%	0.63%	0.55%	0.61%	0.78%	0.69%	0.59%	0.91%	0.49%	0.42%	0.47%
	91+	0.20%	0.21%	0.24%	0.26%	0.29%	0.33%	0.40%	0.42%	0.23%	0.42%	0.22%	0.18%	0.13%

	Total	2.14%	1.89%	2.52%	2.72%	2.69%	3.26%	3.52%	3.03%	2.65%	3.66%	2.59%	2.09%	2.09%

A-I-2

Delinquencies

CarMax Auto Owner Trusts

Months since Cutoff Date	Past Due	2005-3	2006-1	2006-2	2007-1	2007-2	2007-3	2008-1	2008-A	2008-2	2009-1	2009-A	2009-2	2010-1	2010-2	2010-3
11	31 to 60	1.48%	1.17%	2.06%	2.20%	2.06%	2.31%	2.34%	1.75%	1.84%	2.10%	2.09%	1.74%	1.55%
	61 to 90	0.39%	0.34%	0.50%	0.59%	0.59%	0.65%	0.93%	0.55%	0.71%	0.67%	0.55%	0.38%	0.39%
	91+	0.23%	0.20%	0.34%	0.37%	0.32%	0.41%	0.45%	0.31%	0.28%	0.36%	0.26%	0.21%	0.17%

	Total	2.10%	1.71%	2.91%	3.16%	2.97%	3.38%	3.72%	2.61%	2.82%	3.13%	2.91%	2.33%	2.11%

12	31 to 60	1.64%	1.48%	1.95%	2.45%	2.19%	1.88%	2.83%	1.65%	2.11%	2.15%	2.51%	1.62%	1.46%
	61 to 90	0.51%	0.35%	0.57%	0.75%	0.57%	0.93%	0.86%	0.48%	0.69%	0.51%	0.65%	0.49%	0.49%
	91+	0.19%	0.22%	0.35%	0.38%	0.43%	0.51%	0.55%	0.37%	0.45%	0.30%	0.27%	0.22%	0.13%

	Total	2.34%	2.04%	2.88%	3.59%	3.19%	3.32%	4.24%	2.49%	3.24%	2.97%	3.43%	2.32%	2.08%

13	31 to 60	1.63%	1.56%	2.10%	2.43%	2.39%	2.45%	2.31%	1.86%	2.22%	2.26%	2.29%	1.86%
	61 to 90	0.52%	0.40%	0.69%	0.73%	0.86%	0.69%	0.84%	0.50%	0.71%	0.66%	0.79%	0.54%
	91+	0.27%	0.23%	0.32%	0.39%	0.43%	0.55%	0.44%	0.28%	0.45%	0.21%	0.28%	0.24%

	Total	2.42%	2.20%	3.10%	3.55%	3.67%	3.69%	3.59%	2.64%	3.38%	3.13%	3.36%	2.64%

14	31 to 60	1.59%	1.57%	2.23%	2.00%	2.65%	2.47%	1.97%	1.97%	2.52%	2.68%	2.51%	2.05%
	61 to 90	0.50%	0.43%	0.53%	0.63%	0.75%	0.78%	0.75%	0.60%	0.70%	0.69%	0.81%	0.61%
	91+	0.34%	0.25%	0.43%	0.40%	0.61%	0.44%	0.41%	0.33%	0.35%	0.36%	0.30%	0.26%

	Total	2.44%	2.25%	3.20%	3.03%	4.00%	3.69%	3.12%	2.89%	3.56%	3.73%	3.61%	2.91%

15	31 to 60	1.68%	1.86%	2.56%	2.28%	2.39%	2.72%	2.17%	2.50%	2.63%	3.02%	2.60%	1.80%
	61 to 90	0.42%	0.43%	0.57%	0.59%	0.95%	0.80%	0.67%	0.69%	0.88%	0.86%	0.77%	0.58%
	91+	0.30%	0.29%	0.34%	0.34%	0.64%	0.47%	0.32%	0.39%	0.37%	0.36%	0.30%	0.30%

	Total	2.40%	2.59%	3.47%	3.21%	3.99%	3.99%	3.16%	3.58%	3.89%	4.24%	3.68%	2.67%

16	31 to 60	1.54%	1.80%	2.86%	2.66%	3.04%	2.97%	2.39%	2.55%	2.85%	2.97%	2.74%
	61 to 90	0.46%	0.57%	0.73%	0.62%	0.88%	0.94%	0.77%	0.84%	0.82%	0.87%	0.71%
	91+	0.22%	0.29%	0.35%	0.31%	0.62%	0.49%	0.29%	0.41%	0.45%	0.39%	0.26%

	Total	2.21%	2.66%	3.94%	3.59%	4.55%	4.40%	3.45%	3.80%	4.11%	4.23%	3.71%

17	31 to 60	1.83%	2.02%	2.72%	2.66%	3.03%	2.57%	2.69%	3.00%	2.91%	3.15%	2.99%
	61 to 90	0.36%	0.49%	0.89%	0.72%	0.92%	1.04%	0.64%	0.97%	1.10%	1.06%	0.79%
	91+	0.27%	0.39%	0.37%	0.34%	0.53%	0.56%	0.48%	0.44%	0.48%	0.44%	0.34%

	Total	2.47%	2.89%	3.99%	3.72%	4.48%	4.16%	3.81%	4.42%	4.49%	4.65%	4.12%

18	31 to 60	2.02%	2.21%	2.38%	2.90%	3.34%	2.69%	2.97%	3.14%	3.25%	3.50%	3.36%
	61 to 90	0.57%	0.54%	0.75%	0.98%	1.05%	0.90%	0.93%	1.08%	0.99%	0.96%	0.98%
	91+	0.25%	0.29%	0.42%	0.44%	0.53%	0.36%	0.34%	0.55%	0.61%	0.47%	0.33%

	Total	2.83%	3.05%	3.55%	4.32%	4.92%	3.95%	4.24%	4.77%	4.85%	4.93%	4.67%

19	31 to 60	2.07%	2.39%	2.42%	3.22%	3.65%	2.55%	3.14%	3.15%	2.86%	3.36%	2.89%
	61 to 90	0.69%	0.64%	0.69%	0.99%	1.13%	0.82%	0.97%	0.93%	1.14%	0.89%	1.01%
	91+	0.31%	0.39%	0.38%	0.57%	0.66%	0.45%	0.44%	0.58%	0.40%	0.46%	0.46%

	Total	3.07%	3.42%	3.48%	4.78%	5.45%	3.82%	4.55%	4.66%	4.40%	4.71%	4.35%

20	31 to 60	2.35%	2.47%	2.76%	3.21%	3.19%	2.89%	3.53%	3.50%	2.65%	3.64%
	61 to 90	0.63%	0.74%	0.78%	1.16%	1.30%	0.76%	1.01%	1.21%	0.86%	1.08%
	91+	0.37%	0.43%	0.32%	0.49%	0.66%	0.38%	0.56%	0.54%	0.42%	0.43%

	Total	3.35%	3.63%	3.86%	4.85%	5.15%	4.03%	5.10%	5.25%	3.94%	5.15%

21	31 to 60	2.27%	2.21%	2.79%	3.61%	2.93%	2.81%	3.70%	3.71%	2.72%	3.99%
	61 to 90	0.65%	0.76%	0.79%	1.14%	0.99%	0.89%	1.08%	1.30%	0.82%	1.06%
	91+	0.27%	0.40%	0.47%	0.66%	0.56%	0.38%	0.54%	0.59%	0.24%	0.49%

	Total	3.19%	3.38%	4.05%	5.42%	4.49%	4.07%	5.32%	5.60%	3.78%	5.53%

22	31 to 60	2.47%	2.08%	3.16%	3.70%	2.82%	3.52%	3.65%	3.35%	2.89%	3.84%
	61 to 90	0.69%	0.65%	1.05%	1.14%	0.92%	0.93%	1.20%	1.16%	0.87%	1.16%
	91+	0.36%	0.38%	0.52%	0.62%	0.50%	0.54%	0.55%	0.62%	0.33%	0.52%

	Total	3.52%	3.12%	4.74%	5.46%	4.24%	4.99%	5.40%	5.12%	4.08%	5.52%

A-I-3

Delinquencies

CarMax Auto Owner Trusts

Months since Cutoff Date	Past Due	2005-3	2006-1	2006-2	2007-1	2007-2	2007-3	2008-1	2008-A	2008-2	2009-1	2009-A	2009-2	2010-1	2010-2	2010-3
23	31 to 60	2.18%	1.98%	3.28%	3.71%	3.05%	3.57%	3.66%	3.07%	3.08%
	61 to 90	0.73%	0.55%	0.96%	1.34%	0.97%	1.05%	1.31%	0.99%	0.88%
	91+	0.40%	0.36%	0.58%	0.68%	0.47%	0.54%	0.71%	0.48%	0.38%

	Total	3.30%	2.89%	4.82%	5.73%	4.49%	5.16%	5.68%	4.54%	4.34%

24	31 to 60	2.67%	2.25%	3.04%	4.01%	3.37%	3.75%	4.14%	2.79%	3.39%
	61 to 90	0.76%	0.60%	1.26%	1.45%	0.99%	1.35%	1.36%	0.83%	1.06%
	91+	0.47%	0.36%	0.63%	0.79%	0.57%	0.62%	0.65%	0.42%	0.34%

	Total	3.90%	3.21%	4.93%	6.25%	4.93%	5.71%	6.15%	4.05%	4.79%

25	31 to 60	2.87%	2.43%	3.57%	3.58%	3.80%	4.02%	3.82%	3.15%	3.65%
	61 to 90	0.83%	0.63%	1.15%	1.24%	1.27%	1.30%	1.47%	0.96%	0.95%
	91+	0.46%	0.34%	0.74%	0.73%	0.62%	0.59%	0.65%	0.38%	0.47%

	Total	4.15%	3.40%	5.46%	5.54%	5.68%	5.92%	5.94%	4.49%	5.07%

26	31 to 60	2.65%	2.71%	3.46%	3.10%	3.74%	3.92%	3.07%	3.24%	3.70%
	61 to 90	0.90%	0.79%	1.17%	1.02%	1.31%	1.18%	1.12%	1.09%	1.01%
	91+	0.46%	0.46%	0.68%	0.62%	0.69%	0.71%	0.67%	0.46%	0.50%

	Total	4.01%	3.96%	5.31%	4.75%	5.74%	5.81%	4.86%	4.80%	5.21%

27	31 to 60	2.27%	2.68%	3.86%	3.20%	4.11%	4.38%	3.19%	3.95%	3.74%
	61 to 90	0.81%	0.79%	1.16%	0.95%	1.42%	1.45%	0.81%	1.10%	1.17%
	91+	0.46%	0.52%	0.70%	0.50%	0.68%	0.64%	0.48%	0.54%	0.46%

	Total	3.54%	4.00%	5.72%	4.66%	6.20%	6.47%	4.48%	5.59%	5.37%

28	31 to 60	2.46%	2.83%	4.21%	3.55%	4.39%	4.64%	3.56%	3.74%	3.66%
	61 to 90	0.80%	0.86%	1.20%	1.00%	1.39%	1.42%	0.95%	1.31%	1.04%
	91+	0.45%	0.57%	0.71%	0.44%	0.69%	0.80%	0.40%	0.49%	0.50%

	Total	3.71%	4.26%	6.12%	4.99%	6.48%	6.86%	4.91%	5.55%	5.20%

29	31 to 60	2.43%	3.03%	3.72%	3.83%	4.36%	4.34%	3.90%	3.95%	4.13%
	61 to 90	0.82%	0.96%	1.28%	1.17%	1.27%	1.66%	1.18%	1.10%	1.21%
	91+	0.52%	0.54%	0.59%	0.56%	0.72%	0.77%	0.47%	0.60%	0.52%

	Total	3.77%	4.52%	5.60%	5.56%	6.35%	6.77%	5.55%	5.66%	5.86%

30	31 to 60	2.58%	3.01%	3.47%	4.31%	4.96%	3.75%	4.14%	4.27%	4.18%
	61 to 90	0.74%	0.86%	1.22%	1.35%	1.47%	1.19%	1.31%	1.01%	1.33%
	91+	0.54%	0.66%	0.45%	0.65%	0.65%	0.57%	0.57%	0.57%	0.67%

	Total	3.86%	4.53%	5.15%	6.31%	7.07%	5.51%	6.02%	5.85%	6.18%

31	31 to 60	3.16%	2.99%	3.64%	4.25%	4.92%	3.64%	4.25%	4.20%	4.08%
	61 to 90	0.90%	0.99%	1.03%	1.48%	1.71%	0.99%	1.24%	1.13%	1.36%
	91+	0.58%	0.58%	0.57%	0.71%	0.81%	0.43%	0.56%	0.40%	0.56%

	Total	4.63%	4.56%	5.23%	6.43%	7.44%	5.07%	6.06%	5.74%	6.00%

32	31 to 60	2.90%	3.37%	3.72%	4.55%	4.51%	3.92%	4.50%	4.63%
	61 to 90	1.09%	1.07%	1.21%	1.55%	1.64%	1.08%	1.44%	1.19%
	91+	0.53%	0.61%	0.40%	0.71%	0.91%	0.38%	0.60%	0.48%

	Total	4.52%	5.05%	5.34%	6.80%	7.06%	5.38%	6.53%	6.31%

33	31 to 60	3.20%	2.97%	3.85%	4.75%	4.12%	4.23%	4.74%	4.75%
	61 to 90	1.05%	1.08%	1.15%	1.73%	1.30%	1.24%	1.43%	1.23%
	91+	0.57%	0.63%	0.63%	0.81%	0.62%	0.54%	0.50%	0.49%

	Total	4.82%	4.68%	5.62%	7.28%	6.03%	6.00%	6.67%	6.46%

34	31 to 60	3.46%	3.15%	4.37%	4.89%	3.99%	5.06%	4.91%	4.38%
	61 to 90	1.17%	0.82%	1.35%	1.42%	0.95%	1.30%	1.25%	1.44%
	91+	0.61%	0.46%	0.58%	0.77%	0.51%	0.55%	0.59%	0.60%

	Total	5.23%	4.43%	6.30%	7.09%	5.45%	6.90%	6.75%	6.41%

A-I-4

Delinquencies

CarMax Auto Owner Trusts

Months since Cutoff Date	Past Due	2005-3	2006-1	2006-2	2007-1	2007-2	2007-3	2008-1	2008-A	2008-2	2009-1	2009-A	2009-2	2010-1	2010-2	2010-3
35	31 to 60	3.46%	2.95%	4.60%	5.01%	4.40%	4.89%	5.04%
	61 to 90	1.14%	0.84%	1.24%	1.84%	1.12%	1.44%	1.61%
	91+	0.57%	0.42%	0.59%	0.75%	0.43%	0.59%	0.53%

	Total	5.18%	4.21%	6.43%	7.60%	5.96%	6.92%	7.18%

36	31 to 60	4.03%	3.14%	4.89%	5.78%	4.90%	5.15%	5.34%
	61 to 90	1.20%	0.97%	1.64%	1.84%	1.30%	1.61%	1.46%
	91+	0.67%	0.46%	0.64%	0.88%	0.62%	0.71%	0.75%

	Total	5.90%	4.57%	7.17%	8.49%	6.82%	7.47%	7.55%

37	31 to 60	4.03%	3.35%	5.04%	5.29%	5.31%	5.66%	4.90%
	61 to 90	1.34%	0.87%	1.75%	1.86%	1.68%	1.55%	1.57%
	91+	0.64%	0.56%	0.64%	0.85%	0.68%	0.70%	0.64%

	Total	6.00%	4.79%	7.43%	8.00%	7.66%	7.91%	7.11%

38	31 to 60	3.60%	3.74%	5.10%	4.53%	5.06%	5.13%
	61 to 90	1.29%	1.19%	1.51%	1.61%	1.58%	1.58%
	91+	0.68%	0.39%	0.78%	0.84%	0.86%	0.89%

	Total	5.58%	5.33%	7.39%	6.97%	7.50%	7.60%

39	31 to 60	3.14%	3.73%	5.52%	4.22%	5.31%	5.59%
	61 to 90	1.04%	1.25%	1.76%	1.53%	1.81%	1.68%
	91+	0.71%	0.64%	0.76%	0.62%	0.70%	0.68%

	Total	4.89%	5.62%	8.04%	6.37%	7.81%	7.95%

40	31 to 60	3.17%	3.89%	6.12%	4.72%	5.62%	5.61%
	61 to 90	0.98%	1.20%	1.90%	1.38%	1.35%	1.86%
	91+	0.43%	0.60%	0.81%	0.52%	0.71%	0.81%

	Total	4.57%	5.70%	8.84%	6.62%	7.68%	8.29%

41	31 to 60	3.23%	4.47%	5.33%	5.05%	5.61%	5.29%
	61 to 90	1.00%	1.19%	2.07%	1.48%	1.63%	1.57%
	91+	0.45%	0.64%	0.80%	0.67%	0.60%	0.80%

	Total	4.68%	6.31%	8.20%	7.20%	7.83%	7.65%

42	31 to 60	3.43%	4.20%	4.91%	5.69%	6.09%
	61 to 90	1.03%	1.42%	1.51%	1.62%	1.78%
	91+	0.49%	0.64%	0.63%	0.64%	0.71%

	Total	4.95%	6.25%	7.05%	7.95%	8.58%

43	31 to 60	4.32%	4.69%	4.74%	5.86%	6.58%
	61 to 90	1.10%	1.43%	1.32%	1.64%	1.72%
	91+	0.45%	0.68%	0.47%	0.56%	0.88%

	Total	5.87%	6.80%	6.53%	8.07%	9.18%

44	31 to 60	4.35%	5.10%	5.18%	6.19%	5.99%
	61 to 90	1.66%	1.35%	1.48%	1.99%	1.97%
	91+	0.55%	0.79%	0.58%	0.69%	0.72%

	Total	6.56%	7.24%	7.23%	8.87%	8.68%

45	31 to 60	4.79%	4.75%	5.75%	6.61%
	61 to 90	1.44%	1.59%	1.53%	1.98%
	91+	0.67%	0.68%	0.61%	0.84%

	Total	6.90%	7.02%	7.89%	9.43%

46	31 to 60	5.02%	3.99%	6.16%	6.78%
	61 to 90	1.63%	1.37%	1.73%	1.80%
	91+	0.56%	0.55%	0.64%	0.68%

	Total	7.21%	5.92%	8.53%	9.25%

47	31 to 60	5.08%	4.27%	6.36%	7.51%
	61 to 90	1.46%	1.07%	1.78%	2.00%
	91+	0.61%	0.60%	0.87%	0.69%

	Total	7.16%	5.94%	9.01%	10.20%

A-I-5

Delinquencies

CarMax Auto Owner Trusts

Months since Cutoff Date	Past Due	2005-3	2006-1	2006-2	2007-1	2007-2	2007-3	2008-1	2008-A	2008-2	2009-1	2009-A	2009-2	2010-1	2010-2	2010-3
48	31 to 60			6.27%	7.65%
	61 to 90			2.22%	2.45%
	91+			0.83%	0.78%

	Total			9.32%	10.88%

49	31 to 60			7.01%	7.33%
	61 to 90			1.84%	2.33%
	91+			0.91%	0.98%

	Total			9.75%	10.65%

A-I-6

Cumulative Static Net Losses

CarMax Auto Owner Trusts

Months Since Cutoff Date	2005-3	2006-1	2006-2	2007-1	2007-2	2007-3	2008-1	2008-A	2008-2	2009-1	2009-A	2009-2	2010-1	2010-2	2010-3
0
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.01%	0.01%	0.01%	0.00%	0.01%	0.00%	0.01%	0.01%	0.01%	0.00%	0.00%	0.00%
3	0.01%	0.01%	0.02%	0.02%	0.03%	0.01%	0.03%	0.02%	0.02%	0.04%	0.03%	0.01%	0.01%	0.02%	0.01%
4	0.06%	0.05%	0.08%	0.06%	0.11%	0.12%	0.08%	0.11%	0.15%	0.11%	0.13%	0.07%	0.05%	0.06%
5	0.11%	0.14%	0.16%	0.13%	0.20%	0.22%	0.19%	0.24%	0.25%	0.22%	0.21%	0.12%	0.08%	0.11%
6	0.15%	0.20%	0.22%	0.22%	0.29%	0.33%	0.31%	0.35%	0.34%	0.36%	0.30%	0.16%	0.10%	0.15%
7	0.20%	0.29%	0.31%	0.31%	0.43%	0.42%	0.41%	0.48%	0.50%	0.51%	0.43%	0.21%	0.16%	0.21%
8	0.26%	0.37%	0.37%	0.42%	0.52%	0.48%	0.53%	0.63%	0.59%	0.64%	0.53%	0.25%	0.21%
9	0.34%	0.45%	0.41%	0.54%	0.65%	0.56%	0.67%	0.79%	0.65%	0.79%	0.61%	0.30%	0.26%
10	0.43%	0.50%	0.52%	0.64%	0.74%	0.67%	0.88%	0.94%	0.73%	0.91%	0.66%	0.33%	0.32%
11	0.50%	0.57%	0.58%	0.73%	0.82%	0.84%	1.04%	1.05%	0.81%	1.00%	0.72%	0.39%	0.37%
12	0.59%	0.63%	0.68%	0.88%	0.92%	0.97%	1.19%	1.09%	0.90%	1.07%	0.79%	0.46%	0.45%
13	0.63%	0.68%	0.78%	1.02%	1.05%	1.13%	1.39%	1.20%	1.06%	1.13%	0.88%	0.52%
14	0.72%	0.74%	0.86%	1.11%	1.16%	1.32%	1.51%	1.27%	1.21%	1.16%	0.95%	0.60%
15	0.79%	0.80%	0.98%	1.20%	1.34%	1.41%	1.57%	1.35%	1.32%	1.24%	1.01%	0.69%
16	0.85%	0.89%	1.08%	1.29%	1.52%	1.54%	1.66%	1.47%	1.43%	1.35%	1.06%
17	0.89%	0.94%	1.16%	1.34%	1.68%	1.69%	1.73%	1.60%	1.55%	1.42%	1.11%
18	0.96%	1.04%	1.22%	1.39%	1.82%	1.80%	1.86%	1.71%	1.66%	1.52%	1.21%
19	1.01%	1.08%	1.32%	1.50%	1.97%	1.87%	1.93%	1.84%	1.83%	1.63%	1.27%
20	1.09%	1.18%	1.36%	1.67%	2.12%	1.97%	2.05%	2.00%	1.88%	1.71%
21	1.18%	1.24%	1.41%	1.78%	2.26%	2.06%	2.20%	2.10%	1.94%	1.80%
22	1.24%	1.30%	1.53%	1.97%	2.34%	2.14%	2.33%	2.21%	1.98%	1.89%
23	1.31%	1.37%	1.62%	2.11%	2.43%	2.24%	2.44%	2.31%	2.04%
24	1.37%	1.41%	1.73%	2.23%	2.50%	2.37%	2.61%	2.35%	2.10%
25	1.45%	1.45%	1.83%	2.38%	2.60%	2.51%	2.71%	2.41%	2.13%
26	1.50%	1.49%	1.97%	2.50%	2.70%	2.61%	2.77%	2.48%	2.20%
27	1.54%	1.57%	2.09%	2.55%	2.83%	2.71%	2.88%	2.55%	2.25%
28	1.58%	1.62%	2.19%	2.63%	2.94%	2.82%	2.94%	2.64%	2.33%
29	1.63%	1.68%	2.29%	2.70%	3.03%	2.92%	3.01%	2.71%	2.38%
30	1.70%	1.76%	2.35%	2.78%	3.11%	2.99%	3.10%	2.79%	2.43%
31	1.76%	1.83%	2.36%	2.87%	3.19%	3.02%	3.20%	2.85%	2.57%
32	1.82%	1.91%	2.43%	2.99%	3.27%	3.05%	3.27%	2.91%
33	1.87%	1.96%	2.47%	3.08%	3.35%	3.09%	3.35%	2.96%
34	1.94%	2.01%	2.54%	3.19%	3.38%	3.13%	3.43%	3.03%
35	1.98%	2.04%	2.60%	3.27%	3.42%	3.21%	3.50%
36	2.03%	2.07%	2.67%	3.34%	3.45%	3.27%	3.57%
37	2.08%	2.11%	2.73%	3.43%	3.49%	3.33%	3.66%
38	2.14%	2.15%	2.78%	3.48%	3.55%	3.38%
39	2.16%	2.18%	2.85%	3.53%	3.63%	3.49%
40	2.20%	2.22%	2.90%	3.57%	3.67%	3.53%
41	2.21%	2.24%	2.95%	3.61%	3.73%	3.60%
42	2.23%	2.27%	2.97%	3.64%	3.74%
43	2.24%	2.31%	2.99%	3.67%	3.78%
44	2.26%	2.34%	3.00%	3.69%	3.83%
45	2.30%	2.38%	3.02%	3.72%
46	2.32%	2.38%	3.04%	3.76%
47	2.34%	2.38%	3.05%	3.80%
48			3.09%	3.81%
49			3.11%	3.84%

A-I-7

ABS Speeds(1)

CarMax Auto Owner Trusts

Months Since Cutoff Date	2005-3	2006-1	2006-2	2007-1	2007-2	2007-3	2008-1	2008-A	2008-2	2009-1	2009-A	2009-2	2010-1	2010-2	2010-3
0
1	1.58%	2.01%	1.73%	1.56%	1.80%	1.24%	1.51%	1.74%	1.53%	1.00%	1.12%	1.19%	1.42%	1.51%	1.32%
2	1.57%	1.85%	1.87%	1.43%	1.72%	1.92%	1.46%	1.73%	1.42%	1.07%	1.01%	1.29%	1.80%	1.42%	1.42%
3	1.57%	1.83%	1.64%	1.67%	1.82%	1.64%	1.68%	1.54%	1.30%	1.11%	0.97%	1.17%	1.44%	1.42%	1.33%
4	1.79%	1.87%	1.78%	1.58%	1.57%	1.67%	1.64%	1.68%	1.49%	1.19%	1.13%	1.31%	1.48%	1.48%
5	1.61%	1.85%	1.85%	1.78%	1.80%	1.80%	1.49%	1.56%	1.17%	1.14%	0.95%	1.65%	1.46%	1.41%
6	1.69%	1.83%	1.58%	1.66%	1.65%	1.67%	1.48%	1.44%	1.24%	1.11%	1.11%	1.39%	1.52%	1.40%
7	1.66%	1.70%	1.98%	1.61%	1.50%	1.87%	1.42%	1.43%	1.32%	1.24%	1.04%	1.24%	1.46%	1.38%
8	1.57%	1.63%	1.76%	1.73%	1.57%	1.71%	1.25%	1.19%	1.30%	1.10%	1.07%	1.26%	1.46%
9	1.85%	1.66%	1.82%	1.51%	1.57%	1.67%	1.24%	1.22%	1.44%	1.16%	1.46%	1.32%	1.45%
10	1.49%	1.62%	1.74%	1.60%	1.59%	1.48%	1.31%	1.22%	1.32%	1.09%	1.19%	1.31%	1.29%
11	1.62%	1.74%	1.67%	1.43%	1.56%	1.55%	0.94%	1.16%	1.19%	1.06%	1.10%	1.29%	1.35%
12	1.41%	1.57%	1.76%	1.33%	1.49%	1.32%	1.06%	1.25%	1.21%	1.32%	1.21%	1.27%	1.34%
13	1.38%	1.65%	1.48%	1.43%	1.35%	1.30%	1.14%	1.17%	1.21%	1.13%	1.26%	1.13%
14	1.45%	1.56%	1.52%	1.36%	1.40%	1.28%	0.98%	1.01%	1.15%	1.08%	1.24%	1.23%
15	1.36%	1.53%	1.37%	1.51%	1.24%	0.92%	1.24%	1.06%	1.06%	1.21%	1.27%	1.17%
16	1.66%	1.59%	1.28%	1.43%	1.22%	1.02%	1.02%	1.16%	1.12%	1.21%	1.16%
17	1.34%	1.27%	1.38%	1.32%	1.24%	1.05%	0.96%	1.04%	1.03%	1.21%	1.14%
18	1.51%	1.55%	1.31%	1.17%	0.92%	1.05%	1.14%	1.09%	1.09%	1.19%	1.16%
19	1.55%	1.33%	1.41%	1.29%	1.06%	1.21%	1.11%	1.14%	1.07%	1.18%	1.07%
20	1.45%	1.30%	1.37%	1.21%	1.07%	1.07%	1.04%	1.06%	1.04%	1.06%
21	1.54%	1.36%	1.33%	1.18%	1.13%	1.08%	1.11%	1.09%	1.32%	1.14%
22	1.38%	1.34%	1.28%	1.27%	1.19%	1.02%	1.06%	1.09%	1.18%	1.10%
23	1.42%	1.38%	1.33%	0.99%	1.08%	1.08%	1.01%	1.12%	1.08%
24	1.34%	1.36%	1.21%	1.11%	1.01%	1.07%	1.08%	1.32%	1.19%
25	1.33%	1.40%	1.13%	1.10%	1.06%	1.08%	1.03%	1.21%	1.08%
26	1.35%	1.26%	1.25%	1.08%	1.12%	1.12%	1.11%	1.09%	1.15%
27	1.29%	1.28%	1.08%	1.21%	1.10%	0.96%	1.43%	1.20%	1.15%
28	1.44%	1.29%	1.04%	1.10%	1.08%	1.06%	1.25%	1.21%	1.12%
29	1.36%	1.11%	1.10%	1.03%	1.10%	1.07%	1.16%	1.22%	1.05%
30	1.41%	1.21%	1.07%	1.16%	1.02%	1.07%	1.28%	1.21%	1.13%
31	1.33%	1.08%	1.16%	1.17%	1.09%	1.34%	1.26%	1.16%	1.22%
32	1.35%	1.10%	1.11%	1.20%	1.08%	1.15%	1.22%	1.09%
33	1.24%	1.16%	1.12%	1.13%	1.10%	1.08%	1.24%	1.16%
34	1.30%	1.17%	1.09%	1.16%	1.26%	1.14%	1.22%	1.16%
35	1.31%	1.25%	1.15%	1.02%	1.17%	1.20%	1.18%
36	1.08%	1.10%	1.12%	1.09%	1.09%	1.13%	1.16%
37	1.16%	1.13%	1.10%	1.09%	1.16%	1.13%	1.24%
38	1.22%	1.16%	1.15%	1.16%	1.22%	1.16%
39	1.24%	1.15%	1.03%	1.34%	1.22%	1.15%
40	1.32%	1.13%	1.12%	1.20%	1.16%	1.18%
41	1.22%	1.13%	1.09%	1.13%	1.19%	1.11%
42	1.20%	1.14%	1.18%	1.15%	1.14%
43	1.24%	1.12%	1.29%	1.21%	1.17%
44	1.24%	1.19%	1.20%	1.21%	1.22%
45	1.27%	1.20%	1.13%	1.19%
46	1.21%	1.25%	1.19%	1.19%
47	1.24%	1.32%	1.22%	1.22%
48			1.21%	1.17%
49			1.18%	1.20%

(1)	The ABS Speed is a measurement of the non-scheduled amortization of the pool of receivables and is derived by calculating a monthly single month mortality rate, or SMM, which is the sum of the non-scheduled reduction in the pool of receivables, including prepayments and defaults, divided by the beginning of month pool balance less any scheduled payments. The scheduled principal is calculated by rounding the remaining term to the nearest whole number and assumes that the receivables have been aggregated into one pool. The non-scheduled amortization is assumed to be the difference between the beginning pool balance less the scheduled principal minus the actual ending pool balance. The SMM is converted into the ABS Speed by dividing (a) the product of one-hundred and the SMM by (b) the sum of (i) one-hundred and (ii) the SMM multiplied by the age of the pool, in months, minus one. The age of the pool is assumed to be the weighted average age of the pool as of the cutoff date (rounded to the nearest whole number) plus the number of months since the cutoff date, where the SMM is expressed as a percent (i.e., as 1.00 as opposed to 0.01).

A-I-8

PROSPECTUS

CarMax Auto Owner Trusts

Asset Backed Notes

CarMax Business Services, LLC

Sponsor and Servicer

CarMax Auto Funding LLC

Depositor

Before you purchase any of these notes, be sure to read the risk factors beginning on page 6 of this prospectus and the risk factors set forth in the related prospectus supplement.

The notes will be obligations of the related issuing entity only and will not be obligations of or interests in CarMax, Inc., CarMax Business Services, LLC, CarMax Auto Funding LLC or any of their affiliates. Neither the notes nor the installment sale contracts nor the installment sale loans are insured or guaranteed by any government agency.

This prospectus may be used to offer and sell any of the notes only if accompanied by the prospectus supplement for the related trust.

Each trust—

•   will issue one or more classes of asset-backed notes;

•   will own

•   a pool of installment sale contracts or installment loans made to finance the retail purchase of new or used motor vehicles;

•   collections on those contracts or loans;

•   security interests in the vehicles financed by those contracts or loans;

•   any proceeds from claims on related insurance policies; and

•   funds in accounts of the trust; and

•   may have the benefit of one or more other forms of credit or cash flow enhancement.

The main sources of funds for making payments on the notes of each trust will be collections on the contracts and loans owned by the trust and any credit or cash flow enhancement established for the benefit of the trust.

The amounts, prices and terms of each offering of notes will be determined at the time of sale and will be described in an accompanying prospectus supplement.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is March 4, 2011

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN

THIS PROSPECTUS AND THE ACCOMPANYING

PROSPECTUS SUPPLEMENT

We provide information on your notes in two documents that offer varying levels of detail:

•	this prospectus provides general information, some of which may not apply to your notes; and

•	the accompanying prospectus supplement provides specific information about the terms of your notes.

If the information in this prospectus varies from the information in the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents in the front of each document to locate the referenced sections.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including any information incorporated by reference. We have not authorized anyone to provide you with different information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

CarMax Funding, as the depositor of each trust, has filed a registration statement with the SEC under the Securities Act. The registration statement includes information not included in this prospectus. For so long as any trust is required to file reports under the Exchange Act, the Servicer will file with the SEC with respect to that trust annual reports on Form 10-K, monthly distribution reports on Form 10-D, any required current reports on Form 8-K and any amendments to those reports. These reports will not be made available on a website by CarMax Funding, the Servicer or any other party as these reports can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC and can also be viewed electronically at the SEC’s website described below. You may obtain a free copy of any such report by request to CarMax Funding. We expect to terminate the SEC reporting obligations of each trust within one year following the issuance of the related notes.

You may inspect and copy the registration statement at the public reference facility maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information about the operation of the public reference facility by calling the SEC at 1-800-732-0330. Also, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information filed with it by CarMax Funding on behalf of a trust, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information incorporated by reference that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information incorporated by reference over different information included in this prospectus or the related prospectus supplement. Only monthly distribution reports on Form 10-D and current reports on Form 8-K filed by or on behalf of the trust referred to in the accompanying prospectus supplement subsequent to the date of this prospectus and prior to the termination of our offering of the notes issued by that trust shall be deemed incorporated by reference in this prospectus.

COPIES OF THE DOCUMENTS

You may obtain a free copy of any or all of the documents incorporated by reference into this prospectus or incorporated by reference into the accompanying prospectus supplement if:

•	you received this prospectus and the prospectus supplement; and

•	you request such copies from CarMax Auto Funding LLC, 12800 Tuckahoe Creek Parkway, Suite 400, Richmond, Virginia 23238; telephone: (804) 935-4512.

You may obtain copies of exhibits to the documents filed by us with the SEC only if such exhibits are specifically incorporated by reference in such documents. You may also read and copy these materials at the public reference facility of the SEC in Washington, D.C. referred to above.

SUMMARY

This summary describes the main structural features that may apply to your notes. This summary does not contain all of the information that may be important to you and does not describe all of the terms of your notes. To fully understand the terms of your notes, you will need to read both this prospectus and the related prospectus supplement in their entirety.

Sponsor and Servicer

CarMax Business Services, LLC, a Delaware limited liability company.

Depositor and Seller

CarMax Auto Funding LLC, a Delaware limited liability company.

Issuing Entity or the Trust

A separate trust will be formed to issue each series of notes. The trust will be governed by an amended and restated trust agreement between CarMax Funding and the owner trustee of the trust.

Owner Trustee

The prospectus supplement will name the owner trustee of the trust.

Indenture Trustee

The prospectus supplement will name the indenture trustee with respect to the notes.

Backup Servicer

The prospectus supplement will name the backup servicer, if any.

The Notes

Each trust will issue one or more classes of notes. You will find the following information about each class of notes in the prospectus supplement:

•	its principal amount;

•	its interest rate, which may be fixed or variable or a combination of fixed and variable rates;

•	the timing, amount and priority or subordination of payments of principal and interest;

•	the method for calculating the amount of principal and interest payments;

•	its final scheduled distribution date;

•	whether and when it may be redeemed prior to its final scheduled distribution date; and

•	how losses on the receivables are allocated among the classes of notes.

Some classes of notes may be entitled to:

•	principal payments with disproportionate, nominal or no interest payments; or

•	interest payments with disproportionate, nominal or no principal payments.

The prospectus supplement will identify any class of notes of a series that is not being offered to the public.

Generally, you may purchase the notes only in book-entry form and will not receive your notes in definitive form. You may purchase notes in the denominations set forth in the prospectus supplement. The record date for a distribution date will be the business day immediately preceding the distribution date or, if definitive notes are issued, the last day of the preceding calendar month.

The Receivables and Other Trust Property

The Receivables

The property of each trust will consist of a pool of motor vehicle retail installment sale contracts or motor vehicle retail installment loans originated by certain affiliates of CarMax Business Services, which contracts and loans are referred to in this prospectus and the accompanying prospectus supplement as the receivables, and other related property, including:

•	the right to receive payments made on the receivables after the cutoff date specified in the related prospectus supplement;

•	security interests in the vehicles financed by the receivables; and

•	any proceeds from claims on certain related insurance policies.

You will find a description of the characteristics of each trust’s receivables in the related prospectus supplement.

For a more detailed description of the receivables, including the criteria they must meet in order to be included in a trust, and the other property supporting the related notes, see “The Receivables”.

Other Property of the Trust

In addition to the receivables, each trust will own amounts on deposit in various trust accounts, which may include:

•	an account into which collections are deposited;

•	an account to fund post-closing purchases of additional receivables; or

•	a reserve account or other account providing credit enhancement.

Purchase of Receivables After the Closing Date

If a trust has not purchased all of its receivables at the time you purchase your notes, it will purchase the remainder of its receivables from CarMax Funding over a funding period specified in the related prospectus supplement. A funding period will not exceed one year from the applicable closing date. During a funding period, the trust will purchase receivables using amounts deposited on the closing date into the pre-funding account which will be an account of the trust established with the related trustee. The amount deposited into the pre-funding account on the closing date may be up to 50% of the net proceeds from the sale of the notes issued by the related trust. The other terms, conditions and limitations of the purchase of receivables during any funding period will be specified in the related prospectus supplement.

Credit or Cash Flow Enhancement

The prospectus supplement will specify the credit or cash flow enhancement, if any, for each trust. Credit or cash flow enhancement may consist of one or more of the following:

•	subordination of one or more classes of notes;

•	a reserve account;

•	overcollateralization (i.e., the amount by which the principal balance of the receivables exceeds the principal amount of the notes);

•

excess interest collections (i.e., the excess of anticipated interest collections on the receivables over servicing fees, interest on the notes and any amounts required to be deposited in any reserve account);

•	third party payments or guarantees;

•	a surety bond or insurance policy;

•	liquidity arrangements;

•	a letter of credit or other credit facility;

•	guaranteed investment contracts;

•	guaranteed rate agreements;

•	yield supplement agreements; or

•	interest rate swaps or interest rate caps.

Limitations or exclusions from coverage could apply to any form of credit or cash flow enhancement. The prospectus supplement will describe the credit or cash flow enhancement and related limitations and exclusions applicable to notes issued by a trust. Enhancements cannot guarantee that losses will not be incurred on the notes.

Reserve Accounts

The notes of one or more classes may benefit from one or more reserve accounts. The prospectus supplement will specify the amount, if any, that CarMax Funding will initially deposit in each reserve account.

Amounts on deposit in any reserve account will be available to cover shortfalls in certain payments on the notes as described in the prospectus supplement. The prospectus supplement may also specify for each reserve account:

•	a minimum balance to be maintained in that reserve account and what funds are available for deposit to reinstate that balance;

•	the circumstances, if any, under which this minimum amount will increase or decrease; and

•	when and to whom any amount will be distributed if that reserve account balance exceeds this minimum amount.

For more information about credit and cash flow enhancement, see “Description of the Sale and Servicing Agreement—Credit and Cash Flow Enhancement”.

Optional Purchase

The servicer will have the option to purchase the receivables held by the related trust on any distribution date following the last day of a collection period as of which the aggregate principal balance of the receivables is 10% or less of their initial aggregate principal balance. Upon such a purchase, the notes of the trust will be prepaid in full.

For more information about the circumstances under which the servicer may exercise this option, see “Description of the Sale and Servicing Agreement—Termination”.

Transfer and Servicing of the Receivables

With respect to each trust, CarMax Business Services will sell the related receivables to CarMax Funding under a receivables purchase agreement, which, in turn, will transfer the receivables to the trust under a sale and servicing agreement. The servicer will agree with the trust to be responsible for servicing, managing, maintaining custody of and making collections on the receivables.

For more information about the sale and servicing of the receivables, see “Description of the Receivables Purchase Agreement—Sale and Assignment of Receivables” and “Description of the Sale and Servicing Agreement—Sale and Assignment of Receivables”.

Servicing Fees

Each trust will pay the servicer a servicing fee based on the outstanding principal balance of the receivables. The amount of the servicing fee will be specified in the prospectus supplement. The servicer may also be entitled to retain as supplemental servicing compensation fees and charges paid by obligors and net investment income from reinvestment of collections on the receivables.

Optional Servicer Advances of Late Interest Payments

If so provided in the prospectus supplement, when interest collections received on the receivables are less than the scheduled interest collections in a collection period, the servicer may advance to the trust that portion of the shortfalls that the servicer, in its sole discretion, expects to be paid in the future by the related obligors.

The servicer will be entitled to reimbursement from other collections of the trust for advances that are not repaid out of collections of the related interest payments.

For more information about servicer advances, see “Description of the Sale and Servicing Agreement—Simple Interest Advances” in this prospectus.

Repurchase May Be Required in Certain Circumstances

If so provided in the prospectus supplement, CarMax Funding will be obligated to repurchase any receivable transferred to the trust if:

•	one of CarMax Funding’s representations or warranties is breached with respect to that receivable;

•	the receivable is materially and adversely affected by the breach; and

•	the breach has not been cured following the discovery by or notice to CarMax Funding of the breach.

If so provided in the prospectus supplement, CarMax Funding will be permitted, in a circumstance where it would otherwise be required to repurchase a receivable as described in the preceding paragraph, to instead substitute a comparable receivable for the receivable required to be repurchased.

In the course of its normal servicing procedures, the servicer may defer or modify the payment schedule of a receivable. Some of these arrangements may obligate the servicer to repurchase the receivable.

For a discussion of the representations and warranties given by CarMax Funding and the servicer and their related repurchase obligations, see “Description of the Receivables Purchase Agreement—Sale and Assignment of Receivables” and “Description of the Sale and Servicing Agreement—Sale and Assignment of Receivables” and “—Servicing Procedures”.

Investment in the Notes

There are material risks associated with an investment in the notes.

For a discussion of the risk factors which should be considered in deciding whether to purchase any of the notes, see “Risk Factors” in this prospectus and in the related prospectus supplement.

Tax Status

At the time the trust issues your notes, McGuireWoods LLP, as federal tax counsel to the trust, will deliver its opinion that, for United States federal income tax purposes:

•	the notes will be characterized as debt unless otherwise stated in the prospectus supplement; and

•	the trust will not be characterized as an association, or a publicly traded partnership, taxable as a corporation.

The noteholders will agree by their purchase of notes to treat the notes as debt for federal income tax purposes.

For additional information concerning the application of federal income tax laws to the notes, see “Material Federal Income Tax Consequences”.

ERISA Considerations

The notes will generally be eligible for purchase by or with plan assets of employee benefit and other plans that are subject to ERISA or to Section 4975 of the Internal Revenue Code.

If you are an employee benefit or other plan, you should review the matters discussed under “ERISA Considerations” before investing in the notes.

RISK FACTORS

You should consider the following risk factors in deciding whether to purchase any of the notes. The risk factors stated here and in the prospectus supplement describe the principal risks of an investment in the notes.

You may have difficulty selling your notes or obtaining your desired sale price	There may be no secondary market for the notes. The underwriters of the notes may participate in making a secondary market in the notes but are under no obligation to do so. We cannot assure you that a secondary market will develop. In addition, there have been times in the past where there have been very few buyers of asset backed securities and thus there has been a lack of liquidity. There may be a similar lack of liquidity in the future. As a result, you may not be able to sell your notes when you want to do so, or you may not be able to obtain the price that you wish to receive.

Interests of other persons in the receivables could reduce the funds available to make payments on your notes	Financing statements under the Uniform Commercial Code will be filed reflecting the sale of the receivables by CarMax Business Services to CarMax Funding and by CarMax Funding to the trust. CarMax Business Services will mark its computer systems, and each of CarMax Business Services and CarMax Funding will mark its accounting records, to reflect its sale of the receivables. However, the servicer will maintain possession of the receivables as custodian for the trust and will not segregate or mark the receivables as belonging to the trust. In addition, another person could acquire an interest in a receivable that is superior to the trust’s interest by obtaining physical possession of that receivable without knowledge of the assignment of the receivable to the trust. If another person acquires an interest in a receivable that is superior to the trust’s interest, some or all of the collections on that receivable may not be available to make payment on your notes.

Interests of other persons in the financed vehicles could reduce the funds available to make payments on your notes	If another person acquires an interest in a vehicle financed by a receivable that is superior to the trust’s security interest in the vehicle, some or all of the proceeds from the sale of the vehicle may not be available to make payments on the notes.

The trust’s security interest in the financed vehicles could be impaired for one or more of the following reasons:

•	CarMax Business Services or CarMax Funding might fail to perfect its security interest in a financed vehicle;

•

another person may acquire an interest in a financed vehicle that is superior to the trust’s security interest through fraud, forgery, negligence or error because the certificates of title to the financed vehicles will not be amended to identify the trust as the new secured party;

•

the trust may not have a security interest in the financed vehicles in certain states because the certificates of title to the financed vehicles will not be amended to reflect assignment of the security interest to the trust;

•	holders of some types of liens, such as tax liens or mechanics’ liens, may have priority over the trust’s security interest; and

•	the trust may lose its security interest in vehicles confiscated by the government.

CarMax Funding will be obligated to repurchase from the trust any receivable as to which a perfected security interest in favor of CarMax Business Services in the related financed vehicle did not exist as of the date such receivable was transferred to the trust. However, CarMax Funding will not be obligated to repurchase a receivable if a perfected security interest in favor of CarMax Funding in the vehicle securing a receivable has not been perfected in the trust or if the security interest in a financed vehicle or the related receivable becomes impaired after the receivable is transferred to the trust. If a trust does not have a perfected security interest in a financed vehicle, its ability to realize on the vehicle following an event of a default under the related receivable may be adversely affected and some or all of the amounts received in respect of that vehicle may not be available to make payment on your notes.

Consumer protection laws may reduce the funds available to make payments on your notes	Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections on retail installment loans and installment sale contracts. Some of these laws make an assignee of the loan or contract, such as a trust, liable to the obligor for any violation by the lender. Any liabilities of the trust under these laws could reduce the funds that the trust would otherwise have to make payments on your notes.

Only the assets of the trust are available to pay your notes	The notes represent indebtedness of a trust and will not be insured or guaranteed by CarMax Business Services, CarMax Funding, any of their respective affiliates or, unless otherwise specified in the prospectus supplement, any other person or entity other than the trust. The only source of payment on your notes will be payments received on the receivables and, if and to the extent available, any credit or cash flow enhancement for the trust. Therefore, you must rely solely on the assets of the trust for repayment of your notes. If these assets are insufficient, you may suffer losses on your notes.

Any credit support provided by financial instruments may be insufficient to protect you against losses

Credit support for the notes may be provided through the use of financial instruments like interest rate swaps, interest rate caps, letters of credit, credit or liquidity facilities, surety bonds, insurance policies, guaranteed investment contracts, repurchase agreements or yield supplement agreements. Credit support in this form is limited by the credit of the provider of the financial instrument and by its ability to make payments as and when required by the terms of the financial instrument. Any failure of the credit support provider to meet its obligations under the financial instrument could result in losses on the related notes. The terms of any financial instrument providing credit support for the notes may also impose limitations or conditions on when or in what circumstances it may be drawn on. Any form of credit support may apply only to certain classes of notes, may be limited in dollar amount, may be accessible only under some circumstances, and may not provide protection against all risks of loss. The related prospectus supplement will describe the provider of any financial instrument supporting the notes and any conditions, limitations or risks material to the noteholders.

Any credit support provided by interest rate hedging arrangements may involve additional risks	If the trust issues floating rate notes, it will enter into an interest rate hedging arrangement with a counterparty because the receivables owned by the trust bear interest at fixed rates while the floating rate notes bear interest at a floating rate. An interest rate hedging arrangement may be in the form of an interest rate swap or interest rate cap.

If the floating rate payable by the counterparty under an interest rate swap is substantially greater than the fixed rate payable by the trust, the trust will be more dependent on receiving payments from the counterparty in order to make interest payments on the notes without using amounts that would otherwise be used to pay principal on the notes.

If the floating rate payable by the counterparty under an interest rate swap is less than the fixed rate payable by the trust, the trust will be obligated to make payments to the counterparty. The amount payable to the counterparty may rank higher in priority than payments on your notes.

If the counterparty fails to make any payments required under an interest rate hedging arrangement when due, payments on your notes may be reduced or delayed.

An interest rate hedging arrangement generally may not be terminated except upon the failure of either party to make payments when due, the insolvency of either party, illegality, an occurrence of an event of default that results in acceleration of the notes and liquidation of the receivables, an amendment to the transaction documents that adversely affects the counterparty without its consent, or the failure of the counterparty to post collateral, assign the interest rate hedging arrangement to an eligible substitute counterparty or take other remedial action if the counterparty’s credit ratings drop below the levels required by each of the rating agencies sufficient, in each case, to maintain the then-current ratings of the classes of notes specified in the prospectus supplement. Upon termination of an interest rate hedging arrangement, a termination payment may be due to the trust or the counterparty. Any such termination payment could be substantial if market interest rates and other conditions have changed materially. To the extent not paid by a replacement counterparty, any termination payments will be paid by the trust from funds available for such purpose, and payments on your notes may be reduced or delayed.

If the counterparty fails to make a termination payment owed to the trust, the trust may not be able to enter into a replacement interest rate hedging arrangement. If the trust has floating rate notes outstanding and does not have an interest rate hedging arrangement in place for that floating rate exposure, payments on your notes may be reduced or delayed.

Prepayments on the receivables may adversely affect the average life of and rate of return on your notes	You may not be able to reinvest the principal repaid to you at a rate of return that is equal to or greater than the rate of return on your notes. Faster than expected prepayments on the receivables may cause the trust to make payments on its notes earlier than expected. We cannot predict the effect of prepayments on the average life of your notes.

All receivables, by their terms, may be prepaid at any time. Prepayments include:

•	prepayments in whole or in part by the obligor;

•	liquidations due to default;

•	partial payments with proceeds from physical damage, theft, credit life and credit disability insurance policies;

•	required purchases of receivables by the servicer or repurchases of receivables by CarMax Funding for specified breaches of their representations, warranties or covenants; and

•

an optional repurchase of a trust’s receivables by the servicer when their aggregate principal balance is 10% or less of the initial aggregate principal balance, or under such other circumstances as may be specified in the related prospectus supplement.

A variety of economic, social and other factors will influence the rate of optional prepayments on the receivables and defaults.

As a result of prepayments, the final payment of each class of notes is expected to occur prior to the final scheduled distribution date specified in the related prospectus supplement. If sufficient funds are not available to pay any class of notes in full on its final scheduled distribution date, an event of default will occur and final payment of that class of notes may occur later than scheduled.

For more information regarding the timing of repayments of the notes, see “Maturity and Prepayment Considerations” in this prospectus.

You may suffer a loss on your notes if the servicer commingles collections on the receivables with its own funds	To the extent specified in the related prospectus supplement, the servicer will be permitted to hold collections it receives from obligors on the receivables and the purchase price of receivables required to be repurchased from the trust until the day prior to the date on which the related distributions are made on the notes. During this time, the servicer may invest those amounts at its own risk and for its own benefit and need not segregate them from its own funds. If the servicer is unable to pay these amounts to the trust on the distribution date, you might incur a loss on your notes.

For more information about the servicer’s obligations regarding payments on the receivables, see “Description of the Sale and Servicing Agreement—Collections” in this prospectus.

Resignation or termination of CarMax Business Services as servicer could result in delays in payment or losses on your notes	If CarMax Business Services were to resign or be terminated as servicer, the processing of payments on the receivables and information relating to collections could be delayed, which could delay payments on your notes. In addition, if CarMax Business Services were to resign or be terminated as servicer and there were a material interruption in collection activities, the collection rate on the receivables could decline, which could result in losses on your notes. The risk of delayed processing activities or a material interruption in collection activities would increase if the indenture trustee was unwilling or unable to act as successor servicer and had difficulty finding a qualified successor servicer or was forced to petition a court to appoint a qualified successor servicer.

The servicing fee, which is calculated as a fixed percentage of the pool balance, declines each month as the pool balance declines. The cost of servicing each receivable, however, essentially remains fixed. If CarMax Business Services were to resign or be terminated as servicer and the servicing fee did not cover the cost of servicing the receivables or was otherwise insufficient, the indenture trustee might be unwilling to act as successor servicer or have difficulty finding a qualified successor servicer. The risk of an insufficient servicing fee is greatest toward the end of a securitization transaction when the related pool balance has declined significantly. The servicing fee payable to a successor servicer can only be increased with the consent of the holders of at least 51% of the aggregate principal amount of the controlling class.

CarMax Business Services may resign as servicer under certain limited circumstances and may be terminated as servicer if it defaults on its servicing obligations.

For more information about resignation or termination of the servicer, see “Description of the Sale and Servicing Agreement—Certain Matters Regarding the Servicer” and “—Events of Servicing Termination” in this prospectus.

Bankruptcy of CarMax Business Services could result in delays in payment or losses on your notes	If CarMax Business Services were to become the subject of a bankruptcy proceeding, you could experience losses or delays in payment on your notes. CarMax Business Services will sell the receivables to CarMax Funding, and CarMax Funding will sell the receivables to the trust. However, if CarMax Business Services is the subject of a bankruptcy proceeding, the court in the bankruptcy proceeding could conclude that the sale of the receivables by CarMax Business Services to CarMax Funding was not a true sale for bankruptcy purposes and that CarMax Business Services still owns the receivables. The court also could conclude that CarMax Business Services and CarMax Funding should be consolidated for bankruptcy purposes. If the court were to reach either of these conclusions, you could experience losses or delays in payments on your notes because:

•	the indenture trustee will not be able to exercise remedies against CarMax Business Services on your behalf without permission from the court;

•	the court may require the indenture trustee to accept property in exchange for the receivables that is of less value than the receivables;

•

tax or other government liens on CarMax Business Services property that arose before the transfer of the receivables to the trust will be paid from the collections on the receivables before the collections are used to make payments on your notes; and

•

the indenture trustee may not have a perfected security interest in one or more of the vehicles securing the receivables or cash collections held by CarMax Business Services at the time that a bankruptcy proceeding begins.

CarMax Business Services and CarMax Funding have taken steps in structuring the transactions described in this prospectus to minimize the risk that a court would conclude that the sale of the receivables to CarMax Funding was not a “true sale” or that CarMax Business Services and CarMax Funding should be consolidated for bankruptcy purposes.

For more information regarding bankruptcy considerations, see “Material Legal Issues Relating to the Receivables—Certain Bankruptcy Considerations” in this prospectus.

Ratings of the notes are limited and may be revised or withdrawn

At the initial issuance of the notes of a trust, at least one nationally recognized statistical rating organization will rate the offered notes in one of the four highest rating categories or in the categories otherwise specified in the related prospectus supplement. A rating is not a recommendation to purchase, hold or sell notes, and it does not comment as to market price or suitability for a particular investor. The ratings of the offered notes address the likelihood of the payment of principal and interest on the notes according to their terms. We cannot assure you that a rating will remain for any given period of time or that a rating agency will not lower, qualify or withdraw its rating if, in its judgment, circumstances in the future so warrant. A reduction, qualification or withdrawal of an offered note’s rating would adversely affect its value.

Terrorist attacks and conflicts involving the United States military could result in delays in payment or losses on your notes	Any effect that terrorist attacks, any current or future military action by or against the United States and the rising tensions in certain regions of the world may have on the performance of the receivables is unclear, but there could be an adverse effect on general economic conditions, consumer confidence and general market liquidity. Investors should consider the possible effects on delinquency, default and prepayment experience of the receivables. In particular, under the Servicemembers Civil Relief Act, members of the military on active duty, including reservists, who have entered into an obligation, such as a retail installment sale contract or installment loan for the purchase of a vehicle, before entering into military service may be entitled to reductions in interest rates to 6% and a stay of foreclosure and similar actions. In addition, pursuant to the laws of various states, under certain circumstances residents thereof called into active duty with the National Guard or the reserves can apply to a court to delay payments on retail installment sale contracts or installment loans such as the receivables. No information can be provided as to the number of receivables that may be affected. If an obligor’s obligation to repay a receivable is reduced, adjusted or extended, the servicer will not be required to advance such amounts. Any resulting shortfalls in interest or principal will reduce the amount available for distribution on the notes.

For more information regarding the Servicemembers Civil Relief Act, see “Material Legal Issues Relating to the Receivables—Consumer Protection Laws” and “—Other Matters” in this prospectus.

Federal financial regulatory reform could have an adverse impact on CarMax Business Services, the depositor or the trust	The Dodd-Frank Wall Street Reform and Consumer Protection Act created an alternative liquidation framework under which the Federal Deposit Insurance Corporation may be appointed as receiver for the resolution of a non-bank financial company if the company is in default or in danger of default and the resolution of the company under other applicable law would have serious adverse effects on financial stability in the United States.

There can be no assurance that the new liquidation framework would not apply to CarMax Business Services, the depositor or the trust, although we expect that the framework will be invoked only very rarely. Recent guidance from the FDIC indicates that the new framework will be exercised in a manner consistent with the existing bankruptcy laws, which is the insolvency regime which would otherwise apply to CarMax Business Services, the depositor and the trust.

If the FDIC were appointed as receiver for CarMax Business Services, the depositor or the trust, or if future regulations or subsequent FDIC actions are contrary to the recent FDIC guidance, you may experience losses or delays in payments on your notes.

For more information regarding the new liquidation framework, see “Material Legal Issues Relating to the Receivables—The Dodd-Frank Act” in this prospectus.

Capitalized terms used in this prospectus are defined in the Glossary of Terms beginning on page 64.

THE CARMAX BUSINESS

General

CarMax is the nation’s largest retailer of used vehicles. CarMax opened its first store in Richmond, Virginia, in September 1993 and was the first used vehicle retailer to offer a large selection of high quality used vehicles at competitively low, fixed prices using a customer-friendly sales process in an attractive, modern sales facility. The CarMax consumer offer provides customers the opportunity to shop for vehicles the same way they shop for items at other “big-box” retailers and is structured around four core equities: low, no-haggle prices; a broad selection; high quality vehicles; and customer-friendly service. CarMax’s strategy is to better serve the auto retailing market by addressing the major sources of dissatisfaction with traditional auto retailers and to maximize operating efficiencies with standardized operating procedures and store formats enhanced by sophisticated, proprietary management information systems.

CarMax purchases, reconditions and sells used vehicles. All of the used vehicles CarMax retails are thoroughly reconditioned to meet high mechanical, electrical, safety and cosmetic standards, and each vehicle must pass a comprehensive inspection before being offered for sale. Approximately 85% of the used vehicles retailed by CarMax are one to six years old with fewer than 60,000 miles. CarMax also offers a selection of used vehicles at each superstore that are more than six years old or have more than 60,000 miles, but which meet similar quality standards.

CarMax also sells new vehicles under various franchise agreements. Over time, however, CarMax’s new vehicle sales have become a smaller part of its business mix. In addition, CarMax provides its customers with a full range of related products and services, including the financing of vehicle purchases through CarMax Auto Finance and third-party lenders, the sale of extended service contracts and accessories, the appraisal and purchase of vehicles directly from consumers and vehicle repair service.

The CarMax consumer offer enables customers to evaluate separately each component of the sales process and to make informed decisions on each component based on comprehensive information about their options, terms and associated prices. The customer can accept or decline any individual element of the offer without affecting the price or terms of any other component of the offer. CarMax’s no-haggle pricing and its commission structure, which is generally based on a fixed dollars-per-unit standard, allow its sales consultants to focus on meeting customer needs.

CarMax has separated the practice of trading in a used vehicle in conjunction with the purchase of another vehicle into two distinct and independent transactions. CarMax will appraise a consumer’s vehicle and make an offer to purchase that vehicle regardless of whether the consumer is purchasing a vehicle from CarMax. CarMax acquires a significant portion of its retail used-vehicle inventory through this unique in-store appraisal process. CarMax also acquires a significant portion of its used vehicle inventory through wholesale auctions and, to a lesser extent, directly from other sources, including wholesalers, dealers and fleet owners. Those vehicles purchased through CarMax’s in-store appraisal process that do not meet its retail standards are sold at on-site wholesale auctions.

CarMax’s inventory management and pricing system tracks each vehicle throughout the sales process. Using the information provided by this system and applying sophisticated statistical modeling techniques enable CarMax to optimize its inventory mix, anticipate future inventory needs at each store, evaluate sales consultant and buyer performance and refine its vehicle pricing strategy. As a result of the pricing discipline afforded by the inventory management and pricing system, more than 99% of the entire used car inventory offered at retail is sold at retail.

Certain information concerning CarMax Auto Finance’s experience with respect to its portfolio of receivables, including previously sold receivables which CarMax Auto Finance continues to service, will be set forth in each prospectus supplement. We cannot assure you that the delinquency, repossession and net loss experience on any pool of receivables transferred to a trust will be comparable to that information.

CarMax Auto Finance

CarMax offers on-site financing to its customers through CarMax Auto Finance, the financing unit of CarMax Business Services (formerly the financing unit of CarMax Auto), and through third parties. CarMax began offering on-site financing to its customers through CarMax Auto Finance in September 1993 and currently originates installment sale contracts at all of its stores. On December 1, 2004, CarMax Auto assigned and contributed to CarMax Business Services substantially all of CarMax Auto’s operational assets relating to CarMax Auto Finance.

Underwriting Procedures

CarMax Auto Finance credit applications are accepted at all CarMax locations. Each application requires that the applicant provide current information regarding his or her employment history, income and other factors that are relevant to an assessment of creditworthiness. This information is entered into a local terminal and transmitted electronically to CarMax Auto Finance for review. In addition, CarMax Auto Finance obtains one or more credit reports from major credit reporting agencies summarizing each applicant’s credit history and payment habits, including such items as open accounts, delinquent payments, bankruptcies, repossessions and judgments. CarMax Auto Finance uses credit scoring models together with internally developed decision rules to assess objectively an applicant’s creditworthiness and to help CarMax Auto Finance quantify credit risk and implement risk-adjusted pricing. The credit scoring models are statistically derived from prior credit granting experience and analyze predictive information from the credit applications and credit bureau reports to generate a numerical credit score for each applicant. This numerical credit score indicates the risk associated with extending credit to the applicant.

The majority of all credit applications are accepted or declined automatically. In general, if an applicant meets the minimum credit score requirements using the credit scoring models, the related application is immediately approved. If the applicant does not meet these requirements, the related application is declined. Additionally, the decision rules are used to identify irregularities or certain risk factors in an application or credit file. If CarMax Auto Finance receives an application or credit file deemed to be irregular, incomplete or containing any of the risk factors identified in the decision rules or an applicant requests that an application be manually reviewed, that application will be reviewed by an experienced credit underwriter. CarMax Auto Finance’s credit underwriters manually approve or decline applications in accordance with credit policies established by senior management.

Each installment sale contract originated by CarMax in connection with the sale of a new or used motor vehicle is secured by that vehicle. The maximum loan amount for each financed vehicle is determined based upon the creditworthiness of the related obligor and is generally no more than 125% of the selling price of the financed vehicle, including sales tax, license fees and title fees. In most cases, the selling price does not exceed the manufacturer’s suggested retail price, in the case of a new vehicle, or the “average blue book value” published by Kelley Blue Book Co., a standard reference source for dealers in used cars, in the case of a used vehicle. The actual amount financed is generally less than the maximum allowable loan amount. Furthermore, in each case where the amount financed exceeds the value of the related financed vehicle, CarMax Auto Finance has determined that the creditworthiness of the related obligor supports the additional loan amount. CarMax Auto Finance also finances service and extended warranty contracts purchased with respect to financed vehicles.

CarMax Auto Finance believes that the resale value of a vehicle purchased by an obligor will decline below the purchase price and, in some cases, may decline for a period of time below the principal balance outstanding on the related installment sale contract. CarMax Auto Finance regularly reviews the quality of its installment sale contracts and periodically conducts quality audits to ensure compliance with its established policies and procedures.

In the last five years, CarMax Auto Finance’s underwriting philosophy and policies have remained largely consistent. The primary enhancement has been periodic upgrades to the credit scoring models. Credit scoring models are evaluated regularly and updated when performance data allows development of more predictive models. The credit scoring model was last upgraded in March 2006. In addition, as part of its routine evaluation and enhancement processes, CarMax Auto Finance has reviewed and made minor modifications to other aspects of the credit offer, including the decision rules, score cut-offs and terms of the offer. Finally, CarMax Auto Finance periodically conducts limited scale testing in which a new segment of accounts is originated and the results are evaluated as that segment of accounts matures. The size and scope of these tests are designed to ensure that they do not materially affect the performance of the overall CarMax Auto Finance portfolio. The overall effect of these enhancements and modifications has been to improve customer and CarMax Auto Finance value without materially changing the overall credit quality of the portfolio.

Servicing and Collection Procedures

CarMax Auto Finance services the receivables from its servicing center in Kennesaw, Georgia. CarMax offers obligors several payment method options, including by mail to a lockbox, by telephone, over the internet, through automated clearinghouse or “ACH” programs or in person at any CarMax location. Almost all payments received prior to the designated processing time on a business day are matched to an obligor and applied to that obligor’s account by CarMax Auto Funding on the day received. Most payments that do not include enough information to match to an account are researched, matched and applied by CarMax Auto Finance within 24 hours of receipt. A remaining small number of payments that cannot be matched to an account are sent to a specialized group and are applied when the appropriate account is identified. Accounts requiring research are posted with an effective date of the date originally received.

The majority of obligors pay their obligation in a timely manner and do not require any collection efforts. When an account does become delinquent, CarMax Auto Finance employs additional collection efforts appropriate for the relative level of account risk.

CarMax Auto Finance measures delinquency by the number of days elapsed from the date a payment is due under an installment sale contract. CarMax Auto Finance considers a receivable to be delinquent when the related obligor fails to make a scheduled payment on or before the related due date. If a partial payment is received that is less than the regular monthly payment by more than a nominal amount determined by senior management and that deficiency is not cured on or before the related due date, the account will be considered delinquent. CarMax Auto Finance mails a system-generated delinquency notice to each delinquent obligor before the related receivable becomes 16 days delinquent. CarMax Auto Finance also uses an automated delinquency monitoring system, which assigns delinquent receivables to different categories of collection priority based on the number of days of delinquency.

CarMax Auto Finance manages its collection efforts using software that offers the ability to alter collections strategy according to individual account behavior and historical performance. Account risk is determined through an analysis of behavioral factors, such as credit risk at the initiation of the loan, the number of payments made, the level of historical delinquency and the number of times the obligor has failed to keep payment arrangements. CarMax Auto Finance reviews its collections strategy on a daily basis and uses optimization techniques to enhance the effectiveness of collection efforts.

CarMax Auto Finance’s collection efforts are divided into specific areas depending upon the level of delinquency. Accounts that are fewer than 30 days past due are assigned to the early collections group. The collectors in this group attempt to contact delinquent obligors by telephone or letter based on the level of delinquency and the history of the account. In addition, CarMax Auto Finance’s customer service representatives are trained to handle incoming calls from accounts that are fewer than 30 days past due. Accounts that reach a level of delinquency of greater than 30 days past due are assigned to the late collections group, where they are reviewed by senior-level collectors who analyze each account to determine collateral risk. If a collector is unable to arrange payment on an account and determines that the collateral securing the account is at risk, the collector may recommend repossession of the related vehicle. All repossession recommendations must be reviewed and approved by a member of management before being forwarded to the repossession department in the specialty collections group.

Once a vehicle is in CarMax Auto Finance’s possession, the related obligor has a redemption period during which he may redeem the vehicle by paying off the related receivable in full or, in some cases, by paying off all past due amounts. In either case, the obligor is also required to pay to CarMax Auto Finance the reasonable expenses incurred by CarMax Auto Finance in repossessing, holding and preparing the financed vehicle for disposition and arranging for its sale. In those states in which the UCC governs the redemption of financed vehicles, the obligor must be given reasonable notice of the date, time and place of any proposed public sale of a repossessed vehicle, or the date after which any proposed private sale of a repossessed vehicle may be held, and may redeem the vehicle at any time prior to sale. In most states in which laws other than the UCC govern the redemption of financed vehicles, the obligor must be given a specified period of time, usually between 10 and 30 days, to redeem a repossessed vehicle. At the conclusion of the redemption period, CarMax Auto Finance sells the vehicle and any remaining principal balance is charged off. Any deficiency remaining after the sale of the vehicle is pursued against the obligor to the extent deemed practical by CarMax Auto Finance and to the extent permitted by law. All repossession activities are carried out in accordance with applicable state law and related procedures adopted by CarMax Auto Finance. Other departments in the specialty collections group include recovery collections, remarketing, skip tracing, legal and bankruptcy.

In general, CarMax Auto Finance charges off a receivable on the earliest of:

•

the last business day of the month during which any payment, or any part of any payment, due under the receivable is 120 days or more delinquent, whether or not CarMax Auto Finance has repossessed the motor vehicle securing the receivable;

•	if CarMax Auto Finance has repossessed the motor vehicle securing the receivable, the last business day of the month during which the motor vehicle is liquidated; and

•	the last business day of the month during which CarMax Auto Finance determines in accordance with its customary practices that the receivable is uncollectible.

In general, CarMax Auto Finance may extend the due date for a current or past due payment for up to 30 days if the related installment sale contract has been in existence for at least six months and at least six monthly payments have been made. CarMax Auto Finance will only extend the due date for a payment if, after giving effect to such extension and to any payments made or any other extension granted in connection therewith, the related contract will be returned to current status.

The total number of extensions an obligor may receive equals the number of years in the original term of the related installment sale contract, except that no more than two extensions will be granted during any 12-month period. In general, if an installment sale contract has been confirmed or reaffirmed in a bankruptcy proceeding and the related obligor has thereafter made three consecutive monthly payments, CarMax Auto Finance will return the contract to current status. All exceptions to these general rules under the extension policy must be approved by CarMax Auto Finance’s senior management. See “Description of the Receivables Transfer and Servicing Agreements—Servicing Procedures”.

While CarMax Auto Finance’s servicing policies have generally remained unchanged, CarMax Auto Finance continues to enhance its servicing platform through the utilization of technology. Most notably, CarMax Auto Finance developed and implemented CarMax Account Management System (CAMS), a proprietary account servicing system, in May 2004. The CAMS software is designed specifically for managing early and late stage delinquency collection efforts as well as the workflow requirements of specialty collections. CarMax Auto Finance also introduced behavioral scoring of delinquent accounts to enhance collection strategies in October 2004. Telephony technology improvements include the implementation of a new auto dialer in June 2003 and a new integrated voice response system in April 2004. Finally, in June 2005, CarMax Auto Finance introduced imaging of the origination documents at the point of sale.

Physical Damage Insurance

In general, each installment sale contract requires the related obligor to obtain physical damage insurance covering loss or damage to the related financed vehicle. There can be no assurances, however, that each Financed Vehicle will at all times be covered by physical damage insurance.

GAP Waiver Agreements

Obligors may purchase a waiver agreement which provides for the cancellation of all or a portion of the remaining principal balance of the related receivable in certain events, including a casualty with respect to the related financed vehicle after application of any casualty insurance proceeds to the amount due under the receivable. The premium for the GAP waiver agreement is generally included in the amount financed under the receivable. The servicer will deposit any amounts paid under any insurance relating to a GAP waiver agreement into the related collection account.

THE SPONSOR

CarMax Business Services was formed in the State of Delaware on April 23, 2004 as a limited liability company. CarMax Business Services maintains its principal executive offices at 12800 Tuckahoe Creek Parkway, Suite 400, Richmond, Virginia 23238. Its telephone number is (804) 935-4512. See “The Transaction Parties—The Sponsor” in the attached prospectus supplement for descriptions of CarMax Business Services’s business and securitization program.

THE DEPOSITOR AND SELLER

CarMax Auto Funding LLC was formed in the State of Delaware on August 6, 2003 as a limited liability company. The sole equity member of the Seller is CarMax Business Services. The Seller maintains its principal executive offices at 12800 Tuckahoe Creek Parkway, Suite 400, Richmond, Virginia 23238. Its telephone number is (804) 935-4512.

The Seller was organized principally for the limited purpose of purchasing receivables originated by CarMax Auto or an affiliate of CarMax Auto. The Seller has not and will not engage in any activity other than acquiring, owning, holding, selling, transferring, assigning, pledging or otherwise dealing in receivables secured by the Financed Vehicles or originating one or more Delaware statutory trusts or common law trusts owning receivables secured by the Financed Vehicles. The Seller anticipates that, as seller, it will acquire receivables to be included in each trust from CarMax Business Services in privately negotiated transactions. Neither the Seller nor any of the Seller’s affiliates will insure or guarantee the receivables or the notes of any series.

The Seller will make various representations and warranties about the origination, characteristics and transfer of the receivables to each trust. The trust will have the right under the related sale and servicing agreement to cause the Seller to purchase receivables affected materially and adversely by breaches of the representations and warranties of the Seller made in the sale and servicing agreement. The Seller will be responsible for filing and maintaining the effectiveness of the financing statements that perfect the trust’s security interest in the receivables and other trust property.

In structuring these transactions, the Seller has taken steps intended to ensure that the voluntary or involuntary application for relief by CarMax Business Services under the Bankruptcy Code or similar state laws will not cause the assets and liabilities of the Seller to be consolidated with those of CarMax Business Services. See “Material Legal Issues Relating to the Receivables—Certain Bankruptcy Considerations” for more information.

THE ISSUING ENTITY

The Seller will establish a separate Delaware statutory trust to issue each series of notes. The terms of each series of notes issued by each trust and additional information concerning the assets of each trust and any applicable credit or cash flow enhancement will be set forth in the related prospectus supplement.

The property of each trust will include a pool of motor vehicle retail installment sale contracts or motor vehicle retail installment loans originated by certain affiliates of CarMax Business Services, which contracts or loans will be secured by security interests in Financed Vehicles consisting of new and used motor vehicles, and all payments received under such contracts or loans after the related Cutoff Date. On or prior to the Closing Date for each trust, CarMax Business Services will sell the receivables to the Seller and the Seller, in turn, will sell the receivables to the trust.

To the extent provided in the related prospectus supplement, CarMax Business Services will sell Subsequent Receivables to the Seller and the Seller, in turn, will sell the Subsequent Receivables to the trust as frequently as daily during the related Funding Period. A trust will purchase any Subsequent Receivables with amounts deposited in a pre-funding account. Up to 50% of the net proceeds from the sale of the notes issued by a trust may be deposited into a pre-funding account for the purchase of Subsequent Receivables. The Funding Period, if any, will not exceed the period of one year from and after the Closing Date.

The property of each trust will also include:

•	security interests in the related Financed Vehicles;

•	the rights to proceeds, if any, from claims on certain theft, physical damage, credit life or credit disability insurance policies, if any, covering the Financed Vehicles or the related obligors;

•	CarMax Business Services’s and the Seller’s rights to certain documents and instruments relating to the receivables;

•	amounts as from time to time may be held in one or more accounts maintained for the trust;

•	any credit or cash flow enhancement specified in the prospectus supplement;

•	certain payments and proceeds with respect to the receivables held by the Servicer;

•	certain rebates of premiums and other amounts relating to certain insurance policies and other items financed under the receivables; and

•	any and all proceeds of the above items.

The trust’s rights and benefits with respect to the property of the trust will be assigned to the indenture trustee for the benefit of the noteholders.

If the property of a trust includes motor vehicle retail installment loans, we will provide more specific information about the origination of the loans in the related prospectus supplement. The property of a trust may include a pool of notes secured by receivables and the related Financed Vehicles and all proceeds generated by the receivables and the Financed Vehicles. If the property of a trust includes secured notes, we will provide more specific information about the origination and servicing of the secured notes and the consequences of including secured notes in a trust in the related prospectus supplement.

THE SERVICER

The Servicer will service the receivables, either directly or through subservicers, held by each trust and will receive fees for its services. To facilitate the servicing of the receivables, each trust will authorize the Servicer to retain physical possession of the receivables held by each trust and other documents relating thereto as custodian for each trust and the related indenture trustee. Due to administrative burden and expense, the certificates of title for the Financed Vehicles will not be amended to reflect the sale and assignment of the security interests in the Financed Vehicles to each trust. See “Risk Factors—Interests of other persons in the receivables could reduce the funds available to make payments on your notes” and “Description of the Sale and Servicing Agreement—Sale and Assignment of Receivables”.

THE BACKUP SERVICER

The backup servicer for each series of notes, if any, will be specified in the related prospectus supplement. The backup servicer’s duties in connection with the related securitization transaction will be specified in the related prospectus supplement and principal documents.

THE TRUSTEES

The owner trustee for each trust and the indenture trustee with respect to the related notes will be specified in the related prospectus supplement. The liability of each trustee in connection with the issuance and sale of the notes will be limited solely to the express obligations of the trustee set forth in the applicable trust agreement or indenture. A trustee may resign at any time, in which event the administrator of the trust will be obligated to appoint a successor trustee. The trust or the administrator of each trust, as applicable, shall remove a trustee if:

•	the trustee ceases to be eligible to continue as trustee under the applicable trust agreement or indenture; or

•	the trustee becomes insolvent.

In either of these circumstances, the administrator must appoint a successor trustee. If a trustee resigns or is removed, the resignation or removal and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

You will find the addresses of the principal offices of the trust and each trustee in the prospectus supplement.

THE RECEIVABLES

General

Criteria for Selecting the Receivables.    The receivables to be held by each trust must satisfy various criteria, including that each receivable:

•	is secured by a Financed Vehicle that, as of the Cutoff Date, has not been repossessed;

•	was originated in the United States;

•	has a fixed or variable interest rate;

•

provides for level monthly payments that fully amortize the amount financed over its original term to maturity or provides for a different type of amortization described in the related prospectus supplement; and

•	satisfies the other criteria, if any, set forth in the related prospectus supplement.

If so specified in the related prospectus supplement, a trust may include Subsequent Receivables. Subsequent Receivables will be originated as described under “The CarMax Business—Underwriting Procedures”. If the trust will include Subsequent Receivables, the prospectus supplement will provide information about the selection criteria for those Subsequent Receivables. If so specified in the related prospectus supplement, the receivables may include loans made to borrowers whose credit histories show previous financial difficulties or who otherwise have insufficient credit histories to meet the credit standards imposed by most traditional motor vehicle financing sources.

This prospectus describes CarMax’s underwriting procedures and guidelines, including the type of information reviewed in respect of each applicant, and the Servicer’s servicing procedures, including the steps customarily taken in respect of delinquent receivables and the maintenance of physical damage insurance. See “The CarMax Business”.

No selection procedures believed by CarMax Business Services to be adverse to the holders of notes of any series were or will be used in selecting the receivables for each trust. Terms of the receivables included in each trust which are material to investors will be described in the related prospectus supplement.

Simple Interest Receivables.    Except as otherwise set forth in the related prospectus supplement, the receivables in each trust will be Simple Interest Receivables. Each monthly installment under a Simple Interest Receivable consists of an amount of interest which is calculated on the basis of the outstanding principal balance multiplied by the stated contract rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the last payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first, to interest accrued to the date of payment, then to any applicable late charges, then to principal due on the date of payment, then to any other fees due under the receivable that are not included in the original amount financed and then to reduce further the outstanding principal balance of the receivable. Accordingly, if an obligor on a Simple Interest Receivable pays a fixed monthly installment before its scheduled due date:

•	the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled; and

•	the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.

Conversely, if an obligor pays a fixed monthly installment after its scheduled due date:

•	the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled; and

•	the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.

In either case, the obligor under a Simple Interest Receivable pays fixed monthly installments until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance. If a Simple Interest Receivable is prepaid, the obligor is required to pay interest only to the date of prepayment.

If the receivables included in a trust are not Simple Interest Receivables, the related prospectus supplement will describe the method of calculating interest on the receivables.

We Will Provide More Specific Information About the Receivables in the Prospectus Supplement.    Information with respect to each pool of receivables included in a trust will be set forth in the related prospectus supplement, including, to the extent appropriate:

•	the portion of the receivables pool secured by new Financed Vehicles and by used Financed Vehicles;

•	the aggregate principal balance of the related receivables;

•	the average principal balance of the related receivables and the range of principal balances;

•	the number of receivables in the receivables pool;

•	the geographic distribution of the receivables in the receivables pool;

•	the average original amount financed and the range of original amounts financed;

•	the weighted average contract rate of interest and the range of such rates;

•	the weighted average original term and the range of original terms;

•	the weighted average remaining term and the range of remaining terms;

•	the distribution by stated contract rate of interest; and

•	the weighted average FICO score and the range of FICO scores.

Static Pool Information About Previous Securitizations

Static pool information about prior pools of receivables that were securitized by CarMax Auto Finance will be provided in the accompanying prospectus supplement or on the website specified in the accompanying prospectus supplement.

MATURITY AND PREPAYMENT CONSIDERATIONS

The weighted average lives of the notes of any trust will generally be influenced by the rate at which the principal balances of the receivables held by the trust are paid, which payment may be in the form of scheduled amortization or prepayments. “Prepayments” for these purposes includes the following circumstances:

•	prepayments by obligors, who may repay at any time without penalty;

•

the Seller may be required to repurchase a receivable sold to the trust if certain breaches of representations and warranties occur and the receivable is materially and adversely affected by the breach;

•

the Servicer may be obligated to purchase a receivable from the trust if certain breaches of covenants occur or if the Servicer extends or modifies the terms of a receivable beyond the Collection Period preceding the final scheduled Distribution Date for the notes specified in the related prospectus supplement;

•	partial prepayments, including those related to rebates of extended warranty contract costs and insurance premiums;

•	liquidations of the receivables due to default; and

•	partial prepayments from proceeds from physical damage, theft, credit life and credit disability insurance policies.

In light of the above considerations, we cannot assure you as to the amount of principal payments to be made on the notes of a trust on each Distribution Date since that amount will depend, in part, on the amount of principal collected on the trust’s receivables during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by the noteholders. The related prospectus supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the receivables and the notes of the trust.

The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors, including the fact that an obligor may not sell or transfer its Financed Vehicle without CarMax Business Services’s consent. These factors may also include unemployment, servicing decisions, seasoning of receivables, destruction of vehicles by accident, sales of vehicles and market interest rates. A predominant factor affecting the prepayment of a large group of receivables is the difference between the interest rates on the receivables and prevailing market interest rates. If the prevailing market interest rates were to fall significantly below the interest rates borne by the receivables, the rate of prepayments and refinancings would be expected to increase. Conversely, if the prevailing market interest rates were to increase significantly above the interest rates borne by the receivables, the rate of prepayments and refinancings would be expected to decrease.

The related prospectus supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the receivables and the notes of the trust.

POOL FACTORS AND TRADING INFORMATION

The Servicer will provide to you in each monthly investor report a factor which you can use to compute your portion of the principal amount outstanding on the notes.

General

Calculation of the Factor For Your Class of Notes.    The Servicer will compute a separate factor for each class of notes issued. The factor for each class of notes will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to that class indicating the remaining outstanding principal amount of that class as of the applicable Distribution Date. The Servicer will compute the factor for each class of notes, after giving effect to payments to be made on such Distribution Date, as a fraction of the initial outstanding principal amount of that class.

Your Portion of the Outstanding Amount of the Notes.    For each note you own, your portion of that class of notes will be the product of:

•	the original denomination of your note; and

•	the factor relating to your class of notes computed by the Servicer in the manner described above.

The Pool Factors Will Decline as the Trust Makes Payments on the Notes

The factor for each class of notes will initially be 1.0000000 and will decline as the outstanding principal balance of that class is reduced. The outstanding principal balance of each class of notes will be reduced over time as a result of scheduled payments, prepayments, purchases of the receivables by the Seller or the Servicer and liquidations of the receivables.

Additional Information

The noteholders will receive reports on or about each Distribution Date concerning, with respect to the Collection Period immediately preceding such Distribution Date, payments received on the related receivables, the outstanding principal balance of the related receivables, factors for each related class of notes and various other items of information.

In addition, noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See “Certain Information Regarding the Notes—Reports to Noteholders”.

USE OF PROCEEDS

Unless the related prospectus supplement provides for other applications, the net proceeds from the sale of the notes of a trust will be applied by the Seller:

•	to purchase the receivables from CarMax Business Services;

•	if the trust has a pre-funding account, to make the deposit into that account;

•	if the trust has a yield supplement account, to make the deposit into that account;

•	if the trust has a reserve account, to make the initial deposit into that account; and

•	for any other purposes specified in the prospectus supplement.

CERTAIN INFORMATION REGARDING THE NOTES

General

The prospectus supplement for each transaction will describe:

•	the timing, amount and priority of payments of principal and interest on each class of notes;

•	the interest rate for each class of notes or the formula for determining the interest rate;

•	the method for determining the amount of principal payments on each class of notes;

•	the priority of the application of the trust’s available funds to its expenses and payments on its notes; and

•	the method for allocating losses among each class of notes.

The rights of any class of notes to receive payments may be senior or subordinate to other classes of notes. A note may be entitled to:

•	principal payments with disproportionate, nominal or no interest payments;

•	interest payments with disproportionate, nominal or no principal payments; or

•	residual cash flow remaining after all other classes have been paid.

Each class of notes entitled to receive interest payments may bear interest at a fixed rate of interest or a floating rate of interest as more fully described in this prospectus and in the related prospectus supplement. If a class of notes is redeemable, the related prospectus supplement will describe when they may be redeemed and at what price. The aggregate initial principal amount of the notes issued by a trust may be greater than, equal to or less than the aggregate initial principal amount of the receivables held by that trust.

Payments of principal and interest on any class of notes will be made on a pro rata basis among all the noteholders of that class. If the amount of funds available to make a payment on a class is less than the required payment, the holders of the notes of that class will receive their pro rata share of the available amount. A series may provide for a liquidity facility or similar arrangement that permits one or more classes of notes to be paid in planned amounts on specified Distribution Dates.

Fixed Rate Notes

Each class of fixed rate notes will bear interest at the applicable per annum interest rate specified in the related prospectus supplement. Interest on each class of fixed rate notes may be computed on the basis of a 360-day year of twelve 30-day months or on such other day count basis as is specified in the related prospectus supplement.

Floating Rate Notes

Each class of floating rate notes will bear interest for each applicable interest accrual period described in the related prospectus supplement at a rate determined by reference to a base rate of interest, plus or minus the number of basis points specified in the prospectus supplement, if any, or multiplied by the percentage specified in the prospectus supplement, if any, or as otherwise specified in the prospectus supplement.

The base rate of interest for any floating rate notes will be based on a London interbank offered rate, commercial paper rates, Federal funds rates, United States government treasury securities rates, negotiable certificates of deposit rates or another rate or rates set forth in the related prospectus supplement.

A class of floating rate notes may also have either or both of the following (in each case expressed as a rate per annum):

•

a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period; provided, that the interest rate applicable to any class of floating rate notes will in no event be higher than the maximum rate permitted by applicable law; and

•	a minimum limitation, or floor, on the rate at which interest may accrue during any interest accrual period.

Each trust issuing floating rate notes may appoint a calculation agent to calculate interest rates on each class of its floating rate notes. The prospectus supplement will identify the calculation agent, if any, for each class of floating rate notes, which may be either the owner trustee or the indenture trustee with respect to the trust. All determinations of interest by a calculation agent will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the floating rate notes. All percentages resulting from any calculation of the rate of interest on a floating rate note will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

If the trust issues floating rate notes, it may enter into interest rate swaps or interest rate caps with counterparties to hedge the potential mismatch between the fixed interest rates on the receivables and the floating interest rates on the floating rate notes. If the trust enters into an interest rate swap, the trust will make fixed payments on a monthly basis to a swap counterparty and will receive payments based on the floating rate applicable to the notes. If the trust enters into an interest rate cap, the trust will make an upfront payment to a counterparty and will receive a payment on a monthly basis to the extent that the applicable floating rate exceeds a stated, or capped, amount. The material terms of these arrangements and information about the counterparties will be described in the prospectus supplement.

Book-Entry Registration

The notes will be available only in book-entry form except in the limited circumstances described under “—Definitive Notes Only in Limited Circumstances” in this prospectus. All notes will be held in book-entry form by DTC, in the name of Cede & Co., as nominee of DTC. Investors’ interests in the notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Investors may hold their notes through DTC, Clearstream Banking Luxembourg S.A., or Euroclear Bank S.A./N.V., which will hold positions on behalf of their customers or participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants. The notes will be traded as home market instruments in both the U.S. domestic and European markets. Initial settlement and all secondary trades will settle in same-day funds. The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Investors electing to hold their notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investors electing to hold global notes through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global notes and no “lock-up” or restricted period.

Actions of noteholders under the indenture will be taken by DTC upon instructions from its participants and all payments, notices, reports and statements to be delivered to noteholders will be delivered to DTC or its nominee as the registered holder of the book-entry notes for distribution to holders of book-entry notes in accordance with DTC’s procedures.

Investors should review the procedures of DTC, Clearstream and Euroclear for clearing, settlement and withholding tax procedures applicable to their purchase of the notes.

Definitive Notes Only in Limited Circumstances

With respect to any class of notes issued in book-entry form, such notes will be issued in fully registered, certificated form to noteholders or their respective nominees, rather than to DTC or its nominee, only if:

•

the administrator of the trust or the Servicer notifies the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the notes and the administrator or the indenture trustee, as the case may be, is unable to locate a qualified successor; or

•

after the occurrence of an Event of Default or an Event of Servicing Termination, holders representing not less than 51% of the outstanding principal amount of the notes of such class advise DTC and the indenture trustee in writing that the continuation of a book-entry system through DTC, or a successor thereto, with respect to the notes is no longer in the best interest of the holders of the notes.

Upon the occurrence of any event described in the immediately preceding paragraph, DTC will notify all applicable noteholders of a given class through participants of the availability of Definitive Notes. Upon surrender by DTC of the Definitive Notes representing the corresponding notes and receipt of instructions for re-registration, the indenture trustee will reissue the notes as Definitive Notes to the noteholders.

Distributions of principal of, and interest on, the Definitive Notes will thereafter be made by the indenture trustee in accordance with the procedures set forth in the related indenture directly to holders of Definitive Notes in whose names the Definitive Notes were registered at the close of business on the Record Date specified for such notes in the related prospectus supplement. The distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the indenture trustee or by wire transfer to the account designated in writing to the indenture trustee by the holder at least five Business Days prior to the related Record Date. The final payment on any Definitive Note, however, will be made only upon presentation and surrender of the Definitive Note at the office or agency specified in the notice of final distribution to the applicable noteholders.

Definitive Notes will be transferable and exchangeable at the offices of the indenture trustee or of a registrar named in a notice delivered to holders of Definitive Notes. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Reports to Noteholders

On or prior to each Distribution Date, the Servicer or the administrator will prepare and provide to the related indenture trustee a statement to be delivered to the noteholders on such Distribution Date. Each statement to be delivered to the noteholders on a Distribution Date will include, to the extent applicable to those noteholders, the following information, and any other information so specified in the prospectus supplement, with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

(1)	the amount of the distribution allocable to principal of each class of notes;

(2)	the amount of the distribution allocable to interest on or with respect to each class of notes;

(3)	the amount of the distribution allocable to draws from any reserve account or payments in respect of any other credit or cash flow enhancement arrangement;

(4)	the aggregate outstanding principal balance of the receivables in the trust as of the close of business on the last day of the related Collection Period;

(5)	any credit enhancement amount;

(6)	the aggregate outstanding principal amount and the appropriate factor for each class of notes, each after giving effect to all payments reported under clause (1) above on that date;

(7)	the amount of the servicing fee paid to the Servicer and the amount of any unpaid servicing fee with respect to the related Collection Period or any prior Collection Period, as the case may be;

(8)	the amount of the aggregate losses realized on the receivables during the related Collection Period, calculated as described in the related prospectus supplement;

(9)	previously due and unpaid interest payments, plus interest accrued on such unpaid interest to the extent permitted by law, if any, on each class of notes, and the change in these amounts from the preceding statement;

(10)	previously due and unpaid principal payments, plus interest accrued on such unpaid principal to the extent permitted by law, if any, on each class of notes, and the change in these amounts from the preceding statement;

(11)	the aggregate amount to be paid in respect of receivables, if any, repurchased in respect of the related Collection Period;

(12)	the balance of any reserve account, if any, on that date, after giving effect to changes on that date;

(13)	the amount of advances to be made by the Servicer in respect of the related Collection Period;

(14)	for each Distribution Date during any Funding Period, the amount remaining in the pre-funding account;

(15)	for the first Distribution Date that is on or immediately following the end of any Funding Period, the amount remaining in the pre-funding account that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the notes of the trust; and

(16)	the amount of any cumulative shortfall between payments due in respect of any credit or cash flow enhancement arrangement and payments received in respect of the credit or cash flow enhancement arrangement, and the change in any shortfall from the preceding statement.

Within the prescribed period of time for federal income tax reporting purposes after the end of each calendar year during the term of each trust, the applicable indenture trustee will mail to each person who at any time during such calendar year was a noteholder and received any payment with respect to the trust a statement containing certain information for the purposes of the noteholder’s preparation of federal income tax returns. See “Material Federal Income Tax Consequences”.

Notes Owned by the Trust, the Seller, the Servicer or their Affiliates

In general, any notes owned by the trust, the Seller, the Servicer or any of their respective affiliates will be entitled to benefits under such documents equally and proportionately to the benefits afforded other owners of notes, except that such notes will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of noteholders have given any request, demand, authorization, direction, notice, consent or waiver under such documents.

Limitation on Right to Institute Bankruptcy Proceedings

The related indenture trustee and each noteholder, by accepting the related notes or a beneficial interest therein, will covenant that they will not at any time institute against the Seller or the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

PRINCIPAL DOCUMENTS

In general, the operations of a trust will be governed by the following documents:

Document	Parties	Primary Purposes
Trust Agreement	The Seller and the Owner Trustee

Creates the trust as a Delaware statutory trust

Establishes the terms of the certificates and provides for the issuance of the certificates to the Seller

Directs how payments are to be made on the certificates

Establishes the rights of the certificateholders

Establishes the rights and duties of the owner trustee

Receivables Purchase Agreement	CarMax Business Services and the Seller

Transfers the receivables from CarMax Business Services to the Seller

Contains representations and warranties of CarMax Business Services concerning the receivables

Requires CarMax Business Services to repurchase receivables as to which certain representations and warranties are breached

Sale and Servicing Agreement	The Trust, the Seller, the Servicer and the backup servicer (if any)

Transfers the receivables from the Seller to the trust

Contains representations and warranties of the Seller concerning the receivables

Requires the Seller to repurchase receivables as to which certain representations and warranties are breached

Appoints the Servicer and establishes the rights and duties of the Servicer

Requires the Servicer to purchase receivables as to which certain servicing covenants are breached

Provides for compensation of the Servicer

Appoints and establishes the rights and duties of the backup servicer (if any)

Provides for compensation of the backup servicer (if any)

Indenture	The Trust, as issuer of the notes, and the Indenture Trustee

Provides for the pledge of the receivables by the trust to the indenture trustee

Establishes the terms of the notes and provides for the issuance of the notes to the Seller

Directs how payments are to be made on the notes

Establishes the rights of the noteholders

Establishes the rights and duties of the indenture trustee

The material terms of these documents are described throughout this prospectus and in the related prospectus supplement. Each prospectus supplement for a series will describe any material provisions of these documents as used in the related series that differ in a material way from the provisions described in this prospectus.

A form of each of these principal documents has been filed as an exhibit to the registration statement which includes this prospectus. The summaries of the principal documents in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of those principal documents.

THE TRUST AGREEMENT

The Seller will form each trust pursuant to a trust agreement between the Seller and the owner trustee. The trust will, concurrently with the transfer of the Receivables to the trust pursuant to the related sale and servicing agreement, issue the certificates to the Seller pursuant to the trust agreement. A form of the trust agreement has been filed as an exhibit to the registration statement which includes this prospectus. This summary describes the material provisions of the trust agreement common to the notes of each trust. The related prospectus supplement will give you additional information on any material provisions specific to the notes which you are purchasing. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the trust agreement.

Amendment

The trust agreement may be amended from time to time by the Seller and the owner trustee, without the consent of the noteholders or certificateholders, with prior written notice to each Rating Agency and the administrator, to cure any ambiguity, to correct or supplement any provision in the trust agreement that may be inconsistent with any other provision in the trust agreement or in this prospectus or the related prospectus supplement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement which will not be inconsistent with other provisions of the trust agreement; provided, however, that no such amendment may materially adversely affect the interests of any noteholder or certificateholder. An amendment will be deemed not to materially adversely affect the interests of any noteholder or certificateholder if:

•	the person requesting the amendment obtains and delivers to the owner trustee an opinion of counsel to that effect; or

•

each Rating Agency confirms that the amendment would not result in a downgrading or withdrawal of its rating then assigned to any class of notes or, within 10 business days of receiving notice of the amendment, does not provide notice that the amendment will result in a downgrading or withdrawal of its rating then assigned to any class of notes.

The trust agreement may also be amended from time to time by the Seller and the owner trustee, with the consent of the holders of notes evidencing not less than 51% of the aggregate principal amount of the notes or, if the notes have been paid in full, the holders of certificates evidencing not less than 51% of the aggregate certificate percentage interest and with prior written notice to each Rating Agency and the administrator, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement or of modifying in any manner the rights of the noteholders or certificateholders; provided, however, that no such amendment may:

•

increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on or in respect of the receivables or distributions that are required to be made for the benefit of the noteholders or certificateholders, or change the interest rate applicable to any class of notes, without the consent of all noteholders and certificateholders adversely affected by the amendment;

•	reduce the percentage of the aggregate principal amount of the notes or the percentage of the aggregate certificate percentage interest the consent of the holders of which is required for any amendment to the trust agreement without the consent of all noteholders and certificateholders adversely affected by the amendment; or

•

adversely affect the rating assigned by any Rating Agency to any class of notes without the consent of holders of notes evidencing not less than 66 2/3% of the aggregate principal amount of the notes of such class.

No amendment to the trust agreement will be permitted unless an opinion of counsel as to various tax matters is delivered to the owner trustee.

Termination

The obligations of the Seller and the owner trustee under each trust agreement will terminate, and the related trust will dissolve, upon the earlier of the payment to the Servicer, the noteholders and the certificateholders of all amounts required to be paid to them under the indenture, the sale and servicing agreement and the trust agreement and the Distribution Date immediately following the month which contains the one year anniversary of the maturity or other liquidation of the last related receivable and the disposition of any amounts received upon liquidation of any remaining receivables in the trust.

DESCRIPTION OF THE RECEIVABLES PURCHASE AGREEMENT

CarMax Business Services will sell the receivables to the Seller under the terms of a receivables purchase agreement between CarMax Business Services and the Seller. A form of the receivables purchase agreement has been filed as an exhibit to the registration statement which includes this prospectus. This summary describes the material provisions of the receivables purchase agreement common to the notes of each trust. The related prospectus supplement will give you additional information on any material provisions specific to the notes which you are purchasing. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the receivables purchase agreement.

Sale and Assignment of Receivables

Sale and Assignment of Receivables.    CarMax Business Services will transfer and assign to the Seller, without recourse, under a receivables purchase agreement its entire interest in the related receivables, including its security interests in the related Financed Vehicles. Each receivable will be identified in a schedule appearing as an exhibit to the receivables purchase agreement. The prospectus supplement for each trust will specify whether, and the terms, conditions and manner under which, Subsequent Receivables, if any, will be transferred and assigned by CarMax Business Services to the Seller on each Subsequent Transfer Date.

Representations and Warranties.    CarMax Business Services will represent and warrant to the Seller in each receivables purchase agreement, among other things, that at the date of issuance of the related notes or at the applicable Subsequent Transfer Date:

•

each receivable has been originated by an affiliate of CarMax Business Services in the ordinary course of business in connection with the sale of a new or used motor vehicle to an obligor located in one of the states of the United States or the District of Columbia and contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security;

•

each receivable and the sale of the related Financed Vehicle complies in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, Federal Reserve Board Regulations B and Z, the Servicemembers Civil Relief Act and state adaptations of the National Consumer Act and the Uniform Consumer

Credit Code, and any other consumer credit, equal opportunity and disclosure laws applicable to such receivable and sale;

•

each receivable represents the genuine, legal, valid and binding payment obligation in writing of the related obligor, enforceable by the holder thereof in all material respects in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity;

•

immediately prior to the transfer of each receivable by CarMax Business Services to the Seller, such receivable was secured by a valid, binding and enforceable first priority perfected security interest in favor of CarMax Business Services in the related Financed Vehicle, which security interest has been validly assigned by CarMax Business Services to the Seller and by the Seller to the trust;

•

no receivable is subject to any right of rescission, setoff, counterclaim or defense, and CarMax Business Services has no knowledge of any such right having been asserted or threatened with respect to any receivable;

•

CarMax Business Services has no knowledge of any liens or claims that have been filed, including liens for work, labor, materials or unpaid taxes, relating to a Financed Vehicle that are prior to, or equal or coordinate with, the security interest in such Financed Vehicle created by the related receivable;

•

except for payment defaults continuing for a period of not more than 30 days as of the Cutoff Date, CarMax Business Services has no knowledge that a default, breach, violation or event permitting acceleration under the terms of any receivable has occurred or that a continuing condition that with notice or lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any receivable has arisen, and CarMax Business Services has not waived any such event or condition;

•	each obligor has obtained or agreed to obtain physical damage insurance covering the related Financed Vehicle in accordance with CarMax Business Services’s normal requirements; and

•	any other representations and warranties that may be set forth in the related prospectus supplement.

The Seller will assign its rights under each receivables purchase agreement to the related trust under the related sale and servicing agreement.

Repurchase of Receivables.    In general, if CarMax Business Services breaches a representation or warranty set forth in a receivables purchase agreement and such breach shall not have been cured by the close of business on the last day of the Collection Period which includes the thirtieth day after the date on which CarMax Business Services becomes aware of, or receives written notice of, such breach and such breach materially and adversely affects the interest of the Seller in any receivable, CarMax Business Services will repurchase such receivable from the Seller on the Distribution Date immediately following such Collection Period at a price generally equal to the related Purchase Amount. Alternatively, if so specified in the related prospectus supplement, CarMax Business Services will be permitted, in a circumstance where it would otherwise be required to repurchase a receivable as described in the preceding sentence, to instead substitute a comparable receivable for the receivable otherwise requiring repurchase, subject to certain conditions and eligibility criteria for the substitute receivable described in the related prospectus supplement. The repurchase obligation, or, if applicable, the substitution alternative with respect thereto, constitutes the sole remedy available to the Seller for any such uncured breach.

Termination

The obligations of CarMax Business Services and the Seller under each receivables purchase agreement will terminate upon the termination of the related trust as provided in the trust agreement.

DESCRIPTION OF THE SALE AND SERVICING AGREEMENT

The Seller will sell the receivables to the trust and the Servicer will service the receivables on behalf of the trust under the terms of a sale and servicing agreement among the trust, the Seller and the Servicer. A form of the sale and servicing agreement has been filed as an exhibit to the registration statement which includes this prospectus. This summary describes the material provisions of the sale and servicing agreement common to the notes of each trust. The related prospectus supplement will give you additional information on any material provisions specific to the notes which you are purchasing. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the sale and servicing agreement.

Sale and Assignment of Receivables

Sale and Assignment of Receivables.    The Seller will transfer and assign to the related trust, without recourse, under a sale and servicing agreement, its entire interest in the receivables transferred and assigned by CarMax Business Services to the Seller under the related receivables purchase agreement, including its security interests in the related Financed Vehicles. Each receivable will be identified in a schedule appearing as an exhibit to the sale and servicing agreement. The prospectus supplement for each trust will specify whether, and the terms, conditions and manner under which, Subsequent Receivables, if any, will be transferred and assigned by the Seller to the trust on each Subsequent Transfer Date.

Representations and Warranties.    The Seller will represent and warrant to the related trust in each sale and servicing agreement, among other things, that at the date of issuance of the related notes or at the applicable Subsequent Transfer Date:

•

each receivable has been originated by an affiliate of CarMax Business Services in the ordinary course of business in connection with the sale of a new or used motor vehicle to an obligor located in one of the states of the United States or the District of Columbia and contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security;

•

each receivable and the sale of the related Financed Vehicle complies in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, Federal Reserve Board Regulations B and Z, the Servicemembers Civil Relief Act and state adaptations of the National Consumer Act and the Uniform Consumer Credit Code, and any other consumer credit, equal opportunity and disclosure laws applicable to such receivable and sale;

•

each receivable represents the genuine, legal, valid and binding payment obligation in writing of the related obligor, enforceable by the holder thereof in all material respects in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity;

•

immediately prior to the transfer of each receivable by CarMax Business Services to the Seller, such receivable was secured by a valid, binding and enforceable first priority perfected security interest in favor of CarMax Business Services in the related Financed Vehicle, which security interest has been validly assigned by CarMax Business Services to the Seller and by the Seller to the trust;

•

no receivable is subject to any right of rescission, setoff, counterclaim or defense, and the Seller has no knowledge of any such right having been asserted or threatened with respect to any receivable;

•

the Seller has no knowledge of any liens or claims that have been filed, including liens for work, labor, materials or unpaid taxes, relating to a Financed Vehicle that are prior to, or equal or coordinate with, the security interest in such Financed Vehicle created by the related receivable;

•

except for payment defaults continuing for a period of not more than 30 days as of the Cutoff Date, the Seller has no knowledge that a default, breach, violation or event permitting acceleration under the terms of any receivable has occurred or that a continuing condition that with notice or lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any receivable has arisen, and the Seller has not waived any such event or condition;

•	each obligor has obtained or agreed to obtain physical damage insurance covering the related Financed Vehicle in accordance with the CarMax Business Services’s normal requirements; and

•	any other representations and warranties that may be set forth in the related prospectus supplement.

Repurchase of Receivables.    In general, if the Seller breaches a representation or warranty set forth in a sale and servicing agreement and such breach shall not have been cured by the close of business on the last day of the Collection Period which includes the thirtieth day after the date on which the Seller becomes aware of, or receives written notice of, such breach and such breach materially and adversely affects the interest of the related trust in any receivable, the Seller will repurchase such receivable from the trust on the Distribution Date immediately following such Collection Period at a price equal to the related Purchase Amount. Alternatively, if so specified in the related prospectus supplement, the Seller will be permitted, in a circumstance where it would otherwise be required to repurchase a receivable as described in the preceding sentence, to instead substitute a comparable receivable for the receivable otherwise requiring repurchase, subject to certain conditions and eligibility criteria for the substitute receivable described in the related prospectus supplement. The obligation of the Seller to repurchase a receivable will not be conditioned on performance by CarMax Business Services of its obligation to repurchase a receivable from the Seller. The repurchase obligation, or, if applicable, the substitution alternative with respect thereto, constitutes the sole remedy available to the noteholders or the indenture trustee in respect of each trust for any such uncured breach.

Servicing of Receivables.    To assure uniform quality in servicing the receivables and to reduce administrative costs, each trust will designate the Servicer to service and administer the receivables held by the trust and, as custodian on behalf of the trust, to maintain possession of the installment sale contracts or installment loan agreements and any other documents relating to the receivables. To reduce administrative costs, the installment sale contracts or installment loan agreements and any other documents relating to the receivables will not be physically segregated from other similar documents that are in the Servicer’s possession or otherwise stamped or marked to reflect the transfer to the trust and the obligors under the receivables will not be notified of the transfer. However, UCC financing statements reflecting the transfer of the receivables by the Seller to the trust will be filed and the Servicer’s accounting records and computer systems will be marked to reflect such transfer. Because the receivables will remain in the Servicer’s possession and will not be stamped or otherwise marked to reflect the transfer to the trust, the trust’s interest in the receivables could be defeated if a subsequent purchaser were to obtain physical possession of the receivables without knowledge of such transfer. See “Material Legal Issues Relating to the Receivables—Security Interests in the Financed Vehicles”.

Accounts

The Servicer will establish and maintain for each trust, in the name of the related indenture trustee on behalf of the related noteholders, one or more collection accounts into which all payments made on or with respect to the related receivables will be deposited. The Servicer may establish and maintain with the related indenture trustee one or more note payment accounts, which may be subaccounts of the collection account, in the name of such indenture trustee on behalf of the related noteholders, into which amounts released from the collection account and any other accounts of the trust for payment to such noteholders will be deposited and from which all payments to such noteholders will be made.

Any other accounts to be established with respect to a trust, including any pre-funding account, yield supplement account or reserve account, will be described in the related prospectus supplement.

A firm of independent certified public accountants will furnish to the related owner trustee and the related indenture trustee an annual statement attesting to the Servicer’s assessment of its compliance with certain minimum servicing criteria during the preceding 12 months (or, in the case of the first certificate, from the related Closing Date), including criteria regarding cash collection and administration. There will be no other independent verification of the deposits to or withdrawals from the collection account or other trust accounts for any trust.

All funds on deposit in the trust accounts will be invested by the related indenture trustee, as directed by the Servicer, in Permitted Investments as provided in the related sale and servicing agreement. Permitted Investments are generally limited to obligations or securities that mature on or before the Business Day preceding the Distribution Date following the Collection Period during which the investment is made. Thus, the amount of cash available in any reserve account at any time may be less than the balance of the reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the related receivables, as provided in the related prospectus supplement, exceeds the amount of cash in the reserve account, a temporary shortfall in the amounts distributed to the related noteholders could result, which could, in turn, increase the average life of the notes of the related trust. All net investment earnings on funds on deposit in the trust accounts will be deposited in the related collection account or distributed as provided in the related prospectus supplement.

The trust accounts will be maintained as Eligible Deposit Accounts, which satisfy certain requirements of the Rating Agencies.

Servicing Procedures

The Servicer will make reasonable efforts to collect all payments due with respect to the receivables held by each trust and will, consistent with the related sale and servicing agreement, follow such collection procedures as it follows with respect to comparable motor vehicle retail installment sale contracts or installment loans that it services for itself or others. The Servicer may, consistent with its normal procedures, defer a payment on a receivable or otherwise modify the payment schedule of a receivable. The Servicer may be obligated to purchase a receivable if, among other things, it extends the date for final payment by the obligor of such receivable beyond the date set forth in the related prospectus supplement or, if set forth in the prospectus supplement, it changes the contract rate of interest or the total amount or number of scheduled payments of such receivable. If the Servicer determines that eventual payment in full of a receivable is unlikely, the Servicer will follow its normal practices and procedures to realize upon the receivable, including the repossession and disposition of the related Financed Vehicle at a public or private sale or the taking of any other action permitted by applicable law.

Collections

The Servicer will deposit all amounts received on or in respect of the receivables held by each trust into the related collection account within two Business Days after such receipt; provided, however, that the Servicer will not be required to deposit such amounts into the collection account until the Business Day preceding the Distribution Date following the Collection Period during which such amounts were received at any time that and for so long as:

•	CarMax Business Services is the Servicer;

•	no Event of Servicing Termination shall have occurred and be continuing; and

•	each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the related prospectus supplement is satisfied.

To the extent set forth in the related prospectus supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances of amounts received on or in respect of the receivables. If the Servicer is permitted to deposit amounts received on or in respect of the receivables on a monthly basis, it may invest such amounts at its own risk and for its own benefit pending deposit into the collection account and need not segregate such amounts from its own funds. If the Servicer were unable to remit such funds to the collection account, noteholders might incur a loss.

All amounts received on or in respect of a receivable during any Collection Period will be applied first to any outstanding advances made by the Servicer with respect to such receivable and then to the scheduled payment.

Simple Interest Advances

If so provided in the related prospectus supplement, the Servicer may, on the Business Day preceding any Distribution Date, make a Simple Interest Advance with respect to the preceding Collection Period to the extent that the Servicer determines that such advance will be recoverable from subsequent collections or recoveries on the related receivables or on other Simple Interest Receivables in the related trust or from any other source of funds identified in such prospectus supplement. If the Simple Interest Advance with respect to any Collection Period is a negative amount, that amount will be paid to the Servicer in reimbursement of outstanding Simple Interest Advances. In addition, if a Simple Interest Receivable becomes a Defaulted Receivable, the amount of accrued and unpaid interest owing on that receivable, but not including interest for the Collection Period, shall be withdrawn from the collection account and paid to the Servicer in reimbursement of outstanding Simple Interest Advances in the priority set forth in the related prospectus supplement. No advances of principal will be made with respect to Simple Interest Receivables. The Servicer will deposit all Simple Interest Advances into the related collection account on the Business Day preceding the Distribution Date following the Collection Period during which the related interest payment was due.

Servicing Compensation and Expenses

The Servicer will be entitled to receive a servicing fee for each Collection Period in an amount equal to a specified percentage per annum of the outstanding principal balance of the related receivables as of the first day of that Collection Period. The servicing fee percentage applicable to each trust will be specified in the related prospectus supplement. If so specified in the prospectus supplement with respect to any trust, the Servicer also may be entitled to receive as a supplemental servicing fee for each Collection Period any late, prepayment and other administrative fees and expenses collected during that Collection Period and, if so specified in the related prospectus supplement, the net investment earnings on funds deposited in the trust accounts and other accounts with respect to the trust. The Servicer will be paid the servicing fee and the supplemental servicing fee for each Collection Period on the Distribution Date following that Collection Period.

The servicing fee and the supplemental servicing fee are intended to compensate the Servicer for performing the functions of a third party servicer of the receivables as an agent for the related trust, including collecting and posting all payments, responding to inquiries of obligors on the receivables, investigating delinquencies, sending payment coupons to obligors, reporting federal income tax information to obligors, paying costs of collections and policing the collateral. The fees will also compensate the Servicer for administering the receivables, including making advances, accounting for collections, furnishing monthly and annual statements to the related owner trustee and indenture trustee with respect to distributions and generating federal income tax information for the related trust. The fees, if any, also will reimburse the Servicer for certain taxes, the fees of the related owner trustee and indenture trustee, if any, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the receivables.

Distributions

All distributions of principal and interest, or, where applicable, of principal or interest only, on each class of notes entitled thereto will be made by the related indenture trustee to the related noteholders beginning on the Distribution Date specified in the related prospectus supplement. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of noteholders of each trust will be set forth in the related prospectus supplement. On or prior to the Business Day before each Distribution Date, the Servicer will determine the amount in the collection account available to make distributions to noteholders on such Distribution Date and will direct the indenture trustee to make such distributions as described in the related prospectus supplement.

Credit and Cash Flow Enhancement

The amounts and types of credit or cash flow enhancement, if any, and the provider thereof, if applicable, for any class of notes will be described in the related prospectus supplement. If and to the extent provided in the related prospectus supplement, credit or cash flow enhancement may include the following:

•

structural features such as subordination where one or more junior classes of notes absorb losses before more senior classes and “turbo” payments where interest as well as principal collections on the receivables are used to repay a class or classes of notes and no amounts are paid to the holders of the certificates until such class or classes are paid;

•

one or more reserve accounts or other cash deposits available to cover servicing fees, interest payments on the notes and certain payments of principal of the notes if collections on the receivables are insufficient;

•	overcollateralization, which is the amount by which the principal balance of the receivables exceeds the principal amount of the notes;

•	excess interest collections on the receivables available to cover servicing fees, interest payments on the notes and certain payments of principal of the notes;

•

third party payments, guarantees, surety bonds, insurance policies, liquidity facilities, letters of credit or loan agreements that pay amounts specified in the prospectus supplement if other assets of the trust are insufficient to make required payments or if assets of the trust are unavailable, such as collections held by the Servicer at the time of a bankruptcy proceeding;

•

guaranteed investment contracts or guaranteed rate agreements under which, in exchange for either a fixed one-time payment or a series of periodic payments, the trust receives specified payments from a counterparty either in fixed amounts or in amounts sufficient to achieve the returns specified in the agreement and described in the prospectus supplement;

•

yield supplement discount arrangements for low interest rate receivables where the payments due under certain of these receivables are discounted both at the applicable contract rate and at a higher rate and the aggregate difference of the discounted payments in each Collection Period is subtracted from the pool balance in order to increase the amount of principal required to be paid on each Distribution Date;

•

interest rate swaps where the trust makes fixed payments on a monthly basis to a swap counterparty and receives a floating payment based on an index of interest rates for debt specified in the prospectus supplement and interest rate caps where the trust makes a fixed one-time payment to a cap counterparty and receives a payment on a monthly basis to the extent that an index of interest rates for debt specified in the prospectus supplement exceeds a stated, or capped, amount; or

•	any combination of two or more of the foregoing.

If specified in the related prospectus supplement, credit or cash flow enhancement for a class of notes may cover one or more other classes of notes of the same series.

The credit or cash flow enhancement for any class of notes is intended to enhance the likelihood of receipt by the noteholders of that class of the full amount of principal and interest due on the notes and to decrease the likelihood that the noteholders will experience losses. The credit or cash flow enhancement for a class of notes may not provide protection against all risks of loss and may not guarantee repayment of the entire principal amount and interest due on the notes. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, noteholders will bear their allocable share of deficiencies as described in the related prospectus supplement. If so provided in the related prospectus supplement, the Seller may replace the credit or cash flow enhancement for any class of notes with another form of credit or cash flow enhancement without the consent of the related noteholders, provided the Rating Agencies confirm in writing that such substitution will not result in the reduction or withdrawal of the rating of any class of notes of the related trust.

Reserve Accounts.    If so provided in the related prospectus supplement, a reserve account will be funded by an initial deposit by the Seller on the Closing Date in the amount set forth in the related prospectus supplement and, if the related trust has a Funding Period, will also be funded on each Subsequent Transfer Date to the extent described in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in this reserve account will be increased on each Distribution Date thereafter up to the specified reserve fund balance by the deposit of certain excess interest collections in respect of the receivables collected during the related Collection Period remaining after noteholders have been paid amounts owed to them and after the Servicer has been reimbursed for any outstanding advances and paid all applicable servicing compensation with respect to that Collection Period. The Servicer, however, will account to the indenture trustee and the noteholders with respect to each trust as if all deposits, distributions and transfers were made individually. The related prospectus supplement may specify one or more additional reserve accounts from which one or more classes of notes may benefit.

Evidence as to Compliance

Each sale and servicing agreement will provide that a firm of independent certified public accountants will furnish to the related owner trustee and the related indenture trustee an annual statement attesting to the Servicer’s assessment of its compliance with certain minimum servicing criteria during the preceding 12 months (or, in the case of the first certificate, from the related Closing Date), including criteria regarding cash collection and administration. There will be no other independent verification of the deposits to or withdrawals from the collection account or other trust accounts for any trust.

Each sale and servicing agreement will provide for delivery to the related owner trustee and the related indenture trustee substantially simultaneously with the delivery of the accountants’ statement referred to above, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under that agreement throughout the preceding 12 months (or, in the case of the first certificate, from the related Closing Date) or, if there has been a default in the fulfillment of any such obligation in any material respect, describing each default.

Copies of these statements and certificates may be obtained by noteholders by a request in writing addressed to the indenture trustee.

Certain Matters Regarding the Servicer

Each sale and servicing agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder except:

•	upon a determination that the Servicer’s performance of its duties is no longer permissible under applicable law; or

•

upon the appointment of a successor servicer and upon each Rating Agency then rating any of the related notes confirming that the rating then assigned to each class of notes will not be reduced or withdrawn by that Rating Agency as a result of that resignation and appointment or, within 10 business days of receiving notice of that resignation and appointment, not providing notice that the rating then assigned to any class of notes will be reduced or withdrawn by that Rating Agency as a result of that resignation and appointment.

No resignation will become effective until the related indenture trustee or a successor servicer has assumed the servicing obligations and duties under the sale and servicing agreement. The Servicer will also have the right to delegate any of its duties under those agreements to a third party without the consent of any noteholder or the confirmation of any rating assigned to the notes. The Servicer will, however, remain responsible and liable for its duties under those agreements as if it had made no delegations.

Each sale and servicing agreement will provide that neither the Servicer nor any of its directors, officers, employees or agents will be under any liability to the related trust or the related noteholders for taking any action or for refraining from taking any action thereunder or for errors in judgment; provided, however, that neither the Servicer nor any other person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (other than errors in judgment) in the performance of the Servicer’s duties thereunder or by reason of reckless disregard of its obligations and duties thereunder.

Each sale and servicing agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the related receivables and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of any sale and servicing agreement and the rights and duties of the parties thereto and the interests of the related noteholders thereunder. In that event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs, and liabilities of the Servicer.

Each sale and servicing agreement will provide, under the circumstances specified therein, that any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer, which entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor to the Servicer under the sale and servicing agreement.

Events of Servicing Termination

The following events will constitute “Events of Servicing Termination” under each sale and servicing agreement:

•

the Servicer shall fail to make any required payment or deposit under the sale and servicing agreement and that failure shall continue unremedied beyond the earlier of five Business Days following the date that payment or deposit was due or, in the case of a payment or deposit to be made no later than a Distribution Date or the Business Day preceding a Distribution Date, that Distribution Date or preceding Business Day, as applicable;

•

the Servicer shall fail to deliver to the indenture trustee, the owner trustee, the backup servicer, the Seller, each paying agent and each Rating Agency the monthly report relating to the payment of amounts due to noteholders and that failure shall continue unremedied beyond the earlier of three Business Days following the date that report was due and the Business Day preceding the related Distribution Date;

•

the Servicer shall fail to observe or perform in any material respect any other covenant or agreement in the sale and servicing agreement that materially and adversely affects the rights of the Seller or the noteholders and that failure shall continue unremedied for 60 days after written notice of that failure shall have been given to the Servicer by the Seller, the backup servicer, the owner trustee or the indenture trustee, or to the Seller, CarMax Business Services, the Servicer, the backup servicer, the owner trustee and the indenture trustee, by the holders of notes evidencing not less than 25% of the aggregate principal amount of the Controlling Class;

•

any representation or warranty of the Servicer made in the sale and servicing agreement or in any certificate delivered pursuant thereto or in connection therewith, other than any representation or warranty relating to a receivable that has been purchased by the Servicer, shall prove to have been incorrect in any material respect as of the time when made and that breach shall continue unremedied for 30 days after written notice of that breach shall have been given to the Servicer by the Seller, the backup servicer, the owner trustee or the indenture trustee, or to the Seller, CarMax Business Services, the Servicer, the backup servicer, the owner trustee and the indenture trustee by the holders of notes evidencing not less than 25% of the aggregate principal amount of the Controlling Class;

•	the occurrence of certain events of bankruptcy, insolvency, receivership or liquidation of the Servicer or its property as specified in the sale and servicing agreement; and

•	any other events set forth in the related prospectus supplement.

Rights Upon Event of Servicing Termination

If an Event of Servicing Termination shall have occurred and be continuing under a sale and servicing agreement, the indenture trustee or the holders of notes evidencing not less than 51% of the aggregate principal amount of the Controlling Class may terminate all of the rights and obligations of the Servicer under the sale and servicing agreement. If the rights and obligations of the Servicer under the sale and servicing agreement have been terminated and there is a backup servicer, the backup servicer will succeed to all of the responsibilities, duties and liabilities of the Servicer under the sale and servicing agreement, except as expressly set forth in the sale and servicing agreement, and will be entitled to similar compensation arrangements. If the rights and obligations of the Servicer under the sale and servicing agreement have been terminated and there is no backup servicer, the indenture trustee or a successor Servicer appointed by the indenture trustee will succeed to all of the responsibilities, duties and liabilities of the Servicer under the sale and servicing agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Event of Servicing Termination other than that appointment has occurred and is continuing, that trustee or similar official may have the power to prevent a transfer of servicing. If the indenture trustee is unwilling or unable to act as successor Servicer, it may appoint, or petition a court of competent jurisdiction to appoint, a successor Servicer with a net worth of not less than $50,000,000 and whose regular business includes the servicing of motor vehicle retail installment sale contracts or installment loans. The indenture trustee may arrange for compensation to be paid to the successor Servicer, which may not be greater than the servicing compensation paid to the Servicer under the sale and servicing agreement without the prior written consent of the holders of notes evidencing not less than 51% of the aggregate principal amount of the Controlling Class. The predecessor Servicer will be obligated to pay the costs and expenses associated with the transfer of servicing to the successor Servicer. Such amounts, if not paid by the predecessor Servicer, will be paid out of collections on the receivables.

Waiver of Past Events of Servicing Termination

The holders of notes evidencing not less than 51% of the aggregate principal amount of the Controlling Class may, on behalf of all noteholders, waive any Event of Servicing Termination and its consequences, except a default in making any required deposits to or payments from the collection account, the note payment account, the certificate payment account or the reserve account in accordance with the sale and servicing agreement. No waiver of a default by the Servicer in the performance of its obligations under the sale and servicing agreement will impair the rights of the noteholders with respect to any subsequent or other Event of Servicing Termination.

Amendment

Each sale and servicing agreement may be amended from time to time by the parties thereto with the consent of the indenture trustee, but without the consent of the noteholders, to cure any ambiguity, to correct or supplement any provision in the sale and servicing agreement that may be inconsistent with any other provision in the sale and servicing agreement or in this prospectus or the related prospectus supplement or to add, change or eliminate any other provisions with respect to matters or questions arising under the sale and servicing agreement that are not inconsistent with the provisions of the sale and servicing agreement; provided, however, that no such amendment may materially adversely affect the interests of any noteholder. An amendment will be deemed not to materially adversely affect the interests of any noteholder if:

•	the person requesting the amendment obtains and delivers to the owner trustee and the indenture trustee an opinion of counsel to that effect; or

•

each Rating Agency confirms that the amendment would not result in a downgrading or withdrawal of its rating then assigned to any class of notes or, within 10 business days of receiving notice of the amendment, does not provide notice that the amendment will result in a downgrading or withdrawal of its rating then assigned to any class of notes.

Each sale and servicing agreement may also be amended from time to time by the parties thereto with the consent of the indenture trustee and the consent of the holders of notes evidencing at least 66 2/3% of the aggregate principal amount of the Controlling Class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the sale and servicing agreement, or of modifying in any manner the rights of the noteholders; provided, however, that no such amendment may:

•

increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on or in respect of the receivables or distributions that are required to be made for the benefit of the noteholders, or change the interest rate applicable to any class of notes or the required reserve account amount, without the consent of all noteholders adversely affected by the amendment; or

•

reduce the percentage of the aggregate principal amount of the Controlling Class the consent of the holders of which is required for any amendment to the sale and servicing agreement without the consent of all noteholders adversely affected by the amendment.

No amendment to the sale and servicing agreement will be permitted unless an opinion of counsel as to various tax matters is delivered to the indenture trustee.

Termination

The obligations of the Servicer, the backup servicer, if any, the Seller and the owner trustee under each sale and servicing agreement will terminate upon the earlier of the maturity or other liquidation of the last related receivable and the disposition of any amounts received upon liquidation of any remaining receivables and the payment to the noteholders of the related trust of all amounts required to be paid to them under the indenture.

If so provided in the related prospectus supplement, in order to avoid excessive administrative expense, the Servicer will be permitted, at its option, to purchase the receivables held by any trust on any Distribution Date following the last day of a Collection Period as of which the aggregate principal balance of such receivables is 10% or less of the aggregate principal balance of the receivables held by such trust as of the related Cutoff Date or under such other circumstances as may be specified in such prospectus supplement. The purchase price for the receivables will equal the aggregate of the related Purchase Amounts as of the end of the preceding Collection Period, after giving effect to the application of any monies collected on the receivables. The purchase price for the receivables will not be less than the outstanding principal balance of the notes plus accrued and unpaid interest thereon.

If so provided in the related prospectus supplement, the indenture trustee will, within ten days following the first Distribution Date as of which the aggregate principal balance of the receivables held by the related trust is equal to or less than a percentage specified in such prospectus supplement of the aggregate principal balance of the receivables held by such trust as of the related Cutoff Date, solicit bids for the purchase of the receivables remaining in the trust in the manner and subject to the terms and conditions set forth in such prospectus supplement. If the indenture trustee receives satisfactory bids as described in the prospectus supplement, then the receivables remaining in the trust will be sold to the highest bidder.

Any outstanding notes of the related trust will be paid in full concurrently with either of the events specified above.

DESCRIPTION OF THE INDENTURE

Each trust will issue one or more classes of notes under the terms of an indenture between the trust and the related indenture trustee. A form of indenture has been filed as an exhibit to the registration statement which includes this prospectus. This summary describes the material provisions of the indenture common to the notes of each trust. The related prospectus supplement will give you additional information on any material provisions specific to the notes which you are purchasing. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the indenture.

Events of Default

The following events will constitute “Events of Default” under each indenture:

•	a default in the payment of interest on any note of the Controlling Class for five or more Business Days;

•	a default in the payment of principal of any note on the related final scheduled Distribution Date;

•

a default in the observance or performance of any other material covenant or agreement of the trust made in the indenture and such default not having been cured for a period of 60 days after written notice thereof has been given to the trust by the Seller or the indenture trustee or to the trust, the Seller and the indenture trustee by the holders of notes evidencing not less than 25% of the aggregate principal amount of the Controlling Class;

•

any representation or warranty made by the trust in the indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in any material respect as of the time made and such incorrectness not having been cured for a period of 30 days after written notice thereof has been given to the trust by the Seller or the indenture trustee or to the trust, the Seller and the indenture trustee by the holders of notes evidencing not less than 25% of the aggregate principal amount of the Controlling Class;

•	certain events of bankruptcy, insolvency, receivership or liquidation of the applicable trust or its property as specified in the indenture; and

•	any other events set forth in the related prospectus supplement.

The amount of principal due and payable on a class of notes on any Distribution Date prior to the related final scheduled Distribution Date generally will be limited to amounts available to pay principal. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default until the final scheduled Distribution Date for that class of notes.

Rights Upon Event of Default

If an Event of Default shall have occurred and be continuing, the indenture trustee or the holders of notes evidencing not less than 51% of the aggregate principal amount of the Controlling Class may, upon prior written notice to each Rating Agency and the administrator, declare the notes immediately due and payable by written notice to the trust (and to the indenture trustee if given by the holder of notes), CarMax Funding and the Servicer. Any declaration of acceleration by the indenture trustee or the holders of notes may be rescinded by the holders of notes evidencing not less than 51% of the aggregate principal amount of the Controlling Class at any time before a judgment or decree for payment of the amount due has been obtained by the indenture trustee if the trust has deposited with the indenture trustee an amount sufficient to pay all principal of and interest on the notes and all other amounts then due as if the Event of Default giving rise to the declaration of acceleration had not occurred and all Events of Default, other than the nonpayment of principal of the notes that has become due solely as a result of the acceleration, have been cured or waived.

If the notes have been declared immediately due and payable by the indenture trustee or the holders of notes following an Event of Default, the indenture trustee may, and at the direction of the holders of notes evidencing not less than 51% of the aggregate principal amount of the Controlling Class shall, institute proceedings to collect amounts due, exercise remedies as a secured party, including foreclosure or sale of the property of the trust, or elect to maintain the property of the trust and continue to apply proceeds from the property of the trust as if there had been no declaration of acceleration. The indenture trustee may not, however, sell the property of the trust following an Event of Default, other than a default for five or more Business Days in the payment of interest on the notes of the Controlling Class or a default in the payment of any required principal payment on the notes, unless:

•	the holders of all the outstanding notes consent to the sale, excluding notes held by the Seller, CarMax Business Services or any of their respective affiliates;

•	the proceeds of the sale will be sufficient to pay in full the principal of and interest on the outstanding notes; or

•

the indenture trustee determines that the property of the trust would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due had the notes not been declared due and payable and the holders of notes evidencing not less than 66 2/3% of the aggregate principal amount of the Controlling Class consent to the sale.

The indenture trustee may, but need not, obtain and rely upon an opinion of an independent accountant or investment banking firm as to the sufficiency of the property of the trust to pay principal of and interest on the notes on an ongoing basis. Any money received as a result of the sale of trust property will first be applied to pay any fees and expenses due to the indenture trustee.

If the property of the trust is sold following an Event of Default and the proceeds of that sale are not sufficient to pay in full the principal amount of and all accrued but unpaid interest on the notes, the indenture trustee will withdraw available amounts from any reserve account in respect of that shortfall.

If a trust issues a class of notes that is subordinated to one or more other classes of notes and an Event of Default shall have occurred and be continuing, the related indenture trustee may be deemed to have a conflict of interest under the Trust Indenture Act of 1939 and a successor trustee may be appointed for one or more of such classes of notes. If any amounts remain unpaid with respect to the then most senior class of notes outstanding, only the trustee for that class of notes will have the right to exercise remedies under the indenture (but the other classes of notes will be entitled to their respective shares of any proceeds of enforcement, subject to their subordination to each more senior class of notes as described herein), and only the noteholders from the then most senior class of notes outstanding will have the right to direct or consent to any action to be taken, including sale of the trust property, until that particular class of notes is paid in full. Upon repayment in full of the most senior class of notes outstanding, all rights to exercise remedies under the indenture will transfer to the trustee for the then most senior class of notes outstanding, and for so long as any amounts remain unpaid with respect to that class of notes, only the trustee for that class of notes will have the right to exercise remedies under the indenture.

If an Event of Default shall have occurred and be continuing, the indenture trustee generally will be under no obligation to exercise any of its rights or powers under the related indenture at the request or direction of any of the holders of the notes if the indenture trustee reasonably believes that it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request or direction. The holders of notes evidencing not less than 51% of the aggregate principal amount of the Controlling Class will have the right, subject to certain limitations contained in the related indenture, to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee.

No holder of a note of any trust will have the right to institute any proceeding with respect to the related indenture, unless:

•	the holder previously has given to the indenture trustee written notice of a continuing Event of Default;

•

the holders of notes evidencing not less than 25% of the aggregate principal amount of the Controlling Class have made written request to the indenture trustee to institute such proceeding in its own name as indenture trustee;

•	the holder or holders have offered the indenture trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

•	the indenture trustee has for 60 days after such notice, request and offer of indemnity failed to institute the proceeding; and

•

no direction inconsistent with such request has been given to the indenture trustee during such 60-day period by the holders of notes evidencing not less than 51% of the aggregate principal amount of the Controlling Class.

If the indenture trustee receives conflicting or inconsistent requests and indemnity from two or more groups of noteholders, each holding notes evidencing less than 51% of the aggregate principal amount of the Controlling Class, the indenture trustee in its sole discretion will determine what action, if any, will be taken with respect to such requests.

The indenture trustee and the holders of notes, by accepting the notes, will covenant that they will not at any time institute against the related trust or the Seller any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

With respect to any trust, neither the related indenture trustee nor the related owner trustee in its individual capacity, nor any holder of a certificate, if any, representing an ownership interest in the trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the related notes or for the agreements of the trust contained in the related indenture.

The right of any noteholder to receive payments of principal and interest on its notes when due, or to institute suit for any payments not made when due, shall not be impaired or affected without the holder’s consent.

Waiver of Past Defaults

Prior to acceleration of the maturity of the notes, the holders of notes evidencing not less than 51% of the aggregate principal amount of the Controlling Class may waive any past default or Event of Default, other than a default in payment of principal of or interest on the notes or in respect of any covenant or other provision in the related indenture that cannot be amended, supplemented or modified without the unanimous consent of the noteholders. No such waiver will impair the rights of holders of notes with respect to any subsequent default or Event of Default.

Covenants

Each trust will be subject to the covenants described below, as provided in the related indenture.

•	Restrictions on Merger and Consolidation. Each trust may not consolidate with or merge into any other entity, unless:

•	the entity formed by or surviving the consolidation or merger is organized and existing under the laws of the United States, any state of the United States or the District of Columbia;

•

the entity formed by or surviving the consolidation or merger expressly assumes the trust’s obligation to make due and punctual payments of principal of and interest on the related notes and to perform or observe every agreement and covenant of the trust under the indenture;

•	no event that is, or with notice or lapse of time or both would become, an Event of Default shall have occurred and be continuing immediately after the consolidation or merger;

•	the trust has been advised that the ratings of the notes of the trust then in effect would not be reduced or withdrawn by any Rating Agency as a result of the consolidation or merger;

•

the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any related noteholder or certificateholder, if any;

•	any action that is necessary to maintain the lien and security interest created by the related indenture shall have been taken; and

•

the indenture trustee and the Seller have received an opinion of counsel and an officer’s certificate each stating that the consolidation or merger satisfies all requirements under the related indenture.

•	Other Negative Covenants. Each trust will not, among other things:

•	except as expressly permitted by the documents relating to the trust, sell, transfer, exchange or otherwise dispose of any of its properties or assets;

•

claim any credit on or make any deduction from the principal and interest payable in respect of the related notes, other than amounts properly withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former noteholder because of the payment of taxes levied or assessed upon the trust;

•	dissolve or liquidate in whole or in part;

•	permit the lien of the related indenture to be subordinated or otherwise impaired;

•

permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted thereby;

•

permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part thereof, or any interest therein or the proceeds thereof, except for tax, mechanics’ or certain other liens and except as may be created by the terms of the related indenture; or

•

permit the lien of the related indenture not to constitute a valid and perfected first priority security interest in the assets of the trust, other than with respect to tax, mechanics’ or certain other liens.

No trust may engage in any activity other than as described in the related prospectus supplement. No trust will incur, assume or guarantee any indebtedness other than indebtedness incurred under the related notes and indenture and as a result of any advances made to it by the Servicer or otherwise in accordance with the related sale and servicing agreement or other documents relating to the trust.

List of Noteholders

Any three or more holders of the notes of any trust may, by written request to the related indenture trustee accompanied by a copy of the communication that the requesting noteholders propose to send, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or under such notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of the trust.

Annual Compliance Statement

Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

Indenture Trustee’s Annual Report

If required by the Trust Indenture Act of 1939, the indenture trustee for each trust will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of certain indebtedness owing by the trust to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee as such and any action taken by the indenture trustee that materially affects the related notes and that has not been previously reported.

Satisfaction and Discharge of Indenture

An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all such notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all such notes.

Modification of Indenture

Each trust and the related indenture trustee may, without the consent of the related noteholders, with prior written notice to each Rating Agency and the administrator, enter into one or more supplemental indentures for the purpose of, among other things, adding to the covenants of the trust for the benefit of the noteholders, curing any ambiguity, correcting or supplementing any provision of the related indenture which may be inconsistent with any other provision of the indenture, this prospectus or the related prospectus supplement or adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture which will not be inconsistent with other provisions of the indenture; provided, however, that no such supplemental indenture may materially adversely affect the interests of any noteholder.

Each trust and the related indenture trustee may, with the consent of the holders of notes evidencing not less than 51% of the aggregate principal amount of the Controlling Class and with prior written notice to each Rating Agency and the administrator, enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related indenture or modifying in any manner the rights of the noteholders under the indenture; provided, however, that no such supplemental indenture may, without the consent of all noteholders affected by such supplemental indenture:

•

change the final scheduled Distribution Date or the due date of any installment of principal of or interest on any note or reduce the principal amount, the interest rate or the redemption price with respect to any note, change the application of collections on or the proceeds of a sale of the property of the trust to payment of principal and interest on the notes or change any place of payment where, or the coin or currency in which, any note or any interest on any note is payable;

•	impair the right to institute suit for the enforcement of provisions of the related indenture regarding certain payments;

•

reduce the percentage of the aggregate principal amount of the Controlling Class or of the notes the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related indenture or of certain defaults thereunder and their consequences as provided for in the indenture;

•

modify or alter the provisions of the related indenture regarding the voting of notes held by the related trust, any other obligor on the notes, the Seller, the Servicer or an affiliate of any of them or modify or alter the definition of Note Balance or the definition of Controlling Class;

•

reduce the percentage of the aggregate principal amount of the Controlling Class or of the notes the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the property of the trust after an Event of Default if the proceeds of the sale or liquidation would be insufficient to pay in full the principal amount of and accrued but unpaid interest on the outstanding notes;

•

reduce the percentage of the aggregate principal amount of the Controlling Class or of the notes the consent of the holders of which is required to amend the sections of the related indenture which specify the applicable percentage of the aggregate principal amount of the Controlling Class or of the notes of the trust necessary to amend the indenture or any of the other documents relating to the trust;

•	affect the calculation of the amount of interest or principal payable on any note on any Distribution Date, including the calculation of any of the individual components of such calculation;

•	affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes provided in the related indenture; or

•

permit the creation of any lien ranking prior to or on a parity with the lien of the related indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any such collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

A supplemental indenture will be deemed not to materially adversely affect the interests of any noteholder if:

•	the person requesting the supplemental indenture obtains and delivers to the related indenture trustee an opinion of counsel to that effect; or

•

each Rating Agency confirms that the supplemental indenture would not result in a downgrading or withdrawal of its rating then assigned to any class of notes or, within 10 business days of receiving notice of the supplemental indenture, does not provide notice that the supplemental indenture will result in a downgrading or withdrawal of its rating then assigned to any class of notes.

No supplemental indenture will be permitted unless an opinion of counsel is delivered to the indenture trustee to the effect that the supplemental indenture will not materially adversely affect the taxation of any note or any holder of notes, or adversely affect the tax status of the related trust.

The Indenture Trustee

The indenture trustee for each series of notes will be specified in the related prospectus supplement.

Duties of the Indenture Trustee.    Except upon the occurrence and during the continuation of an Event of Default, the indenture trustee:

•	will perform those duties and only those duties that are specifically set forth in the related indenture;

•

may, in the absence of bad faith, rely on certificates or opinions furnished to the indenture trustee which conform to the requirements of the indenture as to the truth of the statements and the correctness of the opinions expressed in those certificates or opinions; and

•

will examine any certificates and opinions which are specifically required to be furnished to the indenture trustee under the indenture to determine whether or not they conform to the requirements of the indenture.

If an Event of Default shall have occurred and be continuing, the indenture trustee will be required to exercise the rights and powers vested in it by the related indenture and to use the same degree of care and skill in the exercise of those rights and powers as a prudent person would exercise or use under the circumstances in the conduct of that person’s own affairs.

Compensation; Indemnification.    The administrator of each trust will pay to the indenture trustee from time to time reasonable compensation for its services, reimburse the indenture trustee for all expenses, advances and disbursements reasonably incurred or made by it, including expenses associated with the appointment of a successor indenture trustee, and indemnify the indenture trustee for, and hold it harmless against, any and all losses, liabilities or expenses, including reasonable attorneys’ fees, incurred by it in connection with the administration of the trust and the performance of its duties under the related indenture; provided, however, that the administrator will not indemnify the indenture trustee for, or hold it harmless against, any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith. The indenture trustee will not be liable:

•	for any error of judgment made by it in good faith unless it is proved that it was negligent in ascertaining the pertinent facts;

•	for any action it takes or omits to take in good faith in accordance with directions received by it from the noteholders in accordance with the terms of the related indenture; or

•	for interest on any money received by it except as it and the trust may agree in writing.

The indenture trustee will not be deemed to have knowledge of any Event of Default unless a responsible officer of the indenture trustee has actual knowledge of the default or has received written notice of the default in accordance with the related indenture.

Replacement of Indenture Trustee

The indenture trustee may resign at any time by notifying the trust, the administrator, the Seller and the noteholders. Additionally, if a trust issues a class of notes that is subordinated to one or more other classes of notes and an Event of Default occurs under the related indenture, the indenture trustee may be deemed to have a conflict of interest under the Trust Indenture Act of 1939 and may be required to resign as trustee for one or more of such classes. In any such case, the indenture will provide for the appointment of a successor indenture trustee for such classes.

The holders of notes evidencing not less than 51% of the aggregate principal amount of the Controlling Class may remove the indenture trustee without cause and, following that removal, may appoint a successor indenture trustee. The trust will be required to remove the indenture trustee if:

•	the indenture trustee ceases to be eligible to continue as the indenture trustee under the related indenture;

•	the indenture trustee is adjudged to be bankrupt or insolvent;

•	a receiver or other public officer takes charge of the indenture trustee or its property; or

•	the indenture trustee otherwise becomes incapable of acting.

Upon the resignation or removal of the indenture trustee, or the failure of the noteholders to appoint a successor indenture trustee following the removal of the indenture trustee without cause, the administrator will be required promptly to appoint a successor indenture trustee under the indenture. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of such appointment by the successor indenture trustee.

DESCRIPTION OF THE ADMINISTRATION AGREEMENT

CarMax Business Services will enter into an administration agreement with each trust and the related indenture trustee under which it will agree, to the extent provided in the administration agreement, to provide the notices and to perform other obligations of the trust required by the related indenture, sale and servicing agreement and trust agreement. The administrator will be entitled to a monthly administration fee as compensation for the performance of its obligations under the administration agreement and as reimbursement for its expenses related thereto, which fee will be paid by the Servicer. The obligations of CarMax Business Services under each administration agreement will terminate upon dissolution of the related trust.

MATERIAL LEGAL ISSUES RELATING TO THE RECEIVABLES

Security Interests in the Receivables

The receivables are “chattel paper” as defined in the UCC. Under the UCC, for most purposes, a sale of chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper. CarMax Business Services and the Seller will cause financing statements to be filed with the appropriate governmental authorities to perfect the interest of the Seller and the trust in the related receivables. The Servicer will hold the receivables transferred to each trust, either directly or through subservicers, as custodian for the related indenture trustee and the trust. The Seller will take all action that is required to perfect the rights of the indenture trustee and the trust in the receivables. However, the receivables will not be stamped, or otherwise marked, to indicate that they have been sold to the trust. If, through inadvertence or otherwise, another party purchases or takes a security interest in the receivables for new value in the ordinary course of business and takes possession of the receivables without actual knowledge of the trust’s interest, the purchaser or secured party will acquire an interest in the receivables superior to the interest of the trust. The Seller and the Servicer will be obligated to take those actions which are necessary to protect and perfect the trust’s interest in the receivables and their proceeds.

Security Interests in the Financed Vehicles

The receivables evidence the credit sale of motor vehicles by an affiliate of CarMax Business Services to obligors or a direct loan by an affiliate of CarMax Business Services to obligors to finance the purchase of motor vehicles. The receivables also constitute personal property security agreements and include grants of security interests in the related vehicles under the UCC. Perfection of security interests in motor vehicles is generally governed by state certificate of title statutes or by the motor vehicle registration laws of the state in which each vehicle is located. In most states, a security interest in a motor vehicle is perfected by notation of the secured party’s lien on the vehicle’s certificate of title.

CarMax Business Services will be obligated to have taken all actions necessary under the laws of the state in which a Financed Vehicle is located to perfect the security interest in the Financed Vehicle, including, where applicable, by having a notation of the lien recorded on the Financed Vehicle’s certificate of title or, if appropriate, by perfecting the security interest in the Financed Vehicle under the UCC. Because the Servicer will continue to service the receivables, the obligors on the receivables will not be notified of the sales from CarMax Business Services to the Seller or from the Seller to the trust, and no action will be taken to record the transfer of the security interest from CarMax Business Services to the Seller or from the Seller to the trust by amendment of the certificates of title for the Financed Vehicles or otherwise.

Each receivables purchase agreement will provide that CarMax Business Services will assign to the Seller its interests in the Financed Vehicles securing the related receivables. Each sale and servicing agreement will provide that the Seller will assign its interests in the Financed Vehicles securing the related receivables to the trust. However, because of the administrative burden and expense, none of CarMax Business Services, the Seller, the Servicer or the related indenture trustee will amend any certificate of title to identify either the Seller or the trust as the new secured party on the certificate of title relating to a Financed Vehicle nor will any entity execute and file any transfer instrument. In addition, the Servicer or the custodian will continue to hold any certificates of title relating to the Financed Vehicles in its possession as custodian for the indenture trustee in accordance with the sale and servicing agreement.

In most states, the assignments under the receivables purchase agreement and the sale and servicing agreement will be effective to convey the security interest of CarMax Business Services in a Financed Vehicle without amendment of any lien noted on a vehicle’s certificate of title or re-registration of the vehicle, and the trust will succeed to CarMax Business Services’s rights as secured party upon the transfer from the Seller. However, in those states in which re-registration of a Financed Vehicle is not necessary to convey a perfected security interest in the Financed Vehicle to the trust, the trust’s security interest could be defeated through fraud or negligence because the trust will not be listed as legal owner on the related certificate of title. Moreover, in other states, in the absence of an amendment and re-registration, a perfected security interest in the Financed Vehicles may not have been effectively conveyed to the trust. In most of those other states, however, in the absence of fraud, forgery or administrative error by state recording officials, the notation of CarMax Business Services or its affiliate as lienholder on the certificate of title will be sufficient to protect the trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent creditors who take a security interest in a Financed Vehicle. UCC financing statements with respect to the transfer of CarMax Business Services’s security interest in the Financed Vehicles to the Seller and with respect to the transfer of the Seller’s security interest in the Financed Vehicles to the trust will be filed.

If CarMax Business Services failed to obtain a first priority perfected security interest in a Financed Vehicle, its security interest and, therefore, that of the trust would be subordinate to, among others, subsequent purchasers of that Financed Vehicle or subsequent creditors who take a perfected security interest in that Financed Vehicle. CarMax Business Services will represent and warrant to the Seller in each receivables purchase agreement, and the Seller will represent and warrant to the related trust in each sale and servicing agreement, that all action necessary for CarMax Business Services to obtain a perfected security interest in each Financed Vehicle has been taken. If this representation and warranty is breached and not cured with respect to a Financed Vehicle, CarMax Business Services will be required to repurchase the related receivable from the Seller and the Seller will be required to repurchase the related receivable from the trust.

In most states, a perfected security interest in a vehicle continues for four months after the vehicle is moved to a new state from the one in which it is initially registered and thereafter until the owner re-registers the vehicle in the new state. A majority of states require surrender of the related certificate of title to re-register a vehicle. In those states that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re-registration through the request from the obligor under the related installment sale contract or installment loan to surrender possession of the certificate of title. In the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicles in the state of relocation. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, the obligor procures a new certificate of title that does not list the secured party’s lien. Additionally, in states that do not require a certificate of title for registration of a vehicle, re-registration could defeat perfection. In the ordinary course of servicing the receivables, the Servicer will take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a Financed Vehicle, the Servicer must surrender possession of the certificate of title or will receive notice as a result of its lien and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under each sale and servicing agreement, the Servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of the security interests in the Financed Vehicles.

In most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over a perfected security interest in the vehicle. The Internal Revenue Code also grants priority to certain federal tax liens over a perfected security interest in a motor vehicle. The laws of certain states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated vehicle. CarMax Business Services will represent and warrant to the Seller in each receivables purchase agreement, and the Seller will represent and warrant to the related trust in each sale and servicing agreement, that, as of the related Closing Date, it has no knowledge of any liens or claims that have been filed, including liens for work, labor, materials or unpaid taxes, relating to a Financed Vehicle that are prior to, or equal or coordinate with, the security interest in such Financed Vehicle created by the related receivable. If this representation and warranty is breached and not cured with respect to a Financed Vehicle, CarMax Business Services will be required to repurchase the related receivable from the Seller and the Seller will be required to repurchase the related receivable from the trust. However, a prior or equal lien for repairs or taxes could arise at any time during the term of a receivable. No notice will be given to the trustees or the noteholders in the event such a lien arises, and any prior or equal lien arising after the Closing Date for a trust would not give rise to a repurchase obligation.

Enforcement of Security Interests in Vehicles

The Servicer, on behalf of each trust, may take action to enforce a security interest in a Financed Vehicle securing the related receivables by repossession and resale of the Financed Vehicle. The actual repossession may be contracted out to third party contractors. Under the UCC and laws applicable in most states, a creditor can repossess a motor vehicle securing a loan by voluntary surrender, “self-help” repossession that is “peaceful” or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. In the event of a default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract. In addition, the UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees or, in some states, by payment of delinquent installments or the unpaid balance.

The proceeds of resale of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable”. Generally, courts have held that when a sale is not “commercially reasonable”, the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or, if no lienholder exists, the UCC requires the creditor to remit the surplus to the obligor.

Certain Bankruptcy Considerations

CarMax Business Services and the Seller have taken steps in structuring the transactions contemplated by this prospectus and the related prospectus supplement to reduce the risk that a bankruptcy filing with respect to CarMax Business Services would adversely affect the notes or that the Seller would become a debtor in a voluntary or involuntary bankruptcy case. However, there can be no assurance that payments on the notes will not be delayed or reduced as a result of a bankruptcy proceeding.

CarMax Business Services and the Seller each intend that each transfer of receivables from CarMax Business Services to the Seller be treated as a sale. However, if CarMax Business Services were to become a debtor in a bankruptcy case, a court could take the position that a transfer should be treated as a pledge of the receivables to secure indebtedness of CarMax Business Services rather than a sale. If a court were to reach such a conclusion, or if an attempt were made to litigate the issue, delays or reductions in payments on the related notes could occur. In addition, if a transfer of receivables from CarMax Business Services to the Seller is treated as a pledge rather than a sale, a tax or government lien on the property of CarMax Business Services arising before the transfer of a receivable to the Seller may have priority over the Seller’s interest in that receivable and, if CarMax Business Services is the Servicer, a court may conclude that the trust does not have a perfected interest in cash collections on the receivables commingled with general funds of CarMax Business Services. The Seller and CarMax Business Services intend, and CarMax Business Services will represent and warrant to the Seller in each receivables purchase agreement, that each transfer of receivables from CarMax Business Services to the Seller constitutes a sale of the receivables rather than a pledge of the receivables to secure indebtedness of CarMax Business Services. In addition, the Seller will receive a reasoned opinion of counsel on each Closing Date that, subject to various assumptions and qualification, the transfer of receivables from CarMax Business Services to the Seller should properly constitute a sale for bankruptcy purposes. However, there can be no assurance that a court would not conclude that a transfer of receivables should be treated as a pledge.

If CarMax Business Services were to become a debtor in a bankruptcy case, a court could take the position that the assets and liabilities of the Seller should be substantively consolidated with the assets and liabilities of CarMax Business Services, in which case the receivables would be included in the estate of CarMax Business Services even if the transfer of the receivables from CarMax Business Services to the Seller were treated as a sale. The Seller and CarMax Business Services have taken steps in structuring the transactions contemplated by this prospectus and the related prospectus supplement to reduce the risk of substantive consolidation. The limited liability company agreement of the Seller contains provisions restricting the activities of the Seller and requiring the Seller to follow specific operating procedures designed to support its treatment as an entity separate from CarMax Business Services. In addition, the Seller will receive a reasoned opinion of counsel on each Closing Date that, subject to various assumptions and qualification, in the event of a bankruptcy filing with respect to CarMax Business Services, the assets and liabilities of the Seller should not properly be substantively consolidated with the assets and liabilities of CarMax Business Services. However, there can be no assurance that a court would not conclude that the assets and liabilities of the Seller should be consolidated with the assets and liabilities of CarMax Business Services. If a court were to reach such a conclusion, or if an attempt were made to litigate the issue, delays or reductions in payments on the related notes could occur.

The Dodd-Frank Act

Orderly Liquidation Authority. The Dodd-Frank Wall Street Reform and Consumer Protection Act established the Orderly Liquidation Authority under which the Federal Deposit Insurance Corporation is authorized to act as receiver of a financial company and its subsidiaries. OLA differs from the Bankruptcy Code in several respects. In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear what impact these provisions will have on any particular company, including CarMax Business Services, the Seller or the trust, or such company’s creditors.

Potential Applicability to CarMax Business Services, the Seller and the Trust. There is uncertainty about which companies will be subject to OLA rather than the Bankruptcy Code. For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine that:

•	the company is in default or in danger of default;

•	the failure of the company and its resolution under the Bankruptcy Code would have serious adverse effects on financial stability in the United States;

•	no viable private sector alternative is available to prevent the default of the company; and

•	an OLA proceeding would mitigate these effects.

There can be no assurance that the OLA provisions would not be applied to CarMax Business Services, although we expect that OLA will be used only very rarely. The Seller or the trust could, under certain circumstances, also be subject to OLA.

FDIC’s Avoidance Power Under OLA. The provisions of OLA relating to preferential transfers differ from those of the Bankruptcy Code. If CarMax Business Services were to become subject to OLA, there is an interpretation under OLA that previous transfers of receivables by CarMax Business Services perfected for purposes of state law and the Bankruptcy Code could nevertheless be avoided as preferential transfers, with the result that the receivables securing the notes could be reclaimed by the FDIC and noteholders may have only an unsecured claim against CarMax Business Services.

In December 2010, the Acting General Counsel of the FDIC issued an advisory opinion which concludes that the treatment of preferential transfers under OLA was intended to be consistent with, and should be interpreted in a manner consistent with, the related provisions under the Bankruptcy Code. Based on this opinion, the transfer of the receivables by CarMax Business Services would not be avoidable by the FDIC as a preference under OLA. Although the opinion does not bind the FDIC and could be modified or withdrawn in the future, it also states that the Acting General Counsel will recommend that the FDIC adopt regulations to the same effect. There can be no assurance, however, that future regulations or subsequent FDIC actions in an OLA proceeding would not be contrary to the advisory opinion.

FDIC’s Repudiation Power Under OLA. If the FDIC is appointed receiver of a company under OLA, the FDIC would have the power to repudiate any contract to which the company was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of the company’s affairs.

In January 2011, the Acting General Counsel of the FDIC issued an advisory opinion confirming:

•

that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law, or changes the enforceability of standard contractual provisions meant to foster the bankruptcy-remote treatment of special purpose entities such as the Seller and the trust; and

•

that, until the FDIC adopts a regulation, the FDIC will not exercise its repudiation authority to reclaim, recover or recharacterize as property of a company in receivership or the receivership assets transferred by that company prior to the end of the applicable transition period of any such future regulation, provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that company under the Bankruptcy Code.

CarMax Business Services and the Seller intend that the sale of the receivables by CarMax Business Services to the Seller will constitute a “true sale” between separate legal entities under applicable state law. As a result, CarMax Business Services believes that the FDIC would not be able to recover the receivables using its repudiation power.

Although the advisory opinion does not bind the FDIC and could be modified or withdrawn in the future, the opinion provides that it will apply to asset transfers which occur prior to the end of any applicable transition period, which will be no earlier than June 30, 2011. There can be no assurance, however, that future regulations or subsequent FDIC actions in an OLA proceeding involving CarMax Business Services, the Seller or the trust would not be contrary to this opinion.

If the trust were placed in receivership under OLA, the FDIC would have the power to repudiate the notes issued by the trust. In that case, the FDIC would be required to pay compensatory damages that are no less than the principal amount of the notes plus accrued interest as of the date the FDIC was appointed receiver and, to the extent that the value of the property that secured the notes is greater than the principal amount of the notes and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Servicemembers Civil Relief Act, the Military Reservist Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sale acts, retail installment sales acts and other similar laws. Also, the laws of certain states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee such as the indenture trustee to enforce consumer finance contracts such as the receivables.

The so-called “Holder-in-Due-Course Rule” of the Federal Trade Commission has the effect of subjecting a seller, and certain related lenders and their assignees, in a consumer credit transaction to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the Holder-in-Due-Course Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. The Holder-in-Due-Course Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states.

Most of the receivables will be subject to the requirements of the Holder-in-Due-Course Rule. Accordingly, the trust, as holder of the receivables, will be subject to any claims or defenses that the purchaser of a Financed Vehicle may assert against the seller of the Financed Vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the obligor on the receivable.

If an obligor were successful in asserting any such claim or defense as described in the two immediately preceding paragraphs, such claim or defense would constitute a breach of a representation and warranty under the receivables purchase agreement and the sale and servicing agreement and would create an obligation of the Seller to repurchase the receivable unless the breach were cured.

Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protection of the Fourteenth Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditor’s repossession and resale do not involve sufficient state action to afford constitutional protection to consumers.

CarMax Business Services will represent and warrant to the Seller in each receivables purchase agreement, and the Seller will represent and warrant to the related trust in each sale and servicing agreement, that each related receivable complies as of the related Closing Date in all material respects with all requirements of law. If an obligor has a claim against the trust for violation of any law and that claim materially and adversely affects the trust’s interest in a receivable, and that violation is not cured, CarMax Business Services would be required to repurchase the receivable from the Seller and the Seller would be required to repurchase the receivable from the trust.

Other Matters

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Bankruptcy Code and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the Bankruptcy Code, a court may prevent a creditor from repossessing a motor vehicle and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under the related contract or change the rate of interest and time of repayment of the indebtedness.

Under the terms of the Servicemembers Civil Relief Act, an obligor who enters the military service after the origination of that obligor’s receivable (including an obligor who is a member of the National Guard or is in reserve status at the time of the origination of the obligor’s receivable and is later called to active duty) is entitled to have the interest rate reduced and capped at 6% per annum for the duration of the military service, may be entitled to a stay of proceedings on foreclosures and similar actions and may have the maturity of the loan extended or the payments lowered and the payment schedule adjusted. In addition, pursuant to the laws of various states, under certain circumstances residents thereof called into active duty with the National Guard or the reserves can apply to a court to delay payments on retail installment contracts or installment loans such as the receivables. Application of any of the foregoing acts or other similar acts under state law would adversely affect, for an indeterminate period of time, the ability of the Servicer to foreclose on an affected receivable during the obligor’s period of active duty status. Thus, if that receivable goes into default, there may be delays and losses occasioned by the inability to exercise the related trust’s rights with respect to the receivable and the related Financed Vehicle in a timely fashion.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of material United States federal income tax consequences of the purchase, ownership and disposition of notes to investors who purchase the notes in the initial distribution and who hold the notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code. The summary does not purport to deal with all federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of noteholders that are insurance companies, financial institutions, regulated investment companies, dealers in securities or currencies, tax-exempt entities, holders that hold the notes as part of a hedge, straddle, “synthetic security” or other integrated transaction for United States federal income tax purposes and holders whose functional currency is not the United States dollar.

The following summary is based upon current provisions of the Internal Revenue Code, the Treasury regulations promulgated thereunder and judicial or administrative authority, all of which are subject to change, which change may be retroactive. Each trust will be provided with an opinion of McGuireWoods LLP, as federal tax counsel to the Seller, regarding certain federal income tax matters discussed below. A legal opinion, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the trust, the notes and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each trust and the notes and related terms, parties and documents applicable to the trust. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes. As a result, the IRS may disagree with all or a part of the discussion below. We suggest that prospective investors consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes.

Unless otherwise specified, the following summary relates only to holders of the notes that are United States Persons. If a partnership (including for this purpose any entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of notes, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A holder of the notes that is a partnership and partners in such partnership should consult their tax advisors about the United States federal income tax consequences of holding and disposing of the notes.

McGuireWoods LLP, as federal tax counsel to the Seller, is of the opinion that, assuming compliance with all of the provisions of the applicable agreements, for federal income tax purposes:

•	the notes will be characterized as debt unless otherwise stated in the prospectus supplement; and

•	the trust will not be characterized as an association, or a publicly traded partnership, taxable as a corporation.

Each opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the IRS or any third party.

For more information about the tax treatment of the notes, see “—Tax Consequences to Holders of the Notes—Treatment of the Notes as Indebtedness” and “—Possible Alternative Treatments of the Notes”.

Tax Characterization of the Trust

The opinion of McGuireWoods LLP that the trust will not be characterized as an association, or a publicly traded partnership, taxable as a corporation for federal income tax purposes will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel’s conclusions that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

Because the trust will not be taxable as a corporation, it will necessarily be taxed as a partnership, a “grantor” trust or a disregarded entity. Unless the notes are not treated as debt for federal income tax purposes, the differences among these three entities should not affect the noteholders for federal income tax purposes. If, contrary to the opinion of McGuireWoods LLP and the expectation of CarMax Business Services, the notes were treated as equity in the trust, the classification of the trust as a partnership or a grantor trust could have adverse tax consequences to noteholders.

If a trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust’s taxable income would include all its income on the receivables and may possibly be reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes.

Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness.    The noteholders will agree by their purchase of notes to treat the notes as debt for federal income tax purposes. In the opinion of McGuireWoods LLP, except as otherwise provided in the related prospectus supplement, the notes will be classified as debt for federal income tax purposes. The discussion below assumes that this characterization is correct.

Original Issue Discount, etc.    The discussion below assumes that all payments on the notes are denominated in United States dollars, that principal and interest is payable on the notes and that the notes are not indexed securities or entitled to principal or interest payments with disproportionate, nominal or no payments. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under the Treasury regulations relating to original issue discount (or, the original issue discount regulations), and that any original issue discount on the notes, i.e., any excess of the principal amount of the notes over their issue price, does not exceed a de minimis amount, i.e.,  1/4% of their principal amount multiplied by their weighted average maturities included in their term, all within the meaning of the original issue discount regulations. If these conditions are not satisfied with respect to the notes, additional tax considerations with respect to the notes will be provided in the related prospectus supplement.

Interest Income on the Notes.    Based on the foregoing assumptions, except as discussed in the following paragraph, the notes will not be considered to have been issued with original issue discount. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder’s method of tax accounting. Under the original issue discount regulations, a holder of a note issued with a de minimis amount of original issue discount must include any original issue discount in income, on a pro rata basis, as principal payments are made on the note.

A holder of a note having a fixed maturity of one year or less, known as a “Short-Term Note”, may be subject to special rules. An accrual basis holder of a Short-Term Note, and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Internal Revenue Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note. However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Internal Revenue Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

Sale or Other Disposition.    If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder’s cost for the note, increased by any market discount and original issue discount previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Any capital gain recognized upon a sale, exchange or other disposition of a note will be long-term capital gain if the seller’s holding period is more than one year and will be short-term capital gain if the seller’s holding period is one year or less. The deductibility of capital losses is subject to certain limitations. We suggest that prospective investors consult with their own tax advisors concerning the United States federal tax consequences of the sale, exchange or other disposition of a note.

Foreign Holders.    Interest payments made, or accrued, to a noteholder who is a Foreign Person that is an individual or corporation for federal income tax purposes generally will be considered “portfolio interest”, and generally will not be subject to United States federal income tax and withholding if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person:

•

is not actually or constructively a “10 percent shareholder” of the trust or the Seller (including a holder of 10% of the certificates), a “controlled foreign corporation” with respect to which the trust or the Seller is a “related person” within the meaning of the Internal Revenue Code or a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•

provides the indenture trustee or other person who is otherwise required to withhold United States tax with respect to the notes with an appropriate statement, on IRS Form W-8BEN or a similar form, signed under penalty of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing the Foreign Person’s name and address.

In the case of a Foreign Person that is an individual or a corporation (or an entity treated as such for federal income tax purposes), if a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a copy of the IRS Form W-8BEN or substitute form provided by the Foreign Person that owns the note. If such interest is not portfolio interest, then it will be subject to withholding tax unless the Foreign Person provides a properly executed IRS Form W-8BEN claiming an exemption from or reduction in withholding under the benefit of a tax treaty or an IRS Form W-8ECI stating that interest paid is not subject to withholding tax because it is effectively connected with the Foreign Person’s conduct of a trade or business in the United States. If the interest is effectively connected income, the Foreign Person, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on that interest at graduated rates. A Foreign Person other than an individual or corporation (or an entity treated as such for federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements. In particular, in case of notes held by a foreign partnership or foreign trust, the partners or beneficiaries, as the case may be, may be required to provide certain additional information.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and, in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year and does not otherwise have a “tax home” within the United States.

Backup Withholding.    Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalty of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust will be required to backup withhold a certain portion of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

Recently Enacted Federal Tax Legislation. On March 18, 2010, President Obama signed into law the “Hiring Incentives to Restore Employment (HIRE) Act.” The HIRE Act includes a revised version of a bill introduced in late October 2009 in both the House of Representatives and the Senate, the “Foreign Account Tax Compliance Act of 2009” or “FATCA Bill.”

Under the FATCA provisions, foreign financial institutions (which include hedge funds, private equity funds, mutual funds, securitization vehicles and any other investment vehicles regardless of their size) must comply with new information reporting rules with respect to their U.S. account holders and investors or confront a new withholding tax on U.S. source payments made to them. A foreign financial institution or other foreign entity that does not comply with the FATCA reporting requirements will be subject to a new 30% withholding tax with respect to any “withholdable payments” made after December 31, 2012, other than such payments that are made on “obligations” that were outstanding on March 18, 2012. For this purpose, withholdable payments are U.S. source payments otherwise subject to nonresident withholding tax and also include the entire gross proceeds from the sale of any equity or debt instruments of U.S. issuers. The new FATCA withholding tax will apply regardless of whether the payment would otherwise be exempt from U.S. nonresident withholding tax (e.g., under the portfolio interest exemption or as capital gain). Treasury is authorized to provide rules for implementing the FATCA withholding regime with the existing nonresident withholding tax rules. The FATCA provisions also impose new information reporting requirements and increase related penalties for United States Persons.

FATCA withholding will not apply to withholdable payments made directly to foreign governments, international organizations, foreign central banks of issue and individuals, and Treasury is authorized to provide additional exceptions.

As noted above, the new FATCA withholding and information reporting requirements generally will apply to withholdable payments made after December 31, 2012. We suggest that prospective investors consult with their own tax advisors regarding these new provisions.

In addition, on March 30, 2010, President Obama signed into law the Health Care and Education Reconciliation Act of 2010. This act will require certain individuals, estates and trusts to pay a 3.8% Medicare surtax on “net investment income” including, among other things, interest and proceeds of sale in respect of securities like the notes, subject to certain exceptions. This surtax will apply for taxable years beginning after

December 31, 2012. Prospective investors should consult with their own tax advisors regarding the effect, if any, of the Health Care and Education Reconciliation Act of 2010 on their ownership and disposition of the notes.

Possible Alternative Treatments of the Notes.    If, contrary to the opinion of McGuireWoods LLP, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences, and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of McGuireWoods LLP, the trust would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Treatment of the notes as equity interests in such a partnership could result in adverse tax consequences to certain holders. For example, income to certain tax-exempt entities, including pension funds, would be “unrelated business taxable income”, income to foreign holders generally would be subject to United States tax and United States tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses.

CERTAIN STATE TAX CONSEQUENCES

The activities of servicing and collecting the receivables will be undertaken by the Servicer. Because of the variation in each state’s tax laws based in whole or in part upon income, it is impossible to predict tax consequences to holders of notes in all of the state taxing jurisdictions in which they are already subject to tax. We suggest that noteholders consult their own tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of notes.

The federal and state tax discussions set forth above are included for information only and may not be applicable depending upon a noteholder’s particular tax situation. We suggest that prospective purchasers consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

GLOBAL CLEARANCE, SETTLEMENT AND

TAX DOCUMENTATION PROCEDURES

The globally-offered notes to be issued from time to time will initially be available only in book-entry form. Investors in the globally-offered notes may hold those notes through any of DTC, Clearstream or Euroclear. The globally-offered notes will be tradeable as home market instruments in both the European and United States domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding globally-offered notes through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice.

Secondary market trading between investors holding globally-offered notes through DTC will be conducted in accordance with the rules and procedures applicable to United States corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and organizations participating in DTC that hold offered notes will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in such capacity, and as DTC participants.

See “Certain Information Regarding the Notes—Book-Entry Registration” for further information.

A beneficial owner of globally-offered notes holding notes through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by United States Persons (or, in the case of a Non-United States Person holding the notes through a partnership, such other rate as is applicable), unless each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and that beneficial owner takes steps to obtain one of the following exemptions or reduced tax rate:

Exemption For Non-United States Persons.    Non-United States Persons that are beneficial owners of the notes and are individuals or entities treated as corporations for federal income tax purposes can generally obtain a complete exemption from the withholding tax by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). A Non-United States Person not described in the foregoing sentence that beneficially owns a note may be subject to more complex rules.

Exemption For Non-United States Persons With Effectively Connected Income.    Non-United States Persons, including non-United States corporations or banks with a United States branch, that are beneficial owners of the notes and for which the related interest income is effectively connected with the conduct of a trade or business in the United States can obtain a complete exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholdings on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or Reduced Rate For Non-United States Persons Resident in Treaty Countries.    Non-United States Persons that for federal income tax purposes are individuals or entities treated as corporations that beneficially own the notes and reside in a country that has a tax treaty with the United States may be able to obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). A Non-United States Person not described in the foregoing sentence that beneficially owns a note may be subject to more complex rules.

Exemption For United States Persons.    United States Persons that are beneficial owners of the notes can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

United States Federal Income Tax Reporting Procedure.    The beneficial owner of a globally-offered note files by submitting the appropriate form to the person through whom he holds, which person would be the clearing agency in the case of persons holding directly on the books of the clearing agency. Form W-8ECI and Form W-8BEN are effective from the date the form is signed through the end of the third succeeding calendar year. If the information on either Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of such change. Form W-8BEN and Form W-8ECI may be filed by the beneficial owner of a note or its agent.

This summary does not deal with all aspects of United States federal income tax withholding that may be relevant to foreign holders of the globally-offered notes. We suggest that you read “Material Federal Income Tax Consequences” for further information and consult your own tax advisors with respect to the tax consequences of holding or disposing of the globally-offered notes.

ERISA CONSIDERATIONS

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a pension, profit sharing or other employee benefit or other plan (such as an individual retirement account and certain types of Keogh plans) that is subject to Title I of ERISA or to Section 4975 of the Internal Revenue Code from engaging in certain transactions involving plan assets with persons that are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to the Plan. Certain governmental plans, although not subject to ERISA or the Internal Revenue Code, are subject to Similar Law that imposes similar requirements. A violation of these “prohibited transaction” rules may generate excise tax and other liabilities under ERISA and the Internal Revenue Code or under Similar Law for these persons.

Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the notes—for example:

•	Prohibited Transaction Class Exemption 96-23, which exempts certain transactions effected by an “in-house asset manager”;

•	Prohibited Transaction Class Exemption 95-60, which exempts certain transactions between insurance company general accounts and parties in interest;

•	Prohibited Transaction Class Exemption 91-38, which exempts certain transactions between bank collective investment funds and parties in interest;

•	Prohibited Transaction Class Exemption 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest;

•	Prohibited Transaction Class Exemption 84-14, which exempts certain transactions effected by a “qualified professional asset manager”;

•

Prohibited Transaction Class Exemption 2000-58, as subsequently amended by Prohibited Transaction Class Exemption 2002-41, which exempts certain transactions involving issuers of asset backed securities which are either debt or equity investments; or

•	the service provider exemption provided by Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code.

There can be no assurance that any of these exemptions will apply with respect to any Plan’s investment in the notes, or that an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment. Furthermore, these exemptions may not apply to transactions involved in the operation of a trust if, as described below, the assets of the trust are considered to include plan assets.

ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan. Plan fiduciaries must determine whether the acquisition and holding of notes and the operations of the trust would result in prohibited transactions if Plans that purchase the notes were deemed to own an interest in the underlying assets of the trust under the rules discussed below. There may also be an improper delegation of the responsibility to manage plan assets if Plans that purchase the notes are deemed to own an interest in the underlying assets of the trust.

Pursuant to the Plan Assets Regulation, in general when a Plan acquires an equity interest in an entity such as the trust and the interest does not represent a “publicly offered security” or a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an “operating company” or that equity participation in the entity by Benefit Plan Investors is not “significant”. In general, an “equity interest” is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. A “publicly-offered security” is a security that is:

•	freely transferable;

•	part of a class of securities that is owned at the close of the initial offering by 100 or more investors independent of the issuer and of each other; and

•

either part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or sold to the Plan as part of an offering pursuant to an effective registration statement under the Securities Act, and the class of securities is registered under the Exchange Act within 120 days after the end of the issuer’s fiscal year in which the offering occurred.

Equity participation by Benefit Plan Investors in an entity is significant if immediately after the most recent acquisition of an equity interest in the entity, 25% or more of the value of any class of equity interest in the entity is held by Benefit Plan Investors. In calculating this percentage, the value of any equity interest held by a person, other than a Benefit Plan Investor, who has discretionary authority or provides investment advice for a fee with respect to the assets of the entity, or by an affiliate of any such person, is disregarded. The likely treatment in this context of notes of a trust will be discussed in the related prospectus supplement.

Unless otherwise specified in the related prospectus supplement, the notes may be purchased by or with assets of a Plan. A fiduciary of a Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code. Moreover, any person considering an investment in the notes on behalf of or with assets of a Plan should consult with counsel if the Seller, the Servicer, an underwriter, the indenture trustee, the owner trustee, a provider of credit support or any of their affiliates:

•	has investment or administrative discretion with respect to the Plan’s assets;

•	has authority or responsibility to give, or regularly gives, investment advice with respect to the Plan’s assets for a fee and pursuant to an agreement or understanding that the advice:

•	will serve as a primary basis for investment decisions with respect to the Plan’s assets; and

•	will be based on the particular investment needs for the Plan; or

•	is an employer maintaining or contributing to the Plan.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements but may be subject to a Similar Law. A governmental or church plan which is qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code. A fiduciary of a governmental or church plan considering a purchase of notes should consult its legal advisors to confirm that the acquisition and holding of notes will not result in a non-exempt violation of any applicable Similar Law.

A fiduciary of a Plan considering the purchase of notes of a given series should consult its tax and/or legal advisors regarding whether the assets of the related trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

Special Considerations Applicable to Insurance Company General Accounts

The Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Internal Revenue Code. Under Section 401(c), the Department of Labor published general account regulations providing guidance on which assets held by the insurer constitute “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code. The general account regulations do not exempt from treatment as “plan assets” assets in an insurance company’s general account that support insurance policies issued to Plans after December 31, 1998. The plan asset status of insurance company separate accounts is unaffected by Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Plan invested in a separate account. Plan investors considering the purchase of notes on behalf of an insurance company general account should consult their legal advisors regarding the effect of the general account regulations on the purchase. The general account regulations should not, however, adversely affect the applicability of Prohibited Transaction Class Exemption 95-60.

PLAN OF DISTRIBUTION

The notes of each series that are offered by this prospectus and the related prospectus supplement will be offered through one or more of the following methods. The related prospectus supplement will provide specified details as to the method of distribution for the offering.

Sales Through Underwriters

If specified in the related prospectus supplement, on the terms and conditions set forth in an underwriting agreement with respect to the notes of a given series, the Seller will agree to sell, or cause the related trust to sell, to the underwriters named in the related prospectus supplement the notes of the trust specified in the underwriting agreement. Each of the underwriters will severally agree to purchase the principal amount of each class of notes of the related trust set forth in the related prospectus supplement and the underwriting agreement.

Each prospectus supplement will either:

•

set forth the price at which each class of notes being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of the notes; or

•	specify that the related notes are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of the sale.

After the initial public offering of the notes, the public offering prices and the concessions may be changed.

Each underwriting agreement will provide that each of CarMax Business Services and the Seller will jointly and severally indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

Each trust may, from time to time, invest the funds in its trust accounts in investments acquired from such underwriters or from the Seller.

Under each underwriting agreement with respect to a given trust, the closing of the sale of any class of notes subject to the underwriting agreement will be conditioned on the closing of the sale of all other classes of securities of that trust, some of which may not be registered or may not be publicly offered.

The place and time of delivery for the notes in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

The underwriters may make a market in the notes, but they are not obligated to do so. In addition, any market-making may be discontinued at any time at their sole discretion.

Underwriting

Until the distribution of the notes of a series being offered pursuant to this prospectus and the related prospectus supplement is completed, rules of the SEC may limit the ability of the related underwriters and certain selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the prices of the notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the prices of the notes.

The underwriters may make short sales in the notes being sold in connection with an offering (i.e., they sell more notes than they are required to purchase in the offering). This type of short sale is commonly referred to as a “naked” short sale because the related underwriters do not have an option to purchase these additional notes in the offering. The underwriters must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the related underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. Similar to other purchase transactions, the underwriters’ purchases to cover syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes.

The underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the underwriters purchase notes in the open market to reduce the underwriters’ short position or to stabilize the price of such notes, they may reclaim the amount of the selling concession from any underwriter or selling group member who sold those notes as part of the offering.

In general, purchases of a note for the purpose of stabilization or to reduce a short position could cause the price of the note to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a note to the extent that it were to discourage resales of the note.

Neither the Seller nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither the Seller nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Other Placements of Notes

To the extent set forth in the related prospectus supplement, notes of a given series may be offered by placements with institutional investors through dealers or by direct placements with institutional investors.

The prospectus supplement with respect to any notes offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the Seller and purchasers of notes.

Purchasers of notes, including dealers, may, depending upon the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of notes. Noteholders should consult with their legal advisors in this regard prior to any reoffer or sale.

LEGAL OPINIONS

Certain legal matters relating to the notes of any series, including certain federal income tax matters, have been passed upon for the Seller by McGuireWoods LLP, Richmond, Virginia. Certain legal matters relating to each trust that is a Delaware statutory trust have been passed upon for the Seller by Richards, Layton & Finger, P.A., Wilmington, Delaware. Sidley Austin LLP, San Francisco, California will act as counsel for the underwriters of each series.

GLOSSARY OF TERMS

Set forth below is a list of the defined terms used in this prospectus, which, except as otherwise noted in a prospectus supplement, are also used in the prospectus supplement.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Benefit Plan Investor” means any:

•	“employee benefit plan” (as defined in Section 3(3) of ERISA) subject to the fiduciary requirements of ERISA;

•	“plan” described in Section 4975(e)(1) of the Internal Revenue Code, including individual retirement accounts and Keogh plans; or

•	entity whose underlying assets include plan assets by reason of a plan’s investment in such entity or otherwise, including without limitation, an insurance company general account.

“Business Day” means a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the State of New York, the State of Delaware, the State of Minnesota and the Commonwealth of Virginia are authorized by law, regulation or executive order to be closed.

“CarMax” means the direct and indirect operating subsidiaries of CarMax, Inc. and their successors.

“CarMax Auto” means CarMax Auto Superstores, Inc., a Virginia corporation and a wholly-owned subsidiary of CarMax, Inc., and its successors.

“CarMax Auto Finance” means the financing unit of CarMax Business Services (formerly the financing unit of CarMax Auto).

“CarMax Business Services” means CarMax Business Services, LLC, a Delaware limited liability company and a wholly-owned indirect subsidiary of CarMax, Inc., and its successors.

“CarMax Funding” means CarMax Auto Funding LLC, a Delaware limited liability company of which CarMax Business Services is the sole member, and its successors.

“CarMax, Inc.” means CarMax, Inc., a Virginia corporation, and its successors.

“Clearstream” means Clearstream Banking, a société anonyme and a professional depository under the laws of Luxembourg.

“Closing Date” means, with respect to any trust, the closing date specified in the related prospectus supplement.

“Collection Period” means, with respect to the notes of each trust, the period specified in the related prospectus supplement.

“Controlling Class” means, with respect to any trust that issues notes, the senior most class of notes described in the related prospectus supplement as long as any notes of such class are outstanding and, thereafter, in order of seniority, each other class of notes, if any, described in such prospectus supplement as long as any notes of such other class are outstanding.

“Cutoff Date” means, with respect to any trust, the cutoff date specified in the related prospectus supplement.

“Defaulted Receivable” means a receivable as to which:

•	any payment, or any part of any payment, due under such receivable has become 120 days or more delinquent (whether or not the Servicer has repossessed the related Financed Vehicle);

•	the Servicer has repossessed and sold the related Financed Vehicle; or

•	the Servicer has determined in accordance with its customary practices that such receivable is uncollectible;

provided, however, that a receivable will not be classified as a Defaulted Receivable until the last day of the Collection Period during which one of the foregoing events first occurs; and, provided further, that a receivable purchased from the related trust by CarMax Business Services or the Seller will not be deemed to be a Defaulted Receivable.

“Definitive Notes” means notes issued in fully registered, certificated form to noteholders or their respective nominees, rather than to DTC or its nominee.

“Depository” means DTC and any successor depository selected by the trust.

“Distribution Date” means, with respect to any trust, the date specified in the related prospectus supplement for the payment of principal of and interest on the related notes.

“DTC” means The Depository Trust Company and any successor depository selected by the indenture trustee.

“Eligible Deposit Account” means either:

•	a segregated account with an Eligible Institution; or

•

a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

“Eligible Institution” means:

•	the corporate trust department of the indenture trustee or the owner trustee; or

•

a depository institution organized under the laws of the United States or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either a long-term unsecured debt rating acceptable to each Rating Agency or a short-term unsecured debt rating or certificate of deposit rating acceptable to each Rating Agency and (ii) whose deposits are insured by the FDIC.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Euroclear” means a professional depository operated by Euroclear Bank, S.A./N.V.

“Events of Default” means, with respect to each indenture, the events specified under “Description of the Indenture—Events of Default”.

“Events of Servicing Termination” means, with respect to each sale and servicing agreement, the events specified under “Description of the Sale and Servicing Agreement—Events of Servicing Termination”.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Financed Vehicle” means a new or used motor vehicles financed by a receivable.

“Foreign Person” means a nonresident alien, foreign corporation or other non-United States Person.

“Funding Period” means, with respect to any trust, the period specified in the related prospectus supplement during which the Seller will sell Subsequent Receivables to such trust.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“IRS” means the Internal Revenue Service.

“Note Balance” means, at any time, the aggregate principal amount of all notes Outstanding at such time.

“Outstanding” means, as of any Distribution Date, all notes authenticated and delivered under the related indenture except:

•	notes canceled by the note registrar or delivered to the note registrar for cancellation;

•

notes or portions of notes the payment for which money in the necessary amount has been deposited with the indenture trustee or any paying agent in trust for the holders of notes; provided, however, that if the notes are to be redeemed, notice of such redemption must have been given pursuant to the indenture or provision for such notice must have been made in a manner satisfactory to the indenture trustee; and

•

notes in exchange for or in lieu of which other notes have been authenticated and delivered pursuant to the indenture unless proof satisfactory to the indenture trustee is presented that any such notes are held by a protected purchaser.

“Permitted Investments” means:

•	direct obligations of, and obligations fully guaranteed as to timely payment by, the United States or its agencies;

•	demand deposits, time deposits, certificates of deposit or bankers’ acceptances of certain depository institutions or trust companies having the highest rating from each Rating Agency;

•	commercial paper having, at the time of such investment, the highest rating from each Rating Agency;

•	investments in money market funds having the highest rating from each Rating Agency;

•

repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States or its agencies, in either case entered into with a depository institution or trust company having the highest rating from each Rating Agency; and

•	any other investment acceptable to each Rating Agency.

Permitted Investments are generally limited to obligations or securities that mature on or before the Business Day preceding the Distribution Date in the Collection Period following the Collection Period in which the investment is made.

“Plan” means an employee benefit or other plan or arrangement (such as an individual retirement account or Keogh plan) that is subject to Title I of ERISA or Section 4975 of the Internal Revenue Code.

“Plan Assets Regulation” means a regulation, 29 C.F.R. Section 2510.3-101, issued by the Department of Labor.

“Purchase Amount” means, with respect to any receivable to be purchased by the Seller or the Servicer on any Distribution Date, an amount equal the unpaid principal balance of such receivable plus the amount of accrued but unpaid interest on such receivable at the related contract rate to but excluding such Distribution Date.

“Rating Agency” means, with respect to any trust, a nationally recognized rating agency hired by CarMax Business Services or the Seller to provide a rating on the notes issued by such trust.

“Record Date” means, with respect to any Distribution Date, the Business Day immediately preceding such Distribution Date or, if Definitive Notes are issued, the last day of the preceding calendar month.

“SEC” means the Securities and Exchange Commission and its successors.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” means CarMax Funding.

“Servicer” means CarMax Business Services, acting in its capacity as servicer of the receivables under the related sale and servicing agreement.

“Short-Term Note” means a note that has a fixed maturity date of not more than one year from the issue date of such note.

“Similar Law” means federal, state or local laws that impose requirements similar to Title I of ERISA or Section 4975 of the Internal Revenue Code.

“Simple Interest Advance” means an amount equal to the amount of interest that would have been due on a Simple Interest Receivable at its contract rate of interest for the related Collection Period, assuming that such Simple Interest Receivable is paid on its due date, minus the amount of interest actually received on such Simple Interest Receivable during the related Collection Period.

“Simple Interest Receivable” means a receivable that provides for the amortization of the amount financed under such receivable over a series of fixed level payment monthly installments.

“Subsequent Receivables” means, with respect to any trust, additional receivables sold by the Seller to such trust during the related Funding Period.

“Subsequent Transfer Date” means, with respect to any trust, each date specified as a transfer date in the related prospectus supplement on which Subsequent Receivables will be sold by the Seller to such trust.

“UCC” means the Uniform Commercial Code in effect in the applicable jurisdiction.

“United States Person” generally means a person that is for United States federal income tax purposes a citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate whose income is subject to the United States federal income tax regardless of its source or a trust if:

•

a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust; or

•	the trust has a valid election in effect under applicable Treasury regulations to be treated as a United States Person.

CarMax Auto Owner Trust 2011-1

CarMax Business Services, LLC

Sponsor and Servicer

CarMax Auto Funding LLC

Depositor

$128,000,000	0.33394%	Class A-1 Asset Backed Notes
$147,000,000	0.72%	Class A-2 Asset Backed Notes
$225,000,000	1.29%	Class A-3 Asset Backed Notes
$110,050,000	2.16%	Class A-4 Asset Backed Notes
$15,900,000	2.63%	Class B Asset Backed Notes
$15,900,000	2.83%	Class C Asset Backed Notes
$8,150,000	3.62%	Class D Asset Backed Notes

PROSPECTUS SUPPLEMENT

You should rely only on the information contained or incorporated by reference in this prospectus supplement. CarMax Auto Funding LLC has not authorized anyone to provide you with additional or different information. CarMax Auto Funding LLC is not offering the offered notes in any state in which the offer is not permitted.

Dealers will deliver a prospectus when acting as underwriters of the offered notes and with respect to their unsold allotments or subscriptions. If requested, all dealers selling the offered notes will deliver a prospectus until 90 days after the date of this prospectus supplement.

Joint Bookrunners of the Class A, B, C and D Notes

BofA Merrill Lynch	J.P. Morgan

Co-Managers of the Class A Notes

Barclays Capital	RBC Capital Markets	Wells Fargo Securities

March 9, 2011